Filed pursuant to Rule 424b2
File No. 333-269714
PROSPECTUS SUPPLEMENT
(To Prospectus dated February 10, 2023)
Prospect Capital Corporation
Maximum of 72,000,000 Shares
Up to $1,800,000,000 Aggregate Liquidation Preference

5.50% Series A1 Preferred Stock (the “Series A1 Shares”)
6.50% Series A3 Preferred Stock (the “Series A3 Shares,” and together with the Series A1 Shares, the “A Shares”)
5.50% Series M1 Preferred Stock (the “Series M1 Shares “)
5.50% Series M2 Preferred Stock (the “Series M2 Shares”)
6.50% Series M3 Preferred Stock (the “Series M3 Shares”, and together with the
Series M1 Shares and Series M2 Shares, the “M Shares”)
This is an offering by Prospect Capital Corporation of up to 72,000,000 shares, par value $0.001 per share of preferred stock, with a $1,800,000,000 aggregate liquidation preference (the “Preferred Stock”). The Preferred Stock will be issued in multiple series, including the 5.50% Series A1 Preferred Stock (the “Series A1 Shares”), the 6.50% Series A3 Preferred Stock (the "Series A3 Shares," and together with the Series A1 Shares, the "A Shares"), the 5.50% Series M1 Preferred Stock (the “Series M1 Shares”), the 5.50% Series M2 Preferred Stock (the “Series M2 Shares”) and the 6.50% Series M3 Preferred Stock (the "Series M3 Shares", and together with the Series M1 Shares and the Series M2 Shares, the “M Shares”). We are offering the A Shares and the M Shares by this prospectus supplement. If, in the future, we offer any additional series of Preferred Stock, the dividend rate, fees and expenses of such future series may vary from those of the Preferred Stock offered by this prospectus supplement and such future series will be offered under a revised or a separate prospectus supplement. With respect to any conversion of the Preferred Stock, we may elect, at our sole discretion and subject to the restrictions and limitations described herein, to pay any portion (or no portion) of the amount owed in cash and settle the remaining portion in shares of our common stock, as described below. This prospectus supplement and the related prospectus also cover the shares of common stock into which the Preferred Stock may be converted.

Holder Optional Conversion. At any time prior to the listing of the Preferred Stock on a national securities exchange, shares of the Preferred Stock will be convertible, at the option of the holder of the Preferred Stock (the “Holder Optional Conversion”). We will settle any Holder Optional Conversion by paying or delivering, as the case may be, (A) any portion of the Settlement Amount (as defined below) that we elect to pay in cash and (B) a number of shares of our common stock at a conversion rate equal to (1) (a) the Settlement Amount, minus (b) any portion of the Settlement Amount that we elect to pay in cash, divided by (2) the arithmetic average of the daily volume weighted average price of shares of our common stock over each of the five consecutive trading days ending on the Holder Conversion Exercise Date (as defined herein) (such arithmetic average, the “5-day VWAP”). For the A Shares, “Settlement Amount” means (A) $25.00 per share (the “Stated Value”), plus (B) unpaid dividends accrued to, but not including, the Holder Conversion Exercise Date, minus (C) the A Share Holder Optional Conversion Fee applicable on the respective Holder Conversion Deadline. For the M Shares, “Settlement Amount” means (A) the Stated Value, plus (B) unpaid dividends accrued to, but not including, the Holder Conversion Exercise Date, but if a holder of M Shares exercises a Holder Optional Conversion within the first twelve months of issuance of such M Shares, the Settlement Amount payable to such holder will be reduced by the aggregate amount of all dividends, whether paid or accrued, on such M Shares in the three full months prior to the Holder Conversion Exercise Date. Subject to certain limited exceptions, we will not pay any portion of the Settlement Amount in cash (other than cash in lieu of fractional shares of our common stock) until the five year anniversary of the date on which a share of Preferred Stock has been issued. Beginning on the five year anniversary of the date on which a share of Preferred Stock is issued, we may elect to settle all or a portion of any Holder Optional Conversion in cash without limitation or restriction. The right of holders to convert a share of Preferred Stock will terminate upon the listing of such share on a national securities exchange.
Issuer Optional Redemption. Subject to certain limited exceptions allowing earlier redemption, beginning on the earlier of the five year anniversary of the date on which a share of Preferred Stock has been issued, or, for listed shares of Preferred Stock, five years from the earliest date on which any series that has been listed was first issued (the earlier of such dates, the “Redemption Eligibility Date”), such share of Preferred Stock may be redeemed at any time or from time to time at our option (the “Issuer Optional Redemption”) upon not less than 10 calendar days nor more than 90 calendar days written notice to the holder prior to the date fixed for redemption thereof, at a redemption price of 100% of the Stated Value of the shares of Preferred Stock to be redeemed plus unpaid dividends accrued to, but not including, the date fixed for redemption.
Issuer Optional Conversion. Subject to certain limitations, each share of Preferred Stock will be convertible at our option, upon not less than 30 calendar days nor more than 90 calendar days written notice to the holder (the “Issuer Optional Conversion”) prior to the date fixed for conversion thereof. We will settle any Issuer Optional Conversion by paying or delivering, as the case may be, (A) any portion of the IOC Settlement Amount (as defined below) that we elect to pay in cash and (B) a number of shares of our common stock at a conversion rate equal to (1) (a) the IOC Settlement Amount, minus (b) any portion of the IOC Settlement Amount that we elect to pay in cash, divided by (2) the 5-day VWAP. For both the A Shares and the M Shares, “IOC Settlement Amount” means (A) the Stated Value, plus (B) unpaid dividends accrued to, but not including, the date fixed for conversion. We will not exercise an Issuer Optional Conversion with respect to a share of Preferred Stock until after the second anniversary of its issuance, except as described in this prospectus supplement. In connection with an Issuer Optional Conversion, we will use commercially reasonable efforts to obtain or maintain any stockholder approval that may be required under the Investment Company Act of 1940 (the “1940 Act”) to permit us to sell our common stock below net asset value. If we do not have or have not obtained any required stockholder approval under the 1940 Act to sell our common stock below net asset value and the 5-day VWAP is at a discount to our net asset value per share of common stock, we will settle any conversions in connection with an Issuer Optional Conversion by paying or delivering, as the case may be, (A) any portion of the IOC Settlement Amount that we elect to pay in cash and (B) a number of shares of our common stock at a conversion rate equal to (1) (a) the IOC Settlement Amount, minus (b) any portion of the IOC Settlement Amount that we elect to pay in cash, divided by (2) the net asset value (“NAV”) per share of common stock at the close of business on the business day immediately preceding the date of conversion. We will not pay any portion of the IOC Settlement Amount from an Issuer Optional Conversion in cash (other than cash in lieu of fractional shares of our common stock) until the Redemption Eligibility Date. Beginning on the Redemption Eligibility Date, we may elect to settle any Issuer Optional Conversion in cash without limitation or restriction. In the event that we exercise an Issuer Optional Conversion with respect to any shares of Preferred Stock, the holder of such Preferred Stock may instead elect a Holder Optional Conversion with respect to such Preferred Stock provided that the date of conversion for such Holder Optional Conversion would occur prior to the date of conversion for an Issuer Optional Conversion.
Our common stock is listed on The Nasdaq Global Select Market under the symbol “PSEC.” The last reported sale price of our common stock on February 8, 2023 was $7.38 per share.
We may in the future apply for listing of one or more series of the Preferred Stock on a national securities exchange.

We are also offering shares of our preferred stock in a separate offering. See “Incorporation by Reference”.
Investing in the Preferred Stock involves certain risks, including those described in the “Risk Factors” section beginning on page S-17 of this prospectus supplement and page 12 of the accompanying prospectus.

	Per Preferred Stock	Maximum Offering
Public offering price	$25.00	$1,800,000,000
Selling commission - A Shares(1)(2)(3)	$1.75	$126,000,000
Selling commission - M Shares(1)(2)	$0.00	$0.00
Dealer manager fee(1)(2)(3)	$0.75	$54,000,000
Proceeds to Prospect Capital Corporation (before expenses)(3)(4)(5)	$22.50	$1,620,000,000
(1) With respect to the A Shares, we will pay a selling commission of up to 7% of the Stated Value and a dealer manager fee equal to 3% of the Stated Value. The M Shares will not have a selling commission and will have a dealer manager fee equal to 3% of the Stated Value. The selling commission and the dealer manager fee are payable by us to our dealer manager. Reductions in selling commissions on sales of A Shares will be reflected in reduced public offering prices as described in the “Plan of Distribution” section of this prospectus supplement and the net proceeds to us will not be impacted by such reductions; therefore, we will bear a reduction in net proceeds to us up to 7% of the Stated Value on all A Shares although the selling commission paid by us to our dealer manager may represent less than 7% of the Stated Value. We or our affiliates also may provide permissible forms of non-cash compensation to registered representatives of our dealer manager and the participating broker-dealers. The value of such items will be considered underwriting compensation in connection with this offering, and the corresponding payments of our dealer manager fee will be reduced by the aggregate value of such items. The combined selling commission, dealer manager fee and cash and non-cash underwriting compensation for this offering will not exceed 10% of the aggregate gross proceeds of this offering, which is referred to as FINRA's 10% cap. See “Plan of Distribution”.
(2) We expect our dealer manager to authorize third-party broker-dealers that are members of FINRA, which we refer to as participating broker-dealers, to sell our Preferred Stock. Our dealer manager may reallow all or a portion of its selling commission attributable to a participating broker- dealer.
(3) Assumes all shares sold were subject to maximum selling commission and dealer manager fee applicable to A Shares.
(4) The selling commission and dealer manager fee, when combined with organization and offering expenses (including due diligence expenses and fees for establishing servicing arrangements for new stockholder accounts), are not currently expected to exceed 11.5% of the gross offering proceeds. Our Board of Directors may, in its discretion, authorize the Company to incur underwriting and other offering expenses in excess of 11.5% of the gross offering proceeds. In no event will the combined selling commission, dealer manager fee and offering expenses exceed FINRA's limit on underwriting and other offering expenses.
(5) For illustrative purposes only. Assuming all shares sold were subject to maximum selling commission and dealer manager fee applicable to A Shares, when combined with organization and offering expenses, of 11.5%, net proceeds to us, after expenses, would be $1,593,000,000.
The dealer manager of this offering is Preferred Capital Securities, LLC (“PCS”). The dealer manager is not required to sell any specific number or dollar amount of the Preferred Stock, but will use its “reasonable best efforts” to sell the Preferred Stock offered. The minimum permitted purchase is generally $5,000, but purchases of less than $5,000 may be made in our sole discretion. We may terminate this offering at any time or may offer Preferred Stock pursuant to a new registration statement.

This offering is a continuation of our continuous offering of the Preferred Stock begun on August 3, 2020. As of the date of this prospectus supplement, there remain 22,294,993 shares of Preferred Stock, with an aggregate liquidation preference of $557.4 million, available for sale. We may increase the amount of Preferred Stock available for sale in our discretion and will supplement this prospectus supplement if we determine to increase the amount of Preferred Stock available for sale in the future.

Prospect Capital Corporation is a financial services company that lends to and invests in middle market, privately-held companies. Our investment objective is to generate both current income and long-term capital appreciation through debt and equity investments. We are organized as an externally-managed, non-diversified closed-end management investment company that has elected to be treated as a business development company under the 1940 Act. Prospect Capital Management L.P. manages our investments and Prospect Administration LLC provides the administrative services necessary for us to operate.

This prospectus supplement and the accompanying prospectus contain important information you should know before investing in our securities. Please read it before you invest and keep it for future reference. We file annual, quarterly and current reports, proxy statements and other information about us with the Securities and Exchange Commission, or the “SEC.” This information is available free of charge by contacting us at 10 East 40th Street, 42nd Floor, New York, NY 10016 or by telephone at (212) 448-0702. The SEC maintains a website at www.sec.gov where such information is available without charge upon written or oral request. Our internet website address is www.prospectstreet.com. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and you should not consider information contained on our website to be part of this prospectus supplement or the accompanying prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense. Obligations of Prospect Capital Corporation and any subsidiary of Prospect Capital Corporation are not guaranteed by the full faith and credit of the United States of America. Neither Prospect Capital Corporation nor any subsidiary of Prospect Capital Corporation is a government-sponsored enterprise or an instrumentality of the United States of America.

We will deliver the A Shares, the Series M1 Shares and the Series M3 Shares through the facilities of The Depository Trust Company (“DTC Settlement”) or through Direct Registration System settlement (“DRS Settlement”). We will deliver the Series M2 Shares through DRS Settlement. See the section entitled “Plan of Distribution” in this prospectus supplement for a description of these settlement methods.

Preferred Capital Securities
As Dealer Manager
Prospectus Supplement dated February 10, 2023.

INCORPORATION BY REFERENCE
This prospectus supplement is part of a registration statement that we have filed with the SEC. We are allowed to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference into this prospectus supplement the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), including any filings on or after the date of this prospectus supplement from the date of filing (excluding any information furnished, rather than filed), until we have sold all of the offered securities to which this prospectus supplement and accompanying prospectus relates or the offering is otherwise terminated. The information incorporated by reference is an important part of this prospectus supplement. Any statement in a document incorporated by reference into this prospectus supplement will be deemed to be automatically modified or superseded to the extent a statement contained in (1) this prospectus supplement or (2) any other subsequently filed document that is incorporated by reference into this prospectus supplement modifies or supersedes such statement. The documents incorporated by reference herein include:
•our Annual Report on Form 10-K for the fiscal year ended June 30, 2022 filed with the SEC on September 6, 2022, and as amended on September 12, 2022;
•our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2022 filed with the SEC on November 9, 2022, and December 31, 2022 filed with the SEC on February 8, 2023;
•our Current Reports on Form 8-K filed with the SEC on September 7, 2022, September 13, 2022, September 19, 2022, October 12, 2022 (two filings), October 14, 2022, October 17, 2022, November 14, 2022 and December 12, 2022; and
•our definitive Proxy Statement on Schedule 14A filed with the SEC on September 13, 2022.
To obtain copies of these filings, see “Available Information” in this prospectus supplement. We will also provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, a copy of any and all of the documents that have been or may be incorporated by reference in this prospectus supplement or the accompanying prospectus. You should direct requests for documents by writing to:
Preferred Shareholder Services
3284 Northside Parkway NW, Suite 150
Atlanta, GA 30327
This prospectus supplement is also available on our website at http://www.prospectstreet.com. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and should not be considered to be part of this prospectus supplement or accompanying prospectus.

S-i

FORWARD-LOOKING STATEMENTS
    Our annual report on Form 10-K for the year ended June 30, 2022, any of our quarterly reports on Form 10-Q or current reports on Form 8-K, or any other oral or written statements made in press releases or otherwise by or on behalf of Prospect Capital Corporation including this prospectus supplement, the accompanying prospectus and any related free writing prospectus may contain forward-looking statements within the meaning of Section 21E of the Exchange Act which involve substantial risks and uncertainties. Forward-looking statements predict or describe our future operations, business plans, business and investment strategies and portfolio management and the performance of our investments and our investment management business. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about our industry, our beliefs and our assumptions. Words such as “intends,” “intend,” “intended,” “goal,” “estimate,” “estimates,” “expects,” “expect,” “expected,” “project,” “projected,” “projections,” “plans,” “seeks,” “anticipates,” “anticipated,” “should,” “could,” “may,” “will,” “designed to,” “foreseeable future,” “believe,” “believes,” “continues” and “scheduled” and variations of these words and similar expressions are intended to identify forward-looking statements. Our actual results or outcomes may differ materially from those anticipated. Readers are cautioned not to place undue reliance on these forward looking statements, which speak only as of the date the statement was made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements do not meet the safe harbor for forward-looking statements pursuant to Section 27A of the Securities Act of 1933, or the “Securities Act.” These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including without limitation:
•our, or our portfolio companies’, future operating results;
•our business prospects and the prospects of our portfolio companies;
•the return or impact of current or future investments that we expect to make;
•our contractual arrangements and relationships with third parties;
•the dependence of our future success on the general economy and its impact on the industries in which we invest;
•the impact of global events outside of our control, including the consequences of the ongoing conflict between Russia and Ukraine, on our and our portfolio companies’ business and the global economy;
•uncertainty surrounding inflation and the financial stability of the United States, Europe, and China;
•the financial condition of, and ability of our current and prospective portfolio companies to, achieve their objectives;
•difficulty in obtaining financing or raising capital, especially in the current credit and equity environment, and the impact of a protracted decline in the liquidity of credit markets on our and our portfolio companies’ business;
•the level, duration and volatility of prevailing interest rates and credit spreads, magnified by the current turmoil in the credit markets;
•the phase-out and the cessation of the London Interbank Offered Rate (“LIBOR”) and the use of the Secured Overnight Financing Rate (“SOFR”) as a replacement rate on our operating results;
•adverse developments in the availability of desirable loan and investment opportunities whether they are due to competition, regulation or otherwise;
•a compression of the yield on our investments and the cost of our liabilities, as well as the level of leverage available to us;
•the impact of changes in laws or regulations governing our operations or the operations of our portfolio companies;
•our regulatory structure and tax treatment, including our ability to operate as a business development company and a regulated investment company;
•the adequacy of our cash resources and working capital;
•the timing of cash flows, if any, from the operations of our portfolio companies;
•the ability of our investment adviser to locate suitable investments for us and to monitor and administer our investments;
•the timing, form and amount of any dividend distributions;
•authoritative generally accepted accounting principles or policy changes from such standard-setting bodies as the Financial Accounting Standards Board, the Securities and Exchange Commission, Internal Revenue Service, the
S-ii

NASDAQ Global Select Market, the New York Stock Exchange LLC, and other authorities that we are subject to, as well as their counterparts in any foreign jurisdictions where we might do business; and
•any of the other risks, uncertainties and other factors identified herein or in our Annual Report on Form 10-K for the fiscal year ended June 30, 2022 and any subsequent filings we have made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are incorporated by reference into this prospectus or any prospectus supplement.
Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. Important assumptions include our ability to originate new loans and investments, ability to obtain certain margins and levels of profitability and the availability of additional capital. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this prospectus supplement, the accompanying prospectus and any related free writing prospectus should not be regarded as a representation by us that our plans and objectives will be achieved. These risks and uncertainties include those described or identified in “Risk Factors” and elsewhere in this prospectus supplement, the accompanying prospectus and any related free writing prospectus, and such risks and uncertainties could cause actual results to differ materially from those in any forward-looking statements. The Company reminds all investors that no forward-looking statement can be relied upon as an accurate or even mostly accurate forecast because humans cannot forecast the future. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus supplement, the accompanying prospectus or any related free writing prospectus, as applicable.
You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, any related free writing prospectus and the documents incorporated herein or therein. We have not, and the agent(s) or dealer(s) has not, authorized any other person to provide you with information that is different from that contained in this prospectus supplement or the accompanying prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the agents are not, making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus is accurate only as of their respective dates and we assume no obligation to update any such information. Our business, financial condition and results of operations may have changed since those dates. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that we may make directly to you or through reports that we have filed with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.
This prospectus supplement supersedes the accompanying prospectus to the extent it contains information that is different from or in addition to the information in that prospectus. You should carefully read this entire prospectus supplement, the accompanying prospectus, any free writing prospectus relating to this offering and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus before investing in the Preferred Stock.
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S-iv

Custodian, Transfer and Dividend Paying Agent and Registrar	70
Brokerage Allocation and Other Practices	71
Legal Matters	72
Independent Accounting Firms	72
Available Information	72

S-v

PROSPECTUS SUMMARY
This summary highlights some information from this prospectus supplement and the accompanying prospectus, and it may not contain all of the information that is important to you. To understand the terms of the Preferred Stock offered hereby, you should read this prospectus supplement and the accompanying prospectus carefully. Together, these documents describe the specific terms of the offering. In addition, you should read the more detailed information appearing elsewhere in this prospectus supplement, the accompanying prospectus, in any related free writing prospectus and in the documents incorporated by reference in this prospectus supplement and accompanying prospectus, as provided in “Incorporation by Reference” beginning on page S-i of this prospectus supplement and page i of the prospectus and in “Available Information” beginning on page S-67 of this prospectus supplement and on page 72 of the accompanying prospectus.
The terms “we,” “us,” “our” and “Company” refer to Prospect Capital Corporation; “Prospect Capital Management,” “Investment Adviser” and “PCM” refer to Prospect Capital Management L.P.; and “Prospect Administration” and the “Administrator” refer to Prospect Administration LLC.
The Company
Prospect Capital Corporation is a financial services company that primarily lends to and invests in middle market privately-held companies. Our investment objective is to generate both current income and long-term capital appreciation through debt and equity investments. We are a closed-end investment company incorporated in Maryland. We have elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940 (the “1940 Act”). As a BDC, we have elected to be treated as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). We are a non-diversified company within the meaning of the 1940 Act. Our headquarters are located at 10 East 40th Street, 42nd Floor, New York, NY 10016, and our telephone number is (212) 448-0702. We were organized on April 13, 2004 and were funded in an initial public offering completed on July 27, 2004. We are one of the largest BDCs with approximately $7.9 billion of total assets as of December 31, 2022.
We are externally managed by our investment adviser, Prospect Capital Management. Prospect Administration provides administrative services and facilities necessary for us to operate.
On May 15, 2007, we formed a wholly-owned subsidiary Prospect Capital Funding LLC (“PCF”), a Delaware limited liability company and a bankruptcy remote special purpose entity, which holds certain of our portfolio loan investments that are used as collateral for the revolving credit facility at PCF. PCF has been consolidated since operations commenced.
Investment Portfolio
As of December 31, 2022, we had investments in 130 portfolio companies and collateralized loan obligations (“CLOs”). The aggregate fair value as of December 31, 2022 of investments in these portfolio companies and CLOs held on that date is approximately $7.8 billion. Our portfolio across all our performing interest-bearing investments had an annualized current yield of 12.9% as of December 31, 2022, excluding equity investments and non-accrual loans. Our annualized current yield was 10.3% as of December 31, 2022 across all investments.
Recent Developments
On February 8, 2023, we announced the declaration of monthly dividends for our 5.50% Preferred Stock for holders of record on the following dates based on an annual rate equal to 5.50% of the Stated Value of $25.00 per share as set forth in the Articles Supplementary for the Preferred Stock, from the date of issuance or, if later from the most recent dividend payment date (the first business day of the month, with no additional dividend accruing in January as a result), as follows:

Monthly Cash 5.50% Preferred Shareholder Distribution	Record Date	Payment Date	Monthly Amount ($ per share), before pro ration for partial periods
March 2023	3/22/2023	4/3/2023	$0.114583
April 2023	4/19/2023	5/1/2023	$0.114583
May 2023	5/17/2023	6/1/2023	$0.114583

On February 8, 2023, we announced the declaration of monthly dividends for our 6.50% Preferred Stock for holders of record on the following dates based on an annual rate equal to 6.50% of the Stated Value of $25.00 per share as set forth in the Articles Supplementary for the Preferred Stock, from the date of issuance or, if later from the most recent dividend payment date (the first business day of the month, with no additional dividend accruing in January as a result), as follows:

Monthly Cash 6.50% Preferred Shareholder Distribution	Record Date	Payment Date	Monthly Amount ($ per share), before pro ration for partial periods
March 2023	3/22/2023	4/3/2023	$0.135417
April 2023	4/19/2023	5/1/2023	$0.135417
May 2023	5/17/2023	6/1/2023	$0.135417
On February 8, 2023, we announced the declaration of quarterly dividends for our 5.35% Preferred Stock for holders of record on the following dates based on an annual rate equal to 5.35% of the Stated Value of $25.00 per share as set forth in the Articles Supplementary for the 5.35% Preferred Stock, from the date of issuance or, if later from the most recent dividend payment date, as follows:

Quarterly Cash 5.35% Preferred Shareholder Distribution	Record Date	Payment Date	Amount ($ per share)
February 2023 - April 2023	4/19/2023	5/1/2023	$0.334375
On February 8, 2023, we announced the declaration of monthly dividends on our common stock as follows:

Monthly Cash Common Shareholder Distribution	Record Date	Payment Date	Amount ($ per share)
February 2023	2/24/2023	3/22/2023	$0.0600
March 2023	3/29/2023	4/19/2023	$0.0600
April 2023	4/26/2023	5/18/2023	$0.0600

Risk Factors
See “Risk Factors” beginning on page S-17 of this prospectus supplement and page 12 of the accompanying prospectus, “Risk Factors” in our most recent Annual Report on Form 10-K, our most recent Quarterly Reports on Form 10-Q, filed on November 9, 2022 and February 8, 2023, and the risks sections in any of our other filings with the SEC and in any related free writing prospectus to read about risks that you should consider before investing in the Preferred Stock.

The Offering

Issuer	Prospect Capital Corporation
Securities Offered	Up to 72,000,000 shares, par value $0.001 per share of preferred stock, with a $1,800,000,000 aggregate liquidation preference (the “Preferred Stock”). The Preferred Stock will be issued in multiple series, including the 5.50% Series A1 Preferred Stock (the “Series A1 Shares”), the 6.50% Series A3 Preferred Stock (the "Series A3 Shares," and together with the Series A1 Shares, the "A Shares"), the 5.50% Series M1 Preferred Stock (the “Series M1 Shares”), the 5.50% Series M2 Preferred Stock (the “Series M2 Shares”) and the 6.50% Series M3 Preferred Stock (the "Series M3 Shares," and together with the Series M1 Shares and the Series M2 Shares, the “M Shares”).
Offering Price	$25.00 per share (subject to adjustment based on the selling commission as disclosed herein).
Stated Value	$25.00 per share.
Ranking
The A Shares rank, with respect to the payment of dividends and rights upon liquidation, dissolution or winding up, (a) senior to our common stock, (b) on parity with each other series of our preferred stock, including any series of Preferred Stock and (c) junior to our existing and future secured and unsecured indebtedness.

The M Shares rank, with respect to the payment of dividends and rights upon liquidation, dissolution or winding up, (a) senior to our common stock, (b) on parity with each other series of our preferred stock, including any series of Preferred Stock and (c) junior to our existing and future secured and unsecured indebtedness.

As of February 8, 2023, we and our subsidiaries had approximately $1.9 billion of unsecured senior indebtedness outstanding and $744.7 million of secured indebtedness outstanding.

Maturity	Shares of the Preferred Stock have no stated maturity. Shares of the Preferred Stock will remain outstanding indefinitely unless they are redeemed, repurchased or converted. We are not required to set apart for payment funds to redeem the Preferred Stock.
Dividends
Shares of the Preferred Stock will pay a monthly dividend, when, as and if authorized by, or under authority granted by, the Board, and declared by us out of funds legally available therefor, at a fixed annual rate of (a) 5.50% per annum for the Series A1 Shares, Series M1 Shares and Series M2 Shares or (b) 6.50% per annum for the Series A3 Shares and the Series M3 Shares, each with respect to the Stated Value of $25.00 per share of the Preferred Stock per year (computed on the basis of a 360-day year consisting of twelve 30-day months) payable in cash or through the issuance of additional Preferred Stock through the Preferred Stock Dividend Reinvestment Plan.

Dividends on each share of Preferred Stock begin accruing on, and are cumulative from, the date of issuance. If the Company is then offering a series of Preferred Stock with a higher dividend rate, the Company and the dealer manager will treat any subscriptions submitted for a corresponding series of Preferred Stock with a lower dividend rate as a subscription for the corresponding series of Preferred Stock with the higher dividend rate. For example, if the Company is then offering the Series A3 Shares, it will treat any subscriptions submitted for Series A1 Shares as subscriptions for Series A3 Shares.

Liquidation Preference	Upon any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, before any distribution or payment shall be made to holders of our common stock, the holders of shares of Preferred Stock will be entitled to be paid out of our assets legally available for distribution to our stockholders, after payment or provision for our debts and other liabilities, a liquidation preference equal to the Stated Value per share, plus an amount equal to any accrued and unpaid dividends to but excluding the date of payment, whether or not earned or declared, but excluding interest on any such distribution or payment.

Conversion at the Option of the Holder	At any time prior to the listing of the Preferred Stock on a national securities exchange, shares of the Preferred Stock will be convertible, at the option of the holder of the Preferred Stock (the "Holder Optional Conversion") as follows:

Holder Conversion Notice: Holders of Preferred Stock may elect to convert their shares of Preferred Stock at any time by delivering to Preferred Shareholder Services a notice of conversion (the “Holder Conversion Notice”)

Holder Conversion Deadline: A Holder Conversion Notice will be effective as of: the 15th day of the month (or, if the 15th day of the month is not a business day, then on the business day immediately preceding the 15th day) or the last business day of the month, whichever occurs first after a Holder Conversion Notice is duly received by Preferred Shareholder Services (each such date, a “Holder Conversion Deadline”). Any Holder Conversion Notice received after 5:00 p.m. Eastern time on a Holder Conversion Deadline will be effective as of the next Holder Conversion Deadline.

Holder Conversion Exercise Date: For all shares of Preferred Stock duly submitted to us for conversion on or before a Holder Conversion Deadline, we will determine the Settlement Amount (defined below) on any business day after such Holder Conversion Deadline but before the next Holder Conversion Deadline (such date, the “Holder Conversion Exercise Date”). Within such period, we may select the Holder Conversion Exercise Date in our sole discretion. We may, in our sole discretion, permit a holder to revoke their Holder Conversion Notice at any time prior to 5:00 pm, Eastern time, on the business day immediately preceding the Holder Conversion Exercise Date.

We will settle any Holder Optional Conversion by paying or delivering, as the case may be, (A) any portion of the Settlement Amount (as defined below) that we elect to pay in cash and (B) a number of shares of our common stock at a conversion rate equal to (1) (a) the Settlement Amount, minus (b) any portion of the Settlement Amount that we elect to pay in cash, divided by (2) the arithmetic average of the daily volume weighted average price of shares of our common stock over each of the five consecutive trading days ending on the Holder Conversion Exercise Date (such arithmetic average, the “5-day VWAP”).

For the A Shares, “Settlement Amount” means (A) the Stated Value, plus (B) unpaid dividends accrued to, but not including, the Holder Conversion Exercise Date, minus (C) the A Share Holder Optional Conversion Fee applicable on the respective Holder Conversion Deadline.

For the M Shares, "Settlement Amount" means (A) the Stated Value, plus (B) unpaid dividends accrued to, but not including, the Holder Conversion Exercise Date, but if a holder of M Shares exercises a Holder Optional Conversion within the first twelve months of issuance of such M Shares, the Settlement Amount payable to such holder will be reduced by the aggregate amount of all dividends, whether paid or accrued, on such M Shares in the three full months prior to the Holder Conversion Exercise Date, if any (such amount, the “M Shares Clawback”). We are permitted to waive the M Shares Clawback through public announcement of the terms and duration of such waiver. Any such waiver would apply to any holder of Preferred Stock qualifying for the waiver and exercising a Holder Optional Conversion during the pendency of the term of such waiver. Although we have retained the right to waive the M Shares Clawback in the manner described above, we are not required to establish any such waivers and we may never establish any such waivers.

We will not pay any portion of the Settlement Amount for a share of Preferred Stock from a Holder Optional Conversion in cash (other than cash in lieu of fractional shares of our common stock) until the five year anniversary of the date on which such share of Preferred Stock has been issued, unless our Board determines, in its sole discretion, that the issuance of common stock in satisfaction of a Holder Optional Conversion would be materially detrimental to, and not in the best interest of, existing common stockholders. Beginning on the five year anniversary of the date on which a share of Preferred Stock is issued, we may elect to settle all or a portion of any Holder Optional Conversion in cash without limitation or restriction.

We do not need stockholder approval in order to issue shares of common stock based on a conversion rate that is below the net asset value (“NAV”) per share of common stock in connection with a Holder Optional Conversion.

In the event that we provide notice of our intent to exercise the Issuer Optional Conversion or Issuer Optional Redemption with respect to shares of Preferred Stock for which a holder has provided notice of its intent to exercise the Holder Optional Conversion, such holder may revoke its notice with respect to such shares of Preferred Stock by delivering, prior to the applicable Holder Conversion Exercise Date, a written notice of revocation to the Company. In the event that we exercise an Issuer Optional Conversion (as defined below) with respect to any shares of Preferred Stock, the holder of such Preferred Stock may instead elect a Holder Optional Conversion (which would be effected at the 5-day VWAP, which may represent a discount to the NAV per share of the common stock on the date of the conversion) provided that the date of conversion for such Holder Optional Conversion would occur prior to the date of conversion for an Issuer Optional Conversion (which may be effected at a conversion rate based on the NAV per share of the common stock on the date of conversion). See "Conversion at the Option of the Issuer" and "Liquidity Event" below.
A Share Holder Optional Conversion Fee:
An A Share is subject to an early conversion fee if it is converted by its holder within five years of issuance. The amount of the fee equals a percentage of the maximum public offering price disclosed herein based on the year in which the conversion occurs after the A Share is issued as follows:

•Prior to the first anniversary of the issuance of such Preferred Stock: 9.00% of the maximum public offering price disclosed herein, which equals $2.25 per A Share;
•On or after the first anniversary but prior to the second anniversary: 8.00% of the maximum public offering price disclosed herein, which equals $2.00 per A Share;
•On or after the second anniversary but prior to the third anniversary: 7.00% of the maximum public offering price disclosed herein, which equals $1.75 per A Share;
•On or after the third anniversary but prior to the fourth anniversary: 6.00% of the maximum public offering price disclosed herein, which equals $1.50 per A Share;
•On or after the fourth anniversary but prior to the fifth anniversary 5.00% of the maximum public offering price disclosed herein, which equals $1.25 per A Share; and
•On or after the fifth anniversary: 0.00%.

We are permitted to waive the Holder Optional Conversion Fee through public announcement of the terms and duration of such waiver. Any such waiver would apply to any holder of Preferred Stock qualifying for the waiver and exercising a Holder Optional Conversion during the pendency of the term of such waiver. Although we have retained the right to waive the Holder Optional Conversion Fee in the manner described above, we are not required to establish any such waivers and we may never establish any such waivers.

Redemption at the Option of the Issuer
Subject to the restrictions described herein, a share of Preferred Stock may be redeemed at our option (the “Issuer Optional Redemption”) at any time or from time to time upon not less than 10 calendar days nor more than 90 calendar days written notice to the holder prior to the date fixed for redemption thereof, at a redemption price of 100% of the Stated Value of the shares of Preferred Stock to be redeemed plus dividends accrued to, but excluding, the date fixed for redemption, whether or not earned or declared, but excluding interest on any such distribution or payment.

We will not exercise the Issuer Optional Redemption prior to the earlier of the five year anniversary of the date on which a share of Preferred Stock has been issued, or, for listed shares of Preferred Stock, five years from the earliest date on which any series that has been listed was first issued (the earlier of such dates, the “Redemption Eligibility Date”), unless we determine, in our sole discretion, that doing so would be necessary to comply with the asset coverage requirements under the 1940 Act or to maintain our status as a RIC.

If we exercise the Issuer Optional Redemption for less than all of the outstanding shares of Preferred Stock, then shares of Preferred Stock will be selected for redemption on a pro rata basis or by lot across holders of the series of Preferred Stock selected for redemption; provided that, if the redemption occurs prior to the Redemption Eligibility Date, we will first redeem on a pro rata basis or by lot the minimum number of shares of Preferred Stock that have met the Redemption Eligibility Date to comply with the asset coverage requirements of the 1940 Act or to maintain our status as a RIC, and, if the redemption of all such shares of Preferred Stock is insufficient to cause us to comply with the asset coverage requirements of the 1940 Act or to maintain our status as a RIC, we will then redeem on a pro rata basis or by lot the minimum number of shares of Preferred Stock that have not met the Redemption Eligibility Date necessary for us to comply with the asset coverage requirements of the 1940 Act or to maintain our status as a RIC.

There is no Holder Optional Conversion Fee charged nor does the M Shares Clawback apply upon an Issuer Optional Redemption.

Conversion at the Option of the Issuer
Subject to certain limitations, a share of Preferred Stock may be converted at our option (the “Issuer Optional Conversion”) at any time or from time to time for cash or shares of our common stock upon not less than 30 calendar days nor more than 90 calendar days written notice to the holder prior to the date fixed for conversion thereof. We will settle any Issuer Optional Conversion by paying or delivering, as the case may be, (A) any portion of the IOC Settlement Amount (as defined below) that we elect to pay in cash and (B) a number of shares of our common stock at a conversion rate equal to (1) (a) the IOC Settlement Amount, minus (b) any portion of the IOC Settlement Amount that we elect to pay in cash, divided by (2) the 5-day VWAP, subject to our ability to obtain or maintain any stockholder approval that may be required under the 1940 Act to permit us to sell our common stock below net asset value if the 5-day VWAP represents a discount to our net asset value per share of common stock. See “1940 Act Approval” below.

For both the A Shares or the M Shares, “IOC Settlement Amount” means (A) the Stated Value, plus (B) unpaid dividends accrued to, but not including, the date fixed for conversion.

We will not pay any portion of the IOC Settlement Amount from an Issuer Optional Conversion in cash (other than cash in lieu of fractional shares of our common stock) until the Redemption Eligibility Date. Beginning on the Redemption Eligibility Date, we may elect to settle any Issuer Optional Conversion in cash without limitation or restriction.

We will not exercise the Issuer Optional Conversion prior to the two year anniversary of the date on which a share of Preferred Stock has been issued (provided that following the listing of Preferred Stock on a national securities exchange, such date shall be the two year anniversary of the first date on which shares of Preferred Stock were issued) unless the Board determines, in its sole discretion, that the conversion of the Preferred Stock is necessary to cause the Company to comply with the asset coverage requirements of the 1940 Act applicable to the Company, to maintain the Company’s status as a RIC, to maintain or enhance one or more of the Company’s credit ratings, to help comply with regulatory or other obligations, to achieve a strategic transaction, or to improve the liquidity position of the Company.

If we exercise the Issuer Optional Conversion for less than all of the outstanding shares of Preferred Stock, then shares of Preferred Stock will be selected for conversion on a pro rata basis or by lot across holders of the series of Preferred Stock selected for conversion; provided that if we exercise the Issuer Optional Conversion prior to the two year anniversary of the issuance of any shares of Preferred Stock, we will first convert on a pro rata basis or by lot the minimum number of shares of Preferred Stock that have been issued for more than two years necessary to achieve the Board’s objective for the conversion, and, if the conversion of all such shares of Preferred Stock is insufficient to cause us to achieve such objective, we will then convert on a pro rata basis or by lot the minimum number of shares of Preferred Stock that have not been outstanding for two years for us to achieve the Board’s objective.

There is no Holder Optional Conversion Fee charged nor does the M Shares Clawback apply upon an Issuer Optional Conversion.

Stock outstanding after this offering
72,000,000 shares of Preferred Stock, assuming the maximum offering of 72,000,000 Preferred Stock in this offering.

616,416,168 shares of common stock, including shares of common stock that may be issued upon conversion of all shares of the Preferred Stock offered hereby assuming all the shares of Preferred Stock pay a Holder Optional Conversion Fee of 9.00% and are converted at a conversion rate based on the 5-day VWAP calculated as if the conversion date was February 8, 2023, which was $7.55. The actual 5-day VWAP of our common stock on a conversion date may be more or less than $7.55, which may result in more or less shares of common stock issued. The foregoing only reflects the impact of this offering and does not reflect the impact of common or preferred stock sold in any other offering.

Liquidity Event	The Board will consider from time to time whether to (1) keep the Preferred Stock outstanding, (2) whether to list the Preferred Stock for trading on a national securities exchange or (3) elect an Issuer Optional Conversion (the “Liquidity Event”).

The decision of whether to complete a Liquidity Event will be at our sole discretion and will be made based on economic and market conditions at the time and the judgment of the Board as to what is in the best interests of the Company and its stockholders.

If the Board decides to list the Preferred Stock on a national securities exchange, we will provide no less than 60 days' written notice of the decision to list the Preferred Stock. There will be a 30 day period prior to the listing in which holders of Preferred Stock may exercise the Holder Optional Conversion with the applicable Holder Optional Conversion Fee (with respect to the A Shares) or M Shares Clawback (with respect to the M Shares) waived.
1940 Act Approval
In connection with any Issuer Optional Conversion, we will use commercially reasonable efforts to obtain or maintain any stockholder approval that may be required under the 1940 Act to permit us to sell our common stock below net asset value. If we do not have or obtain any required stockholder approval under the 1940 Act to sell our common stock below net asset value and the 5-day VWAP is at a discount to our net asset value per share of common stock, we will settle any conversions in connection with an Issuer Optional Conversion by paying or delivering, as the case may be, (A) any portion of the IOC Settlement Amount that we elect to pay in cash and (B) a number of shares of our common stock at a conversion rate equal to (1) (a) the IOC Settlement Amount, minus (b) any portion of the IOC Settlement Amount that we elect to pay in cash, divided by (2) the NAV per share of common stock at the close of business on the business day immediately preceding the date of conversion. See “Description of the Preferred Stock-1940 Act Approval.”

In the event that we exercise an Issuer Optional Conversion with respect to any shares of Preferred Stock, the holder of such Preferred Stock may instead elect a Holder Optional Conversion provided that the date of conversion for such Holder Optional Conversion would occur prior to the date of conversion for the Issuer Optional Conversion.

Selling Commission - A Shares	Up to 7.0% of the Stated Value borne paid by the Company. Reductions in selling commissions will be reflected in reduced public offering prices as described in the "Plan of Distribution" section of this prospectus supplement and the net proceeds to us will not be impacted by such reductions; therefore, we will bear a reduction in net proceeds to us up to 7% of the Stated Value on all A Shares although the selling commission compensation paid by us to our dealer manager may represent less than 7% of the Stated Value.
Selling Commission - M Shares	None.
Dealer Manager Fee	3.0% on the Stated Value paid by the Company.
Offering Expenses	The selling commission and dealer manager fee, when combined with organization and offering expenses (including due diligence expenses and fees for establishing servicing arrangements for new stockholder accounts), are not currently expected to exceed 11.5% of the gross offering proceeds. Our Board of Directors may, in its discretion, authorize the Company to incur underwriting and other offering expenses in excess of 11.5% of the gross offering proceeds. In no event will the combined selling commission, dealer manager fee and offering expenses exceed FINRA’s limit on underwriting and other offering expenses.
Preferred Stock Dividend Reinvestment Plan
Our Transfer Agent will administer a Preferred Stock Dividend Reinvestment Plan, pursuant to which Holders will have dividends on their Preferred Stock automatically reinvested in additional shares of such Preferred Stock at a price per share of Preferred Stock of $25.00 if they so elect.

Shares of Preferred Stock received through the Preferred Stock Dividend Reinvestment Plan will be of the same series and have the same original issue date for purposes of the Holder Optional Conversion Fee and for other terms of the Preferred Stock based on issuance date as the Preferred Stock for which the dividend was declared.

Optional Redemption Following Death of a Holder
Subject to restrictions, beginning on the date of original issuance and ending upon the listing of the Preferred Stock on a national securities exchange, we will redeem shares of Preferred Stock of a beneficial owner who is a natural person (including a natural person who holds shares of Preferred Stock through an Individual Retirement Account or in a personal or estate planning trust) upon his or her death at the written request of the beneficial owner’s estate at a redemption price equal to the Stated Value plus an amount equal to any accumulated, accrued and unpaid dividends thereon to, but excluding, the date of such redemption. The beneficial owner or the beneficial owner’s estate must hold the Preferred Stock for a minimum of 6 months before their shares of Preferred Stock are eligible for such redemption.

We will have a discretionary right to limit the aggregate liquidation preference of Preferred Stock subject to redemption following the death of a beneficial owner that may be exercised in any calendar year to an amount equal to the greater of $10 million or 5% of all the Preferred Stock outstanding as of the end of the most recent calendar year. Upon any such redemption request from a beneficial owner’s estate upon the death of such beneficial owner, we have the right, in our sole discretion, to pay the redemption price in cash or in equal value of our common stock, or a combination thereof, calculated based on the 5-day VWAP, in exchange for the Preferred Stock. If we do not have or have not obtained any required stockholder approval under the 1940 Act to sell our common stock below net asset value and the 5-day VWAP is at a discount to our net asset value per share of common stock, we will settle any redemption request from a beneficial owner's estate upon the death of such beneficial owner by paying the redemption price in cash, provided that cash is available after taking into account the leverage requirements under the 1940 Act and the terms of any of our outstanding senior securities at the time.

Issuance Date Consolidation	All the shares of a series of Preferred Stock that are sold to investors on a given settlement date will, as a group, be assigned a unique CUSIP number to help us track the period of time such shares of Preferred Stock have been outstanding. In order to streamline the operations of the offering relating to maintaining multiple CUSIP numbers, we have the right pursuant to the terms of the preferred stock, including the terms of the Preferred Stock, and without stockholder approval, to combine the shares of any series of preferred stock issued during a six month period into a single CUSIP number, provided that the deemed issuance date for such combined group of shares will be on the earliest actual issuance date for any shares of preferred stock during such six month period and no earlier than six months prior to the date on which such shares of preferred stock were originally issued. If we exercise this right, shares of preferred stock that were issued later during a six month period will benefit because the dates on which the Holder Optional Conversion Fee applicable to the Preferred Stock will be reduced or terminated will occur sooner for such shares than it would have if we did not exercise this right. However, for shares of Preferred Stock issued later in the six month period, the exercise of such right will permit us to exercise an Issuer Optional Redemption and an Issuer Optional Conversion, and to settle an Issuer Optional Conversion in stock, without constraint sooner than if we did not exercise such right. Such combination of shares of one or more series of preferred stock may be effected through a mandatory tender, exchange, conversion or other reorganization transaction and in such transaction cash may be issued in lieu of fractional shares.

Voting Rights	In any matter submitted to a vote of the holders of our common stock, each holder of Preferred Stock will be entitled to one vote for each share of Preferred Stock held, and the holders of the outstanding Preferred Stock, holders of any other preferred stock we may issue and holders of the common stock will vote together as a single class. For so long as we are subject to the 1940 Act, holders of our Preferred Stock, voting separately as a single class, together with holders of any other preferred stock we may issue, have the right to elect two members of the Board at all times. The two directors elected by the holders of the Preferred Stock are designated by our Board. The Board designated William J. Gremp and Eugene S. Stark as the directors to be elected by holders of the Preferred Stock. If dividends on any of our preferred stock, including the Preferred Stock, have accumulated and been unpaid for a period of two years, the holders of our preferred stock, including the Preferred Stock, will have the power to elect a majority of the Board.

The approval of the holders of a majority of any outstanding preferred stock, voting separately as a class, is required to, among other actions, (A) amend, alter or repeal the rights, preferences or privileges of the preferred stock or amend our corporate charter in a manner that materially and adversely affects the preferred stock, provided that any such action that would materially and adversely affect the rights, preferences or privileges of one or more series of the preferred stock (the “Affected Series”) in a manner different from any other series of the preferred stock will require the approval of a majority of the outstanding shares of the Affected Series (with such Affected Series voting as a separate class) or (B) create (by reclassification or otherwise) any new class of shares having rights, preferences or privileges senior to the preferred stock; provided that the Board may adopt Articles Supplementary or amend or supplement the Charter, including in connection with listing the Preferred Stock on a national securities exchange, for the purpose of converting, exchanging, reorganizing or combining two or more series of preferred stock into a single series of preferred stock having materially the same rights, preferences or privileges as set forth herein, which amendment or other action shall not be deemed to materially and adversely affect the rights, preferences or privileges of the Preferred Stock or of one or more series of preferred stock.

The vote of the holders of a majority of the preferred stock then outstanding, including the Preferred Stock, is required to approve any plan of reorganization adversely affecting such preferred stock or any action requiring a vote of stockholders under Section 13(a) of the 1940 Act. For purposes of the preceding sentence, the phrase “vote of the holders of a majority of the preferred stock then outstanding” shall have the meaning set forth in the 1940 Act.

The holders of Preferred Stock have exclusive voting rights on a charter amendment that would alter only the contract rights of the Preferred Stock. Any such charter amendment shall first be declared advisable by the Board and then approved by the affirmative vote or consent of the holders of a majority of the outstanding shares of Preferred Stock. See “Description of the Preferred Stock-Voting Rights.”

Absence of a Public Market for the Preferred Stock	The Preferred Stock will be a new issue of securities and, initially, will not be listed for trading on any national securities exchange. We cannot assure you that any active or liquid market will develop for the Preferred Stock. See “Plan of Distribution.”

There is no established public trading market for the offered shares of Preferred Stock. We may apply for a listing of one or more series of the Preferred Stock on a national securities exchange at a later date.

The Nasdaq Global Select Market Symbol for Our Common Stock	Our common stock is traded on the Nasdaq Global Select Market under the symbol “PSEC.”
Transfer Agent	Computershare Trust Company, N.A. (“Computershare” or the “Transfer Agent”).

Use of Proceeds	Assuming that all shares of Preferred Stock sold in the offering are A Shares and that the selling commission and dealer manager fee, when combined with organization and offering expenses, do not exceed 11.5%, we estimate that the net proceeds from this offering, if fully subscribed, will be approximately $1,593,000,000 after deducting fees and estimated offering expenses of approximately $207,000,000 payable by us.

We expect to use the net proceeds from this offering to maintain and enhance balance sheet liquidity, including repayment of debt under our credit facility, if any, investments in high quality short-term debt instruments or a combination thereof, and to make long-term investments in accordance with our investment objective. See “Use of Proceeds.”
U.S. Federal Income Tax Considerations	You should consult your tax advisor with respect to the U.S. federal income tax consequences of the holding, disposition or conversion of the Preferred Stock and with respect to any tax consequences arising under the laws of any state, local, foreign or other taxing jurisdiction. See “Supplement to Material U.S. Federal Income Tax Considerations” and “Material U.S. Federal Income Tax Considerations” in this prospectus supplement and the accompanying prospectus.

SUMMARY OF PREFERRED STOCK LIQUIDITY FEATURES

The following table is intended to assist you in understanding the liquidity features of the Preferred Stock. The table provides only a summary of the liquidity features of the Preferred Stock. We urge you to read the Articles Supplementary for the Preferred Stock in its entirety because it, and not this summary, defines your rights as a holder of the Preferred Stock. Please also refer to "Description of the Preferred Stock."

Years after Date of Issuance	Dividend	A Share Holder Optional Conversion Fee*	M Shares Clawback*	Holder Optional Conversion*		Optional Redemption on Death of Holder*	Issuer Optional Redemption	Issuer Optional Conversion
				Settle in Stock	Settle in Cash			Settle in Stock	Settle in Cash
Years 1 and 2	Pro rated dividend in month of issuance, based on number of days in month after issuance Thereafter, monthly dividends	Year 1: 9.00% Year 2: 8.00% (as a % of the maximum public offering price disclosed herein; measured on a share by share basis from date of issuance)	Year 1: Settlement Amount reduced by the aggregate amount of all dividends, whether paid or accrued, on such M Shares in the three full months prior to the Holder Conversion Exercise Date	Yes	Not available, unless Board determines settlement in stock would be materially detrimental to, and not in the best interest of, existing common stockholders	● Available to Natural Persons and their estates after 6-month holding period ● Limited to greater of $10 million or 5% of Preferred Stock ● May settle in cash or stock	Not available, unless Board determines redemption is necessary to comply with 1940 Act asset coverage requirements or maintain RIC status	Not available, unless Board determines it is necessary to comply with 1940 Act asset coverage or maintain RIC status, maintain or enhance credit rating, comply with regulatory or other obligations, achieve a strategic transaction, or improve the liquidity position	No
Years 3 through 5	Monthly dividends	Year 3: 7.00% Year 4: 6.00% Year 5: 5.00% (as a % of the maximum public offering price disclosed herein; measured on a share by share basis from date of issuance)	None	Yes	Not available, unless Board determines settlement in stock would be materially detrimental to, and not in the best interest of, existing common stockholders	● Available to Natural Persons and their estates after 6-month holding period ● Limited to greater of $10 million or 5% of Preferred Stock ● May settle in cash or stock	Not available, unless Board determines redemption is necessary to comply with 1940 Act asset coverage requirements or maintain RIC status	Yes	No
After Year 5	Monthly dividends	None	None	Yes (right to convert a share of Preferred Stock terminates upon the listing of such share)	Yes (right to convert a share of Preferred Stock terminates upon the listing of such share)	● Available to Natural Persons and their estates after 6-month holding period ● Limited to greater of $10 million or 5% of Preferred Stock ● May settle in cash or stock	Yes	Yes	Yes

* Expires upon listing of the Preferred Stock on a national securities exchange.

FEES AND EXPENSES

The following tables are intended to assist you in understanding the costs and expenses that an investor in shares of common stock will bear directly or indirectly in the offering. The sales load and offering expenses shown in the table below will be paid for by the Company and will be indirectly borne by holders of our common stock and not by the holders of Preferred Stock prior to any conversion of such Preferred Stock to common stock. We caution you that some of the percentages indicated in the table below are estimates and may vary. Except where the context suggests otherwise, whenever this prospectus supplement contains a reference to fees or expenses paid by “you” or “us” or that “we” will pay fees or expenses, the Company will pay such fees and expenses out of our net assets and, consequently, you will indirectly bear such fees or expenses if you become a common stockholder of the Company. However, you will not be required to deliver any money or otherwise bear personal liability or responsibility for such fees or expenses. Amounts are for the current fiscal year after giving effect to the anticipated net proceeds of the offering, assuming that we incur the estimated offering expenses.

Stockholder transaction expenses:	A Shares	M Shares
Sales Load (as a percentage of offering price)	10.00%(1)	3.00%(2)
Offering expenses borne by the Company (as a percentage of offering price)	(3)	(3)
Preferred Stock Dividend reinvestment plan expenses (4)	None	None
Total stockholder transaction expenses (as a percentage of offering price):	11.50%	4.50%
Annual expenses (as a percentage of net assets attributable to common stock):
Management fees (5)	4.83%
Incentive fees payable under Investment Advisory Agreement (20% of realized capital gains and 20% of pre-incentive fee net investment income) (6)	2.27%
Total advisory fees	7.10%
Total interest expenses (7)	5.20%
Other expenses (8)	0.85%
Total annual expenses (6)(8)(9)(11)	13.15%
Dividends on preferred stock(10)	3.00%
Total annual expenses after dividends on preferred stock (11)	16.15%
Example

The following table demonstrates the projected dollar amount of cumulative expenses we would pay out of net assets and that you would indirectly bear over various periods with respect to a hypothetical investment in our common stock. In calculating the following expense amounts, we have assumed we have issued $0.9 billion in preferred stock paying dividends of 6.50% per annum, in addition to our $0.9 billion in preferred stock paying 5.50% per annum and $0.15 billion in preferred stock paying 5.35% per annum, we have borrowed $1.7 billion available under our line of credit, in addition to our other indebtedness of $1.9 billion, and that our annual operating expenses would remain at the levels set forth in the table above and that we would pay the costs shown in the table above.

	1 Year	3 Years	5 Years	10 Years
A Shares - You would pay the following expenses on a $1,000 investment in shares of our common stock, assuming a 5% annual return on our portfolio*	$185	$413	$603	$949
M Shares - You would pay the following expenses on a $1,000 investment in shares of our common stock, assuming a 5% annual return on our portfolio*	$157	$393	$590	$947
A Shares - You would pay the following expenses on a $1,000 investment in shares of our common stock, assuming a 5% annual return on our portfolio**	$194	$435	$631	$975
M Shares - You would pay the following expenses on a $1,000 investment in shares of our common stock, assuming a 5% annual return on our portfolio**	$166	$416	$619	$974
* Assumes that we will not realize any capital gains computed net of all realized capital losses and unrealized capital depreciation on our portfolio.
** Assumes no unrealized capital depreciation or realized capital losses and 5% annual return on our portfolio resulting entirely from net realized capital gains (and therefore subject to the capital gains incentive fee).

While the example assumes, as required by the SEC, a 5% annual return on our portfolio, our performance will vary and may result in a return greater or less than 5%. The income incentive fee under our Investment Advisory Agreement with Prospect Capital Management is unlikely to be material assuming a 5% annual return on our portfolio and is not included in the example. If we achieve sufficient returns on our portfolio, including through the realization of capital gains, to trigger an incentive fee of a material amount, our distributions to our common stockholders and our expenses would likely be higher. In addition, while the example assumes reinvestment of all dividends and other distributions at NAV, common stockholders that participate in our common stock dividend reinvestment plan will receive a number of shares of our common stock determined by dividing the total dollar amount of the distribution payable to a participant by 95% of the market price per share of our common stock at the close of trading on the valuation date for the distribution.

This example and the expenses in the table above should not be considered a representation of our future expenses. Actual expenses (including the cost of debt, if any, and other expenses) may be greater or less than those shown.

(1)    Includes up to a 7.0% selling commission on the Stated Value paid by the Company and a dealer manager fee equal to 3.0% of the Stated Value paid by the Company. Reductions in selling commissions will be reflected in reduced public offering prices as described in the “Plan of Distribution” section of this prospectus supplement and the net proceeds to us will not be impacted by such reductions; therefore, we will bear a reduction in net proceeds to us up to 7.0% of the Stated Value on all A Shares although the selling commission compensation paid by us to our dealer manager may represent less than 7.0% of the Stated Value. We may, through the Holder Optional Conversion Fee applicable to holders of the A Shares, recoup a portion of the Sales Load if stockholders exercise a Holder Optional Conversion of their Preferred Stock prior to the 5-year anniversary of the original issue date. The Holder Optional Conversion Fee is 9.00% of the maximum public offering price disclosed herein prior to the first anniversary of the issuance of such Preferred Stock, 8.00% of the maximum public offering price disclosed herein on or after the first anniversary but prior to the second anniversary, 7.00% of the maximum public offering price disclosed herein on or after the second anniversary but prior to the third anniversary, 6.00% of the maximum public offering price disclosed herein on or after the third anniversary but prior to the fourth anniversary, 5.00% of the maximum public offering price disclosed herein on or after the fourth anniversary but prior to the fifth anniversary and 0.00% on or after the fifth anniversary.

(2)    Includes a dealer manager fee equal to 3.0% of the Stated Value paid by the Company.

(3)    The selling commission and dealer manager fee, when combined with organization and offering expenses (including due diligence expenses and fees for establishing servicing arrangements for new stockholder accounts), are not expected to exceed 11.5% of the gross offering proceeds. Our Board of Directors may, in its discretion, authorize the Company to incur underwriting and other offering expenses in excess of 11.5% of the gross offering proceeds. In no event will the combined selling commission, dealer manager fee and offering expenses exceed FINRA’s limit on underwriting and other offering expenses.

(4)    The expenses of the dividend reinvestment plan are included in “other expenses.” See “Capitalization”.

(5)    Our base management fee is 2% of our gross assets (which include any amount borrowed, i.e., total assets without deduction for any liabilities, including any borrowed amounts for non-investment purposes, for which purpose we have not and have no intention of borrowing). Although no plans are in place to borrow the full amount under our line of credit, assuming that we borrowed $1.7 billion, the 2% management fee of gross assets equals approximately 4.83% of net assets.

(6)    Based on our net investment income and realized capital gains, less realized and unrealized capital losses, earned on our portfolio for the six months ended December 31, 2022, all of which consisted of an income incentive fee. This historical amount has been adjusted to reflect the issuance of the 78,187,000 shares of preferred stock outstanding as of February 8, 2023 and offered hereby. The capital gain incentive fee is paid without regard to pre-incentive fee income. For a more detailed discussion of the calculation of the two-part incentive fee, see “Management Services-Investment Advisory Agreement” in the accompanying prospectus.

(7)    As of February 8, 2023, we had $1.9 billion outstanding of Unsecured Notes (as defined below) in various maturities, ranging from March 15, 2023 to March 15, 2052, and interest rates, ranging from 1.50% to 6.625%, some of which are convertible into shares of Company common stock at various conversion rates.

(8)    “Other expenses” are based on estimated amounts for the current fiscal year. The amount shown above represents annualized expenses during our six months ended December 31, 2022 representing all of our estimated recurring operating expenses (except fees and expenses reported in other items of this table) that are deducted from our operating income and reflected as expenses in our Statement of Operations. The estimate of our overhead expenses, including payments under an administration agreement with Prospect Administration, or the Administration Agreement is based on our projected allocable portion of overhead and other expenses incurred by Prospect Administration in performing its obligations under the Administration Agreement. See “Business-Management Services-Administration Agreement” in the accompanying prospectus.

(9)    If all 72,187,000 shares of combined 5.50% Preferred Stock and 6.50% Preferred Stock were converted into common stock and assuming all the Series A1, Series A3, and Series AA2 Preferred Stock pay a Holder Optional Conversion Fee of 9.00% of the maximum public offering price disclosed within the applicable prospectus supplement and are converted at a conversion rate based on the 5-day VWAP of our common stock on February 8, 2023, which was $7.55, then management fees would be 3.30%, incentive fees payable under our Investment Advisory Agreement would be 1.55%, total advisory fees would be 4.85%, total interest expenses would be 3.55%, other expenses would be 0.58%, and total annual expenses would be 8.98% of net assets attributable to our common stock. The actual 5-day VWAP of our common stock on a conversion date may be more or less than $7.55, which may result in fees that are higher or lower than those described herein. These figures are based on the same assumptions described in the other notes to this fee table.

(10)    Based on the 5.50% per annum dividend rate applicable to the A1 Shares, M1 Shares, M2 Shares, AA1 Shares, MM1 Shares, and A2 Shares. Also based on the 5.35% per annum dividend rate applicable to the A Shares. Also based on the 6.50% per annum dividend rate applicable to the A3 Shares, M3 Shares, AA2 Shares, and MM2 Shares. Other series of preferred stock, including other series of preferred stock being sold in different offerings, may bear different annual dividend rates. No dividend will be paid on shares of Preferred Stock after they have been converted to shares of common stock.

(11) The indirect expenses associated with the Company’s investments in collateralized loan obligations are not included in the fee table presentation, but if such expenses were included in the fee table presentation then the Company’s total annual expenses would have been 13.73%, or 16.73% after dividends on preferred stock.

RISK FACTORS
Your investment in shares of our Preferred Stock will involve certain risks. Before deciding whether to invest in shares of our Preferred Stock, you should, in consultation with your own financial and legal advisors, carefully consider the following supplementary risk factors together with the risk factors set forth in the accompanying prospectus and as described in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K and most recent Quarterly Reports on Form 10-Q, as well as in subsequent filings with the SEC, which are incorporated by reference into this prospectus supplement and the accompanying prospectus in their entirety, together with other information in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein, and any free writing prospectus that we may authorize for use in connection with this offering. The risks described below and in these documents are not the only risks we face. Additional risks and uncertainties not presently known to us might also impair our operations and performance. If any of the events described herein or in such documents occur, our business, financial condition and results of operations could be materially and adversely affected. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, reputation, financial condition, results of operations, revenue, and future prospects could be seriously harmed. Please also read carefully the section titled “Forward-Looking Statements” in this prospectus supplement and the accompanying prospectus.
Risks Relating to the Preferred Stock

The price of our common stock may fluctuate significantly during the period used to calculate any 5-day VWAP and up to 18 calendar days will pass between the Holder Conversion Deadline and the applicable Holder Exercise Date, and this may make it difficult for you to resell the Preferred Stock or common stock issuable upon conversion of the Preferred Stock when you want or at prices you find attractive.
The price of our common stock on the Nasdaq Global Select Market constantly changes. We expect that the market price of our common stock will continue to fluctuate. Because the Preferred Stock is convertible into our common stock based on the 5-day VWAP, volatility or declining prices for our common stock during the period used to determine the 5-day VWAP or during the period between when a holder delivers a Holder Conversion Notice and the related Holder Conversion Exercise Date, could have a similar effect on the value of the Preferred Stock or the trading price thereof when and if the Preferred Stock is ever listed.
Our stock price may fluctuate as a result of a variety of factors, many of which are beyond our control. These factors include:
◦quarterly variations in our investment results;
◦operating results that vary from the expectations of management, securities analysts and investors;
◦changes in expectations as to our future financial performance;
◦the operating and securities price performance of other companies that investors believe are comparable to us;
◦future sales of our equity or equity-related securities;
◦the rate at which investors purchase, sell, short sell or otherwise transact in shares of our common stock;
◦changes in general conditions in our industry and in the economy and the financial markets; and
◦departures of key personnel.
In addition, in recent years, the stock market in general has experienced extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons often unrelated to their operating performance. These broad market fluctuations may adversely affect our stock price, regardless of our operating results.

The consideration paid upon a Holder Optional Conversion and Issuer Optional Conversion is uncertain.

Under the terms of the Preferred Stock, we or holders of shares of the Preferred Stock may choose to convert shares of Preferred Stock at a time when the market price of common stock has dropped significantly. If we elect to settle conversions in shares of our common stock, this may cause significant dilution to the net asset value per share of our outstanding shares of common stock, including shares of common stock owned by holders of Preferred Stock that had previously converted their Preferred Stock into common stock. We may elect to settle conversions solely in cash, provided that cash is available after taking into account the leverage requirements under the 1940 Act and the terms of any of our outstanding senior securities at the time, and provided that either the Redemption Eligibility Date has passed or we are otherwise entitled to satisfy redemptions in cash as described in this prospectus supplement.
The conversion rates for the Holder Optional Conversion and, assuming we have the necessary approval under the 1940 Act, the Issuer Optional Conversion are both based on the 5-day VWAP, which may represent a discount to the NAV per share of our common stock. If we do not have or obtain any required stockholder approval under the 1940 Act to sell our common stock below net asset value, Preferred Stock may be converted into common stock in connection with an Issuer Optional Conversion at a conversion rate based on our NAV per share of common stock if the 5-day VWAP represents a discount to the NAV per share of our common stock. In this circumstance, there may be fewer shares of common stock issued upon conversion of the shares of Preferred Stock; while this would reduce dilution to existing common stockholders, including former holders of Preferred Stock who had previously converted their holdings to common stock, it would also reduce the proportionate interest in the Company (and thus the economic benefit to the holder of Preferred Stock) for holders of Preferred Stock subject to such an Issuer Optional Conversion. Conversely, a conversion rate based on the 5-day VWAP, if it represents a discount to our net asset value per share of common stock, would result in greater dilution to existing common stockholders (including former holders of Preferred Stock who had previously converted their holdings to common stock), and this outcome may be more likely given that the notice period for a Holder Optional Conversion is shorter than the notice period for an Issuer Optional Conversion, so holders of Preferred Stock can supersede any Issuer Optional Conversion and obtain a conversion rate based on the 5-day VWAP (assuming the Preferred Stock is settled in shares of our common stock and not cash). See “Sales of Our Common Stock Below Net Asset Value.”

There is no cap on the number of shares of common stock that can be issued upon the conversion of shares of Preferred Stock. The conversion of Preferred Stock into shares of common stock could cause the price of common stock to decline significantly.

There is no cap on the number of shares of common stock that can be issued upon the conversion of shares of Preferred Stock. Because the number of shares of common stock issued upon conversion of the Preferred Stock will be based on the price of shares of common stock, the lower the price of our common stock at the time of conversion, the more shares of our common stock into which the Preferred Stock is convertible and the greater the dilution that will be experienced by holders of our common stock. Accordingly, there is no limit on the amount of dilution that may be experienced by holders of our common stock.
The issuance of the Preferred Stock may be followed by a decline in the price of our common stock, creating additional dilution to the existing holders of the common stock. Such a price decline may allow holders of Preferred Stock to convert shares of Preferred Stock into large amounts of the Company’s common stock. As these shares of common stock are issued upon conversion of the Preferred Stock, our common stock price may decline further.

Additionally, the issuance of the Preferred Stock could result in our failure to comply with the Nasdaq Global Select Market’s listing standards. The Nasdaq Global Select Market’s listing standards that may be affected by the issuance of the Preferred Stock include voting rights rules, bid price requirements, listing of additional shares rules, change in control rules and the Nasdaq Global Select Market’s discretionary authority rules. Failure to comply with any of these rules could result in the delisting of the Company’s common stock from the Nasdaq Global Select Market or impact the ability to list the Preferred Stock on a national securities exchange.

The potential decline in the price of our common stock described above may negatively affect the price of our common stock and our ability to obtain financing in the future. In addition, the issuance of the Preferred Stock may provide incentives for holders thereof that intend to convert their shares to seek to cause a decline in the price of our common stock (including through selling our common stock short) in order to receive an increased number of shares of our common stock upon such conversion of the Preferred Stock, and may encourage other investors to sell short or otherwise dispose of our common stock.

Our charter currently authorizes us to issue approximately 1.552 billion shares of common stock, in addition to our shares of common stock currently outstanding or reserved for issuance upon conversion of the convertible notes, and after reflecting the reclassification of 447.9 million shares of common stock as preferred stock. Although the Board of Directors can increase the amount of our authorized common stock and reclassify unissued preferred stock as common stock without stockholder approval, if they did not do so for any reason and our 5-day VWAP fell below approximately $1.53 per share of common stock (assuming we issued all 72,000,000 shares of the Preferred Stock available pursuant to this offering), we would be required to settle any conversion of Preferred Stock in cash (to the extent we had cash available) or list the Preferred Stock on a national securities exchange and the value of our shares of Preferred Stock would then equal their market price, which may be less than $25.00 per share.
Illustration of Impact of Leverage.
The following tables illustrate the effect of leverage on returns from an investment in our common stock assuming various annual returns, net of interest expense. The calculations in the tables below are hypothetical and actual returns may be higher or lower than those appearing below.
The below calculation assumes (i) $8.5 billion in total assets, (ii) an average cost of funds of 5.39% (including preferred dividend payments), (iii) $2.6 billion in debt outstanding, (iv) $0.9 billion in liquidation preference of 5.50% Preferred Stock outstanding, (v) $0.15 billion in 5.35% Preferred Stock outstanding, (vi) $0.9 billion in liquidation preference of 6.50% Preferred Stock outstanding, and (vi) $4.0 billion of common stockholders’ equity.

Assumed Return on Our Portfolio (net of expenses)	(10)%	(5)%	0%	5%	10%
Corresponding Return to Common Stockholder(1)	(28.1)%	(17.3)%	(6.4)%	4.5%	15.4%
(1) Assumes no conversion of 5.50% Preferred Stock and 6.50% Preferred Stock to common stock.
The below calculation assumes (i) $8.5 billion in total assets, (ii) an average cost of funds of 4.98% (including preferred dividend payments), (iii) $2.6 billion in debt outstanding, (iv) $0.15 billion in 5.35% Preferred Stock outstanding, and (v) $5.7 billion of common stockholders’ equity.

Assumed Return on Our Portfolio (net of expenses)	(10)%	(5)%	0%	5%	10%
Corresponding Return to Common Stockholder(2)	(17.4)%	(9.9)%	(2.4)%	5.0%	12.5%
(2) Assumes the conversion of $0.9 billion in 5.50% Preferred Stock and $0.9 billion in 6.50% Preferred Stock at a conversion rate based on the 5-day VWAP of our common stock on February 8, 2023, which was $7.55, and a Holder Optional Conversion Fee (as defined in the prospectus supplement relating to the applicable offering) of 9.00% on Series A1 Preferred Stock, Series A3 Preferred Stock, and Series AA2 Preferred Stock of the maximum public offering price disclosed within the applicable prospectus supplements. The actual 5-day VWAP of our common stock on a Holder Conversion Exercise Date may be more or less than $7.55, which may result in more or less shares of common stock issued.
The assumed portfolio return is required by regulation of the SEC and is not a prediction of, and does not represent, our projected or actual performance. Actual returns may be greater or less than those appearing in the table.
Future sales of our common stock in the public market or the issuance of securities senior to our common stock could adversely affect the trading price of our common stock and our ability to raise funds in new stock offerings, and may affect the value of the Preferred Stock.
Future sales of substantial amounts of our common stock or equity-related securities in the public market, or the perception that such sales could occur, could adversely affect prevailing trading prices of our common stock and could impair our ability to raise capital through future offerings of equity or equity-related securities, and may affect the value of the Preferred Stock. No prediction can be made as to the effect, if any, that future sales of shares of common stock or the availability of shares of common stock for future sale, will have on the trading price of our common stock or the value of the Preferred Stock.

The Preferred Stock will be subject to a risk of early redemption or conversion at our option and holders may not be able to reinvest their funds.

Subject to certain limited exceptions, we may elect to convert any outstanding share of Preferred Stock at any time after it has been outstanding for two years and to redeem any outstanding shares of Preferred Stock beginning on the Redemption Eligibility Date. We also may be forced to redeem or convert some or all of the outstanding shares of Preferred Stock to meet tax and regulatory asset coverage requirements. Any such redemption or conversion may occur at a time that is unfavorable to holders of the Preferred Stock. We may have an incentive to redeem or convert the Preferred Stock if market conditions allow us to issue additional shares of Preferred Stock or debt securities at a dividend or interest rate that is lower than the dividend rate on the Preferred Stock. The possibility of early redemption or conversion at our option may also limit the potential for price appreciation in the event of a change in market conditions. We will not, however, exercise an Issuer Optional Conversion with respect to a share of Preferred Stock for so long as our 5.35% Series A Fixed Rate Cumulative Perpetual Preferred Stock is outstanding. See “Description of the Preferred Stock-“Redemption at the Option of the Issuer” and “Conversion at the Option of the Issuer.”

If we redeem or convert shares of the Preferred Stock, the holders of such redeemed or converted shares face the risk that the return on an investment purchased with proceeds from such redemption or conversion may be lower than the return previously obtained from the investment in Preferred Stock.

The terms of other series of preferred stock we have issued, or may issue in the future, limit or may limit our ability to exercise the Issuer Optional Conversion.

The terms of the Preferred Stock permit us to exercise the Issuer Optional Conversion at any time if the Board determines, in its sole discretion, that the conversion of the Preferred Stock is necessary to cause the Company to comply with the asset coverage requirements of the 1940 Act applicable to the Company, to maintain the Company's status as a RIC, to maintain or enhance one or more of the Company's credit ratings, to help comply with regulatory or other obligations, to achieve a strategic transaction, or to improve the liquidity position of the Company. However, the terms of other series of preferred stock that we have issued, or may issue in the future, provide that we will not exercise an Issuer Optional Conversion with respect to a share of Preferred Stock for so long as such other series is outstanding. This could impair our ability to use the Issuer Optional Conversion as a tool to manage our leverage position, liquidity, regulatory, contractual or other obligations or to achieve our strategic objectives. Our inability to use the Issuer Optional Conversion as such a tool may require us to address any such matters in a different manner that may not be as advantageous as using the Issuer Optional Conversion.

Holders of the Preferred Stock will bear dividend risk.

We may be unable to pay dividends on the Preferred Stock under some circumstances. In addition, the terms of any future indebtedness we may incur could preclude the payment of dividends in respect of equity securities, including the Preferred Stock, under certain conditions.

We may be unable to invest a significant portion of the net proceeds of our offering on acceptable terms in an acceptable timeframe.
Delays in investing the net proceeds of our offering may impair our performance. We cannot assure you that we will be able to identify any investments that meet our investment objective or that any investment that we make will produce a positive return. We may be unable to invest the net proceeds of our offering on acceptable terms within the time period that we anticipate or at all, which could harm our financial condition and operating results. As a result, we may not have as great an ability to pay distributions while our portfolio is not fully invested in securities meeting our investment objective as we may be able to when our portfolio is fully invested in securities meeting our investment objective.
Interest Rate Risk.
The Preferred Stock pays dividends at a fixed rate. The market values of fixed income investments tend to vary inversely with changes in market yields. The market yields on securities comparable to the Preferred Stock may increase, which would likely result in a decline in the market value of the Preferred Stock if it were to be traded on a national securities exchange. Additionally, if interest rates rise, securities comparable to the Preferred Stock may pay higher dividend rates and holders of the Preferred Stock, if it were listed on a national securities exchange, may not be able to sell the Preferred Stock at the Stated Value on a national securities exchange and reinvest the proceeds at market rates. The Company may be subject to a greater risk of rising interest rates due to the current period of rising interest rates and high inflation. The Federal Reserve has aggressively begun to raise interest rates, which is likely to drive down the prices of income or dividend-paying securities. The risk that interest rates may continue to rise is pronounced.
Illiquidity Prior to Exchange Listing.
There is no guarantee that the Preferred Stock will be listed on a national securities exchange. From time to time, the Board will consider whether to complete a Liquidity Event. The decision of whether to complete a Liquidity Event will be at our sole discretion and will be made based on economic and market conditions at the time and the judgment of the Board as to what is in the best interests of the Company and its stockholders. Notwithstanding the foregoing, the Board may elect to list any series of the Preferred Stock on a national securities exchange or elect an Issuer Optional Conversion (subject to the limitations described herein on an Issuer Optional Conversion) at any time after issuance. If the Board elects to list the Preferred Stock on a national securities exchange, there is no guarantee that the Preferred Stock will be approved for such listing. Prior to any Liquidity Event, an investment in the Preferred Stock may be illiquid and there is no guarantee that the Board will ever determine to elect a Liquidity Event.
Notice Period Prior to Issuer Optional Redemption.
There is a minimum notice period of 10 calendar days required in connection with our decision to exercise the Issuer Optional Redemption and a period of up to 18 calendar days between a Holder Conversion Deadline and the applicable Holder Conversion Exercise Date. This creates a risk that holders of a series of Preferred Stock intending to exercise the Holder Optional Conversion will lose the opportunity to convert their shares of Preferred Stock if we provide notice that we intend to exercise the Issuer Optional Redemption after a holder of Preferred Stock submits a Holder Conversion Notice and prior to the applicable Holder Conversion Exercise Date.
Market Price Fluctuation.
From time to time, the Board will consider whether to list the Preferred Stock on a national securities exchange. The decision of whether to list or convert the Preferred Stock will be at our sole discretion and will be made based on economic and market conditions at the time and the judgment of the Board as to what is in the best interests of the Company and its stockholders. Notwithstanding the foregoing, the Board may elect to list the Preferred Stock on a national securities exchange or elect an Issuer Optional Conversion (subject to the limitations described herein on an Issuer Optional Conversion) at any time after issuance.
We cannot predict the prices at which shares of the Preferred Stock would trade if listed on a national securities exchange. To the extent the Preferred Stock is listed on a national securities exchange, the Preferred Stock may trade at a premium to or discount from liquidation value for various reasons, including changes in interest rates, perceived credit quality and other factors.

Shares of common stock, which shares of Preferred Stock may be converted into, rank junior to the Preferred Stock with respect to dividends and upon liquidation.

We may choose to convert the Preferred Stock to shares of our common stock (subject to the limitations described herein on an Issuer Optional Conversion). Holders of Preferred Stock may also choose to convert their Preferred Stock, subject to our election to settle conversions in cash or shares of our common stock or a combination thereof. The rights of the holders of shares of Preferred Stock rank senior to the rights of the holders of shares of our common stock as to dividends and payments upon liquidation. Unless full cumulative dividends on our shares of Preferred Stock for all past dividend periods have been declared and paid (or set apart for payment), we will not declare or pay dividends with respect to any shares of our common stock for any period. Upon liquidation, dissolution or winding up of the Company, the holders of shares of our Preferred Stock are entitled to receive the Stated Value of $25.00 per share, plus an amount equal to any accumulated, accrued and unpaid dividends at the applicable rate, after provision is made for our senior liabilities, but prior and in preference to any distribution to the holders of shares of our common stock or any other class of our equity securities junior to our Preferred Stock.

We may issue shares of our common stock in offerings other than the offering described in this prospectus supplement and we may also issue additional preferred stock or debt securities that are convertible into shares of our common stock.

We may issue shares of common stock in one or more offerings other than those described in this prospectus supplement. In addition, we may issue additional preferred stock or debt securities that are convertible into shares of our common stock. The net effect of both types of offerings would be to increase the number of shares of our common stock outstanding or available, which could negatively impact the market price of our common stock and cause the market value of our common stock to become more volatile. Given that the Preferred Stock is convertible into common stock, it may also impact the value of our Preferred Stock (including the market value following any listing). Further, to the extent that shares of our common stock are offered or converted at a price below the then net asset value per share, existing stockholders who do not participate in such offerings would experience dilution of their interest (both voting and economic, in terms of net asset value) in the Company.

Redemption Following Death of a Holder may be limited in amount.

We will have a discretionary right to limit the aggregate liquidation preference of Preferred Stock subject to redemption following the death of a beneficial owner that may be exercised in any calendar year to an amount equal to the greater of $10 million or 5% of all Preferred Stock outstanding as of the end of the most recent calendar year. Accordingly, no assurance can be given that exercise of a redemption following the death of a beneficial owner for the desired amount will be permitted in any single calendar year.

Special Risks to Holders of Preferred Stock
Common Stock Repurchases. Repurchases of common stock by the Company may reduce the asset coverage of the Preferred Stock, which could adversely affect their liquidity or market prices.
Common Stock Distribution Policy. In the event the Company does not generate a total return from dividends and interest received and net realized capital gains in an amount at least equal to its distributions for a given year, the Company may return capital as part of its distribution. This would decrease the asset coverage per share with respect to the Preferred Stock, which could adversely affect their liquidity or market prices.
Credit Quality Ratings. The Preferred Stock has been rated BB by S&P. This credit rating could be reduced or withdrawn while an investor holds Preferred Stock. A reduction or withdrawal of the credit rating would likely have an adverse effect on the market value of the Preferred Stock following a listing. In addition, a credit rating does not eliminate or mitigate the risks of investing in the Preferred Stock.

1940 Act Risks. We have obtained stockholder approval under Section 63 of the 1940 Act to sell shares of common stock below net asset value until June 10, 2023. We believe that pursuant to this approval any shares of Preferred Stock sold prior to June 10, 2023 may be converted into shares of common stock pursuant to the Issuer Optional Conversion using the 5-day VWAP to determine the conversion rate at any time, including after June 10, 2023. We believe any shares of Preferred stock sold after June 10, 2023 may be converted into shares of common stock pursuant to the Issuer Optional Conversion using the 5-day VWAP to determine the conversion rate only if we have obtained stockholder approval for the period in which such shares of Preferred Stock were sold if the 5-day VWAP results in a price below net asset value.
The application of Section 63 of the 1940 Act with respect to the conversion of the Preferred Stock under the Issuer Optional Conversion is unclear. It is possible the SEC will assert a position that stockholder approval to issue shares of common stock below net asset value must be obtained for the year in which the Issuer Optional Conversion is exercised, instead of the time at which the Preferred Stock is sold. If the SEC asserted this position and prevailed, we would be required to obtain stockholder approval under the 1940 Act for the years in which we exercise the Issuer Optional Conversion. Obtaining this approval may cause us to incur additional costs and there can be no assurance such stockholder approval will be obtained. If we cannot obtain stockholder approval required by the 1940 Act to issue shares of common stock below net asset value at the time of an Issuer Optional Conversion, then the Issuer Optional Conversion will be effected at a conversion rate equal to:

◦any portion of the IOC Settlement Amount that we elect to pay in cash; and
◦a number of shares of our common stock at a conversion rate equal to (1) (a) the IOC Settlement Amount, minus (b) any portion of the IOC Settlement Amount that we elect to pay in cash, divided by (2) the NAV per share of common stock at the close of business on the business day immediately preceding the date of conversion.

Additional Risks of Notes to Holders of Preferred Stock
In addition to our obligations under our Revolving Credit Facility, we currently have the following notes outstanding: 2022 Notes, 2025 Notes, 6.375% 2024 Notes, 2023 Notes, 2026 Notes, 3.364% 2026 Notes, 3.437% 2028 Notes and Prospect Capital InterNotes® (together, the “Notes”). We may in the future issue additional Notes. Our obligations to pay dividends or make distributions and, upon liquidation of the Company, liquidation payments in respect of the Preferred Stock is subordinate to our obligations to make any principal and interest payments due and owing with respect to its outstanding Notes. Accordingly, our Notes have the effect of creating special risks for our preferred stockholders that would not be present in a capital structure that did not include such securities.

Senior securities, including debt and preferred stock, expose us to additional risks, including the typical risks associated with leverage and could adversely affect our business, financial condition and results of operations.

We currently use our revolving credit facility to leverage our portfolio and we expect in the future to borrow from and issue senior debt securities to banks and other lenders and may securitize certain of our portfolio investments. We also have the unsecured notes outstanding, which are a form of leverage and are senior in payment rights to our common stock.

With certain limited exceptions, as a BDC, we are only allowed to borrow amounts or otherwise issue senior securities such that our asset coverage, as defined in the 1940 Act, is at least 150% after such borrowing or other issuance. The amount of leverage that we employ will depend on the Investment Adviser’s and the Board’s assessment of market conditions and other factors at the time of any proposed borrowing. There is no assurance that a leveraging strategy will be successful. Leverage involves risks and special considerations for stockholders, any of which could adversely affect our business, financial condition and results of operation.

The Small Business Credit Availability Act (the “SBCAA”), which was signed into law in March 2018, decreased the asset coverage requirements of the 1940 Act applicable to BDCs from 200% to 150% (subject to either stockholder approval or approval of both a majority of the Board and a majority of directors who are not interested persons). On March 30, 2020, the Board approved, and on May 5, 2020, at a special meeting of our stockholders, our stockholders approved, the application to us of the reduced asset coverage requirements in Section 61(a) of the 1940 Act. The application of the reduced asset coverage requirement, which became effective on May 6, 2020, permits us, provided certain requirements are satisfied, to double the maximum amount of leverage that we are permitted to incur by reducing the asset coverage requirement applicable to us from 200% to 150% (a 2:1 debt to equity ratio, as opposed to a 1:1 debt to equity ratio), as provided for in Section 61(a)(2) of the 1940 Act, a successor provision to Section 61(a)(1) of the 1940 Act (see "Illustration of Impact of Leverage" above).

Compliance with the SEC’s Regulation Best Interest by participating broker-dealers may negatively impact our ability to raise capital in this offering, which could harm our ability to achieve our investment objectives.

Broker-dealers are required to comply with Regulation Best Interest, which, among other requirements, enhances the existing standard of conduct for broker-dealers and natural persons who are associated persons of a broker-dealer when making a recommendation of any securities transaction or investment strategy involving securities to a retail customer. The full impact of Regulation Best Interest on broker-dealers participating in our offering cannot be determined at this time, and it may negatively impact whether participating broker-dealers and their associated persons recommend this offering to certain retail customers. Regulation Best Interest imposes a duty of care for broker-dealers to evaluate reasonable alternatives in the best interests of their clients. Reasonable alternatives to the Fund exist and may be less costly or have a lower investment risk. Certain alternatives in listed entities may involve lower or no commissions at the initial time of purchase. Under Regulation Best Interest, broker-dealers participating in our offering must consider whether such alternatives are in the best interests of their clients. Broker-dealers may recommend a more costly or complex product as long as they have a reasonable basis to believe is in the best interest of a particular retail customer. If Regulation Best Interest reduces our ability to raise capital in this offering, it may harm our ability to achieve our objectives.

Risks Relating to Our Common Stock
Because the Preferred Stock may be converted into shares of common stock, holders who exercise their option to convert Preferred Stock into shares of common stock, or whose shares of Preferred Stock are converted into common stock at our option, will be subject to the risks of an investment in our common stock. These risks are reflected in the risk factors included in our Form 10-Q and Form 10-K filings with the SEC. See “Incorporation By Reference.”

DESCRIPTION OF THE PREFERRED STOCK
The following description is only a summary of the material provisions of the Preferred Stock. We urge you to read the Articles Supplementary for the Preferred Stock in its entirety because it, and not this description, defines your rights as a holder of the Preferred Stock. You may request copies of these documents as set forth under the caption “Available Information”.
When we refer to “Prospect Capital Corporation,” the “Company,” “we,” “our” or “us” in this section, we refer only to Prospect Capital Corporation and not its consolidated subsidiaries.
Brief Description of the Preferred Stock

Our authorized capital stock consists of 2,000,000,000 shares of stock, par value $0.001 per share, consisting of 1,552,100,000 classified as common stock, par value $0.001 per share, and 447,900,000 of convertible preferred stock, par value $0.001 per share, of which 72,000,000 have been classified and designated as Series A1 Shares, 72,000,000 have been classified and designated as Series A3 Shares, 72,000,000 have been classified and designated as Series M1 Shares, 72,000,000 have been classified and designated as Series M2 Shares and 72,000,000 have been classified and designated as Series M3 Shares. The Preferred Stock will be issued in multiple series, including the Series A1 Shares, the Series A3 Shares, the Series M1 Shares, the Series M2 Shares and the Series M3 Shares. The A Shares and the M Shares will be sold at each bi-weekly closing pursuant to this offering. We are offering only the A Shares and the M Shares by this prospectus supplement. If, in the future, we offer any additional series of preferred stock, the dividend rate, fees and expenses of such future series may vary from those of the other series of preferred shares offered by this prospectus supplement and such future series will be offered under a revised or a separate prospectus supplement.

The following is a brief description of the terms of the Preferred Stock. The description of the Preferred Stock contained herein does not purport to be complete and is qualified in its entirety by reference to the Articles Supplementary for our Preferred Stock, which have been filed with the SEC and are incorporated by reference as an exhibit to the registration statement, of which this prospectus is a part.

Rank. With respect to dividend rights and rights upon our liquidation, winding-up or dissolution:

•the Preferred Stock rank senior to our common stock;

•the Preferred Stock is on parity with each other series of our preferred stock, including any other series of Preferred Stock; and

•the Preferred Stock rank junior to all our existing and future debt obligations.

As of February 8, 2023, we and our subsidiaries had approximately $1.9 billion of unsecured senior indebtedness outstanding and $744.7 million of secured indebtedness outstanding.

Offering Price and Stated Value. Each share of Preferred Stock will have an offering price ranging from $23.25 to $25.00 per share and a Stated Value of $25.00, plus accrued and unpaid dividends. See “Plan of Distribution.”

Dividends. The holders of shares of Series A1 Shares, Series M1 Shares and Series M2 Shares are entitled to receive, when, as and if authorized by the Board and declared by us out of legally available funds, cumulative cash dividends on each share of such series of Preferred Stock at an annual rate of 5.50% per annum of the Stated Value for each share of Series A1 Shares, Series M1 Shares and Series M2 Shares, computed on the basis of a 360-day year consisting of twelve 30-day months. The holders of shares of Series A3 Shares and Series M3 Shares are entitled to receive, when, as and if authorized by the Board and declared by us out of legally available funds, cumulative cash dividends on each share of such series of Preferred Stock at an annual rate of 6.50% per annum of the Stated Value for each share of Series A3 Shares and Series M3 Shares, computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends on the Preferred Stock are payable in cash or in additional shares of Preferred Stock pursuant to the terms of any dividend reinvestment plan we may adopt for the Preferred Stock.
Dividends on each share of Preferred Stock begin accruing on, and are cumulative from, the date of issuance or, if later, from the most recent date on which dividends have been paid in full. Any such dividends are payable monthly on the first day of the month following the month for which the dividend was declared (or the next Business Day if the first day is not a Business Day) (each, a “Dividend Payment Date”) to holders of record of the Preferred Stock at the close of business on the date designated by the Board as the record date for such Dividend Payment Date, which shall be a date not more than 20 days or less than 7 days prior to the applicable Dividend Payment Date. Dividends on account of arrears for any past dividend period may be declared and paid at any time, without reference to any scheduled dividend payment date, to holders of record on such date. The timing and amount of such dividends will be determined by, or under authority granted by, the Board, and may vary from time to time. Any dividend payment made on the Preferred Stock will first be credited against the dividends accumulated with respect to the earliest dividend period for which dividends have not been paid.
Holders of our shares of Preferred Stock are not entitled to any dividend in excess of full cumulative dividends on our shares of Preferred Stock. Unless full cumulative dividends on our shares of Preferred Stock for all past dividend periods have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment, we will not declare and pay or declare and set apart for payment dividends and we will not declare and make any other distribution of cash or other property, directly or indirectly, on or with respect to any shares of our common stock or repurchase, redeem or otherwise acquire for consideration any shares of our common stock.
If we are then offering a series of Preferred Stock with a higher dividend rate, we and the dealer manager will treat any subscriptions submitted for a corresponding series of Preferred Stock with a lower dividend rate as a subscription for the corresponding series of Preferred Stock with the higher dividend rate. For example, if we are then offering the Series A3 Shares, we will treat any subscriptions submitted for Series A1 Shares as subscriptions for Series A3 Shares.
Conversion at the Option of the Holder. At any time prior to the listing of the Preferred Stock on a national securities exchange, shares of the Preferred Stock will be convertible, at the option of the holder of the Preferred Stock (the “Holder Optional Conversion”) as follows:
•Holder Conversion Notice: Holders of Preferred Stock may elect to convert their shares of Preferred Stock at any time by delivering to Preferred Shareholder Services a notice of conversion (the “Holder Conversion Notice”)

•Holder Conversion Deadline: A Holder Conversion Notice will be effective as of:
◦the 15th day of the month (or, if the 15th day of the month is not a business day, then on the business day immediately preceding the 15th day) or
◦the last business day of the month,

whichever occurs first after a Holder Conversion Notice is duly received by Preferred Shareholder Services (each such date, a “Holder Conversion Deadline”). Any Holder Conversion Notice received after 5:00 p.m. Eastern time on a Holder Conversion Deadline will be effective as of the next Holder Conversion Deadline.

•Holder Conversion Exercise Date: For all shares of Preferred Stock duly submitted to us for conversion on or before a Holder Conversion Deadline, we will determine the Settlement Amount (defined below) on any business day after such Holder Conversion Deadline but before the next Holder Conversion Deadline (such date, the “Holder Conversion Exercise Date”). Within such period, we may select the Holder Conversion Exercise Date in our sole discretion. We may, in our sole discretion, permit a holder to revoke their Holder Conversion Notice at any time prior to 5:00 pm, Eastern time, on the business day immediately preceding the Holder Conversion Exercise Date.

With respect to any conversion of the Preferred Stock, we may elect, at our sole discretion and subject to the restrictions and limitations described herein, to pay any portion (or no portion) of the amount owed in cash and settle the remaining portion in shares of our common stock. We will not pay any portion of the conversion proceeds for a share of Preferred Stock from a Holder Optional Conversion in cash (other than cash in lieu of fractional shares of our common stock) until the five year anniversary of the date on which such share of Preferred Stock has been issued, unless our Board determines, in its sole discretion, that the issuance of common stock in satisfaction of a Holder Optional Conversion would be materially detrimental to, and not in the best interest of, existing common stockholders. Beginning on the five year anniversary of the date on which a share of Preferred Stock is issued, we may elect to settle all or a portion of any Holder Optional Conversion in cash without limitation or restriction.
An A Share is subject to a Holder Optional Conversion Fee if it is converted by its holder within five years of its issuance. The amount of the fee equals a percentage of the Offering Price disclosed herein based on the year in which the conversion occurs after an A Share is issued as follows:
•Prior to the first anniversary of the issuance of such Preferred Stock: 9.00% of the maximum public offering price disclosed herein, which equals $2.25 per A Share;
•On or after the first anniversary but prior to the second anniversary: 8.00% of the maximum public offering price disclosed herein, which equals $2.00 per A Share;
•On or after the second anniversary but prior to the third anniversary: 7.00% of the maximum public offering price disclosed herein, which equals $1.75 per A Share;
•On or after the third anniversary but prior to the fourth anniversary: 6.00% of the maximum public offering price disclosed herein, which equals $1.50 per A Share;
•On or after the fourth anniversary but prior to the fifth anniversary 5.00% of the maximum public offering price disclosed herein, which equals $1.25 per A Share; and
•On or after the fifth anniversary: 0.00%.
We are permitted to waive the Holder Optional Conversion Fee through public announcement of the terms and duration of such waiver. Any such waiver would apply to any holder of Preferred Stock qualifying for the waiver and exercising a Holder Optional Conversion during the pendency of the term of such waiver. Although we have retained the right to waive the Holder Optional Conversion Fee in the manner described above, we are not required to establish any such waivers and we may never establish any such waivers.
We will settle any Holder Optional Conversion by paying or delivering, as the case may be, (A) any portion of the Settlement Amount (as defined below) that we elect to pay in cash and (B) a number of shares of our common stock at a conversion rate equal to (1) (a) the Settlement Amount, minus (b) any portion of the Settlement Amount that we elect to pay in cash, divided by (2) the 5-day VWAP.
For the A Shares, “Settlement Amount” means (A) the Stated Value, plus (B) unpaid dividends accrued to, but not including, the Holder Conversion Exercise Date, minus (C) the A Share Holder Optional Conversion Fee applicable on the respective Holder Conversion Deadline.

For the M Shares, “Settlement Amount” means (A) the Stated Value, plus (B) unpaid dividends accrued to, but not including, the Holder Conversion Exercise Date, but if a holder of M Shares exercises a Holder Optional Conversion within the first twelve months of issuance of such M Shares, the Settlement Amount payable to such holder will be reduced by the aggregate amount of all dividends, whether paid or accrued, on such M Shares in the three full months prior to the Holder Conversion Exercise Date, if any (such amount, the “M Shares Clawback”). We are permitted to waive the M Shares Clawback through public announcement of the terms and duration of such waiver. Any such waiver would apply to any holder of Preferred Stock qualifying for the waiver and exercising a Holder Optional Conversion during the pendency of the term of such waiver. Although we have retained the right to waive the M Shares Clawback in the manner described above, we are not required to establish any such waivers and we may never establish any such waivers.

The following table is intended to assist investors in understanding the stated value and liquidation preference of a share of Preferred Stock, after factoring in upfront and ongoing fees, and the impact of the Holder Optional Conversion on the Settlement Amount of such share of Preferred Stock if exercised within five years of the issuance of such share of Preferred Stock. This table provides only a summary of certain features of the Preferred Stock. Please also refer to “Fees and Expenses.”

Impact at Purchase and Every Year of Ownership
	Stated Value	Dividend Rate
Stated Value (determined annually)(1)	$25.00	6.50%
Stated Value after Upfront fees(2)	$25.00	6.50%
Stated Value after Ongoing Fees(2)	$25.00	6.50%

Impact of Holder Optional Conversion on the Settlement Amount of a Share of Preferred Stock(3)
	A Share	M Share
Year 1	$22.75	$25.00(4)
Year 2	$23.00	$25.00
Year 3	$23.25	$25.00
Year 4	$23.50	$25.00
Year 5	$23.75	$25.00
After Year 5 and Beyond	$25.00	$25.00
(1)The Stated Value is expected to be determined annually by the Company solely for the purpose of facilitating participating broker dealers’ compliance with FINRA Rule 2231.
(2)The sales and offering expenses are borne by the Company. See “Fees and Expenses.”
(3)In addition, will include unpaid dividends accrued to, but not including, the Holder Conversion Exercise Date.
(4)The Settlement Amount payable to an M Share holder who exercises the Holder Optional Conversion will include any accrued and unpaid dividends, but will be reduced by the M Shares Clawback.
We will determine the 5-day VWAP by reference to the daily per share volume-weighted average price of our common stock (for each trading day during the relevant five consecutive trading day period) as displayed under the heading “Bloomberg VWAP” on Bloomberg page PSEC <equity> AQR (or its equivalent successor if such page is not available) in respect of the daily period from the scheduled opening time of the exchange to the scheduled closing time of the exchange (or if such volume-weighted average price is unavailable, we will determine the 5-day VWAP in good faith and in a commercially reasonable manner). If, as of any date of determination of the 5-day VWAP, the common stock is not listed or quoted on a national securities exchange or automated quotation system, references to the 5-day VWAP will instead refer to the last quoted bid price for the common stock in the over-the-counter market as reported by OTC Markets Group Inc. or any similar organization, or, if that bid price is not available, the market price of the common stock on that date as determined by an independent financial advisor retained by the Company for such purpose.
We do not need stockholder approval in order to issue shares of common stock based on a conversion rate that is below the NAV per share of common stock in connection with a Holder Optional Conversion.
In the event that we provide notice of our intent to exercise the Issuer Optional Conversion or Issuer Optional Redemption with respect to shares of Preferred Stock for which a holder has provided a Holder Conversion Notice, such holder may revoke its notice with respect to such shares of Preferred Stock by delivering, prior to the applicable Holder Conversion Exercise Date, a written notice of revocation to the Company. In the event that we exercise an Issuer Optional Conversion with respect to any shares of Preferred Stock, the holder of such Preferred Stock may instead elect a Holder Optional Conversion (which would be effected at the 5-day VWAP, which may represent a discount to the NAV per share of the common stock on the date of the conversion) provided that the date of conversion for such Holder Optional Conversion would occur prior to the date of conversion for the Issuer Optional Conversion (which may be effected at a conversion rate based on the NAV per share of the common stock on the date of conversion). See “Conversion at the Option of the Issuer,” “Liquidity Event” and “Listing” below.
Redemption at the Option of the Issuer. Subject to the restrictions described in the immediately following paragraph, a share of Preferred Stock may be redeemed at our option at any time or from time to time upon not less than 10 calendar days nor more than 90 calendar days written notice to the holder prior to the date fixed for redemption thereof, at a redemption price of 100% of the Stated Value of the shares of Preferred Stock to be redeemed plus dividends accrued to, but excluding, the date fixed for redemption, whether or not earned or declared, but excluding interest on any such distribution or payment.
We will not exercise the Issuer Optional Redemption prior to the Redemption Eligibility Date, unless we determine, in our sole discretion, that doing so would be necessary to comply with the asset coverage requirements under the 1940 Act or to maintain our status as a RIC.
If we exercise the Issuer Optional Redemption for less than all of the outstanding shares of Preferred Stock, then shares of Preferred Stock will be selected for redemption on a pro rata basis or by lot across holders of the series of Preferred Stock selected for redemption; provided that, if the redemption occurs prior to the Redemption Eligibility Date, we will first redeem on a pro rata basis or by lot the minimum number of shares of Preferred Stock that have met the Redemption Eligibility Date necessary to comply with the asset coverage requirements of the 1940 Act or to maintain our status as a RIC, and, if the redemption of all such shares of Preferred Stock is insufficient to cause us to comply with the asset coverage requirements of the 1940 Act or to maintain our status as a RIC, we will then redeem on a pro rata basis or by lot the minimum number of shares of Preferred Stock that have not met the Redemption Eligibility Date for us to comply with the asset coverage requirements of the 1940 Act or to maintain our status as a RIC.
There is no Holder Optional Conversion Fee charged nor does the M Shares Clawback apply upon an Issuer Optional Redemption.
Conversion at the Option of the Issuer. Subject to certain limitations, a share of Preferred Stock may be converted at our option at any time or from time to time for cash or shares of our common stock upon not less than 30 calendar days nor more than 90 calendar days written notice to the holder prior to the date fixed for conversion thereof.
We will settle any Issuer Optional Conversion by paying or delivering, as the case may be and subject to the restrictions and limitations described herein:
•any portion of the IOC Settlement Amount (as defined below) that we elect to pay in cash; and
•a number of shares of our common stock at a conversion rate equal to (1) (a) the IOC Settlement Amount, minus (b) any portion of the IOC Settlement Amount that we elect to pay in cash, divided by (2) the 5-day VWAP, subject to our ability to obtain or maintain any stockholder approval that may be required under the 1940 Act to permit us to sell our common stock below net asset value. See “1940 Act Approval” below.
For both the A Shares or the M Shares, “IOC Settlement Amount” means (A) the Stated Value, plus (B) unpaid dividends accrued to, but not including, the date fixed for conversion.
We will not pay any portion of the IOC Settlement Amount from an Issuer Optional Conversion in cash (other than cash in lieu of fractional shares of our common stock) until the Redemption Eligibility Date. Beginning on the Redemption Eligibility Date, we may elect to settle any Issuer Optional Conversion in cash without limitation or restriction.
We will not exercise the Issuer Optional Conversion prior to the two year anniversary of the date on which a share of Preferred Stock has been issued (provided that following the listing of Preferred Stock on a national securities exchange, such date shall be the two year anniversary of the first date on which shares of Preferred Stock were issued) unless the Board determines, in its sole discretion, that the conversion of the Preferred Stock is necessary to cause the Company to comply with the asset coverage requirements of the 1940 Act applicable to the Company, to maintain the Company’s status as a RIC, to maintain or enhance one or more of the Company’s credit ratings, to help comply with regulatory or other obligations, to achieve a strategic transaction, or to improve the liquidity position of the Company. Pursuant to the terms of the 5.35% Series A

Fixed Rate Cumulative Perpetual Preferred Stock, we will not exercise an Issuer Optional Conversion for so long as our 5.35% Series A Fixed Rate Cumulative Perpetual Preferred Stock is outstanding.
If we exercise the Issuer Optional Conversion for less than all of the outstanding shares of Preferred Stock, then shares of Preferred Stock will be selected for conversion on a pro rata basis or by lot across holders of the series of Preferred Stock selected for conversion; provided that if we exercise the Issuer Optional Conversion prior to the two year anniversary of the issuance of any shares of Preferred Stock, we will first convert on a pro rata basis or by lot the minimum number of shares of Preferred Stock that have been issued for more than two years necessary to achieve the Board’s objective for the conversion, and, if the conversion of all such shares of Preferred Stock is insufficient to cause us to achieve such objective, we will then convert on a pro rata basis or by lot the minimum number of shares of Preferred Stock that have not been outstanding for two years for us to achieve the Board’s objective.
In addition to the Issuer Optional Conversion and the Issuer Optional Redemption, we may purchase shares of Preferred Stock on the open market (if the Preferred Stock has been listed on a national securities exchange), or repurchase shares of Preferred Stock by means of privately negotiated transactions, tender offers or otherwise, in accordance with applicable law.
There is no Holder Optional Conversion Fee charged nor does the M Shares Clawback apply upon an Issuer Optional Conversion.
Conversion Date. The Holder Conversion Exercise Date will be the “Conversion Date” with respect to any Holder Optional Conversion and the date we fix for conversion will be the “Conversion Date” with respect to any Issuer Optional Conversion. A converting holder will cease to be holder of the relevant shares of Preferred Stock as of the close of business on the relevant Conversion Date and shall be deemed to be a record holder of any shares of our common stock to be issued in connection with such conversion as of the open of business on the business day immediately following the relevant Conversion Date.
Settlement on Conversion. We will settle any conversions by paying or delivering, as the case may be, cash, shares of our common stock or a combination thereof on or about the second Business Day after any Conversion Date. To the extent we elect to settle any conversion obligations by the delivery of shares of our common stock, we will deliver a number of shares of our common stock per $25.00 of Stated Value equal to the relevant conversion rate, provided that we will deliver cash in lieu of any fractional shares (with such fractional shares determined after aggregating all conversions on such Conversion Date by a single beneficial owner and valued based on the 5-day VWAP used to determine the relevant conversion rate).
No fractional shares of common stock will be issued upon conversion of any shares of Preferred Stock into shares of common stock. In lieu of fractional shares otherwise issuable, each holder will be entitled to receive an amount in cash equal to the fraction of a share of common stock multiplied by the conversion price applicable to such Conversion Date. In order to determine whether the number of shares of common stock to be delivered to a holder upon the conversion of such holder’s shares of Preferred Stock will include a fractional share, such determination will be based on the aggregate number of shares of Preferred Stock of such holder that are being converted on any single Conversion Date. Notwithstanding the foregoing, if on any Conversion Date, the Company is prohibited from making any cash distribution pursuant to the 1940 Act or the terms of the Company’s senior securities then outstanding, no fractional shares will be issued and no cash in lieu of fractional shares will be paid and the amount of shares of common stock to be delivered to a holder upon conversion will be rounded down to the nearest whole share of common stock.
Forms for the exercise of the optional conversion rights described above may be obtained from the Transfer Agent at Computershare, 150 Royall St, Canton, MA 02021, Attention: Corporate Actions or by calling at (800) 546-5141.

Liquidity Event. The Board will consider from time to time whether to (1) keep the Preferred Stock outstanding, (2) list the Preferred Stock for trading on a national securities exchange or (3) elect an Issuer Optional Conversion (each of (2) and (3), a “Liquidity Event”). If the Board decides to list the Preferred Stock on a national securities exchange, we will provide no less than 60 days’ written notice of the decision to list the Preferred Stock. There will be a 30 day period prior to the listing in which holders of Preferred Stock may exercise the Holder Optional Conversion with the applicable Holder Optional Conversion Fee (with respect to the A Shares) or M Shares Clawback (with respect to the M Shares) waived.
1940 Act Approval. In connection with any Issuer Optional Conversion, we will use commercially reasonable efforts to obtain or maintain any stockholder approval that may be required under the 1940 Act to permit us to sell our common stock below net asset value. If we do not have or obtain any required stockholder approval under the 1940 Act to sell our common stock below net asset value and the 5-day VWAP is at a discount to our net asset value per share of common stock, we will settle any conversions in connection with an Issuer Optional Conversion by paying or delivering, as the case may be:
•any portion of the IOC Settlement Amount that we elect to pay in cash; and
•a number of shares of our common stock at a conversion rate equal to (1) (a) the IOC Settlement Amount, minus (b) any portion of the IOC Settlement Amount that we elect to pay in cash, divided by (2) the NAV per share of common stock at the close of business on the business day immediately preceding the date of conversion.
We have obtained stockholder approval under Section 63 of the 1940 Act to issue shares of common stock below net asset value until June 10, 2023. We believe that pursuant to this approval any shares of Preferred Stock issued prior to June 10, 2023 may be converted into shares of common stock pursuant to the Issuer Optional Conversion using the 5-day VWAP to determine the conversion rate at any time, including after June 10, 2023. We believe any shares of Preferred stock issued after June 10, 2023 may be converted into shares of common stock pursuant to the Issuer Optional Conversion using the 5-day VWAP to determine the conversion rate only if we have obtained stockholder approval for the period in which such shares of Preferred Stock were issued and the 5-day VWAP results in a price below net asset value.
The application of Section 63 of the 1940 Act with respect to the conversion of the Preferred Stock under the Issuer Optional Conversion is unclear. It is possible the SEC will assert a position that stockholder approval to issue shares of common stock below net asset value must be obtained for the year in which the Issuer Optional Conversion is exercised, instead of the time at which the Preferred Stock is issued. If the SEC asserted this position and prevailed, we would be required to obtain stockholder approval under the 1940 Act for the years in which we exercise the Issuer Optional Conversion. Obtaining this approval may cause us to incur additional costs and there can be no assurance such stockholder approval will be obtained. If we cannot obtain stockholder approval required by the 1940 Act to issue shares of common stock below net asset value at the time of an Issuer Optional Conversion, then the Issuer Optional Conversion will be effected at a conversion rate equal to:
•any portion of the IOC Settlement Amount that we elect to pay in cash; and
•a number of shares of our common stock at a conversion rate equal to (1) (a) the IOC Settlement Amount, minus (b) any portion of the IOC Settlement Amount that we elect to pay in cash, divided by (2) the NAV per share of common stock at the close of business on the business day immediately preceding the date of conversion.
In the event that we exercise an Issuer Optional Conversion with respect to any shares of Preferred Stock, the holder of such Preferred Stock may instead elect a Holder Optional Conversion provided that the date of conversion for such Holder Optional Conversion would occur prior to the date of conversion for the Issuer Optional Conversion.
Preferred Stock Dividend Reinvestment Plan. We currently intend for our Transfer Agent to administer a Preferred Stock Dividend Reinvestment Plan, pursuant to which Holders will have dividends on their Preferred Stock automatically reinvested in additional shares of such Preferred Stock at a price per share of $25.00 if they so elect. Shares of Preferred Stock received through the Preferred Stock Dividend Reinvestment Plan will be of the same series and have the same original issue date for purposes of the Holder Optional Conversion Fee and for other terms of the Preferred Stock based on issuance date as the Preferred Stock for which the dividend was declared. We may terminate the Preferred Stock Dividend Reinvestment Plan at any time in our sole discretion.
Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, before any distribution or payment shall be made to holders of our common stock, the holders of shares of Preferred Stock will be entitled to be paid out of our assets legally available for distribution to our stockholders, after payment or provision for our debts and other liabilities, a liquidation preference equal to the Stated Value per share, plus an amount equal to any accrued and unpaid dividends to but excluding the date of payment, whether or not earned or declared, but excluding interest on any such distribution or payment.
If, upon any liquidation, dissolution or winding up our affairs, whether voluntary or involuntary, our assets available for distribution among the holders of all of our outstanding preferred stock, including the Preferred Stock, shall be insufficient to permit the payment in full to the holders thereof of the amounts to which they are entitled, then the available assets will be distributed among such holders ratably in any distribution of assets according to the respective amounts which would be payable on all our outstanding preferred stock if all amounts thereon were paid in full.
After payment of the full amount of the liquidating distributions to which they are entitled, the holders of our shares of Preferred Stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other corporation, trust or other entity, the consolidation or merger of any other corporation, trust or entity with or into us, the sale or transfer of any or all our assets or business, or a statutory share exchange will not be deemed to constitute a liquidation, dissolution or winding-up of our affairs.
In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, call, redemption or other acquisition of shares of our stock or otherwise, is permitted under the Maryland General Corporation Law, amounts that would be needed, if we were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of holders of the Preferred Stock will not be added to our total liabilities.
Voting Rights. In any matter submitted to a vote of the holders of our common stock, each holder of Preferred Stock will be entitled to one vote for each share of Preferred Stock held, and the holders of the outstanding Preferred Stock, holders of any other preferred stock we may issue and the common stock will vote together as a single class. For so long as we are subject to the 1940 Act, holders of our Preferred Stock, voting separately as a single class, together with holders of any other preferred stock we may issue, have the right to elect two members of the Board at all times. The two directors elected by the holders of the Preferred Stock are designated by our Board. The Board has designated William J. Gremp and Eugene S. Stark as the directors to be elected by holders of the Preferred Stock. If dividends on any of our preferred stock, including the Preferred Stock, have accumulated and been unpaid for a period of two years, the holders of our preferred stock, including the Preferred Stock, will have the power to elect a majority of the Board.
During any period in which any one or more of the conditions described below shall exist (such period, a “Voting Period”), the number of directors constituting the Board automatically will be increased by the smallest number that, when added to the two directors elected exclusively by the holders of the preferred stock as described above, would constitute a majority of the Board as so adjusted, and the holders of outstanding shares of Preferred Stock, voting separately as one class with any other outstanding preferred stock so entitled to vote, subject to compliance with the 1940 Act and the rules thereunder, will have the power to elect such additional directors. A Voting Period will commence (A) if at any time accumulated dividends and distributions (whether or not earned or declared, and whether or not funds are then legally available in an amount sufficient therefor) on the outstanding Preferred Stock equal to at least two full years’ dividends and distributions shall be due and unpaid; or (B) if at any time holders of any other preferred stock are entitled to elect a majority of the directors of the Board under the 1940 Act or Articles Supplementary creating such shares. If we subsequently pay, or declare and set apart for payment in full, all dividends payable on all outstanding shares of Preferred Stock and any other outstanding preferred stock for all past dividend periods, the additional voting rights of the holders of the Preferred Stock and any other preferred stock as described above will cease, and the terms of office of all of the additional directors elected by the holders of the Preferred Stock and any other preferred stock (but not of the directors with respect to whose election the holders of shares of common stock were entitled to vote or the two directors the holders of the Preferred Stock and any other preferred stock have the right to elect at all times) will terminate immediately and automatically, subject always, however, to the reverting of such voting rights to the holders of the Preferred Stock and any other preferred stock so entitled to vote upon the further occurrence of any of the events described in this paragraph.
The approval of the holders of a majority of any outstanding preferred stock, voting separately as a class, is required to, among other actions, (A) amend, alter or repeal the rights, preferences or privileges of the preferred stock or amend our corporate charter in a manner that materially and adversely affects the preferred stock, provided that any such action that would materially and adversely affect the rights, preferences or privileges of one or more series of the preferred stock (the “Affected Series”) in a manner different from any other series of the preferred stock will require the approval of a majority of the outstanding shares of the Affected Series (with such Affected Series voting as a separate class) or (B) create (by reclassification or otherwise) any new class of shares having rights, preferences or privileges senior to the preferred stock; provided that the Board may adopt Articles Supplementary or amend or supplement the Charter, including in connection with listing the Preferred Stock on a national securities exchange, for the purpose of converting, exchanging, reorganizing or combining two or more series of preferred stock into a single series of preferred stock having materially the same rights, preferences or privileges as set forth herein, which amendment or other action shall not be deemed to materially and adversely affect the rights, preferences or privileges of the Preferred Stock or of one or more series of preferred stock.
The vote of the holders of a majority of the preferred stock then outstanding, including the Preferred Stock, is required to approve any plan of reorganization adversely affecting such preferred stock or any action requiring a vote of stockholders under Section 13(a) of the 1940 Act. For purposes of the preceding sentence, the phrase “vote of the holders of a majority of the preferred stock then outstanding” shall have the meaning set forth in the 1940 Act.
The holders of Preferred Stock have exclusive voting rights on a charter amendment that would alter only the contract rights of the Preferred Stock. Any such charter amendment shall first be declared advisable by the Board and then approved by the affirmative vote or consent of the holders of a majority of the outstanding shares of Preferred Stock.
Adjustment for Reorganization Events. In the event of: (i) any reclassification, statutory exchange, merger, consolidation or other similar business combination of the Company with or into another person, in each case, pursuant to which our common stock is changed or converted into, or exchanged for, cash, securities or other property of the Company or another person; (ii) any sale, transfer, lease or conveyance to another person, in one or a series of related transactions, of all or a majority of the property and assets of the Company, in each case pursuant to which the common stock is converted into cash, securities or other property; or (iii) any statutory exchange of securities of the Company with another person (other than in connection with a merger or acquisition) or reclassification, recapitalization or reorganization of the common stock into other securities (each of which is referred to as a “Reorganization Event”), each reference herein to a share of our common stock will, without the consent of the holders and subject to the terms of the Articles Supplementary, become a reference to the number, kind and amount of securities, cash and other property (the “Exchange Property”) that each share of our common stock was converted into, or exchanged for, in such Reorganization Event. If the kind or amount of securities, cash and other property receivable upon such Reorganization Event is not the same for each share of common stock held immediately prior to such Reorganization Event by a person, then for the purpose of this paragraph, each reference to a share of the common stock will be deemed to refer to the weighted average of the types and amounts of consideration per share of our common stock received by the holders of common stock.
The Company (or any successor) shall, no less than 30 calendar days prior to the anticipated effective date of any Reorganization Event (or, if such anticipated effective date cannot be reasonably determined 30 calendar days prior to the date thereof, as promptly as reasonably practicable after the Company (or any successor) has become aware of the anticipated effective date), provide written notice to the holders of Preferred Stock of such occurrence of such event and of the kind and amount of the cash, securities or other property that is expected constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of these adjustments for Reorganization Events.
The Company shall not enter into any agreement for a transaction constituting a Reorganization Event unless (A) such agreement provides for or does not interfere with or prevent (as applicable) conversion of the Preferred Stock into the Exchange Property in a manner that is consistent with and gives effect to these adjustments for Reorganization Events, and (B) to the extent that the Company is not the surviving legal entity in such Reorganization Event or will be dissolved in connection with such Reorganization Event, proper provision shall be made in the agreements governing such Reorganization Event for the conversion of the Preferred Stock into stock of the Person surviving such Reorganization Event or such other continuing entity in such Reorganization Event. The Company (or any successor) shall continue to have the right to settle any conversions in cash, Exchange Property or a combination thereof.

We may, as we determine appropriate in our sole discretion, adjust the conversion rate for any Holder Optional Conversion or Issuer Optional Conversion to account for any stock splits, stock combinations or stock dividends the ex-dividend date for which occurs during the period used for calculating the 5-day VWAP for any conversion.
Optional Redemption Following Death of a Holder. Subject to restrictions, beginning on the date of original issuance and ending upon the listing of the Preferred Stock on a national securities exchange, we will redeem shares of Preferred Stock of a beneficial owner who is a natural person (including a natural person who holds shares of Preferred Stock through an Individual Retirement Account or in a personal or estate planning trust) upon his or her death at the written request of the beneficial owner’s estate at a redemption price equal to the Stated Value, plus an amount equal to any accumulated, accrued and unpaid dividends thereon to, but excluding, the date of such redemption; provided, however, that our obligation to redeem any of the shares of Preferred Stock is limited to the extent that we do not have sufficient funds available to fund any such redemption or we are restricted by applicable law from making such redemption. There is no conversion fee to redeem shares of Preferred Stock of a beneficial owner upon his or her death. The beneficial owner or the beneficial owner’s estate must hold the Preferred Stock for a minimum of 6 months before their shares of Preferred Stock are eligible for such redemption. We will have a discretionary right to limit the aggregate liquidation preference of Preferred Stock subject to redemption following the death of a beneficial owner that may be exercised in any calendar year to an amount equal to the greater of $10 million or 5% of all the Preferred Stock outstanding as of the end of the most recent calendar year.
Upon any such redemption request from a beneficial owner’s estate upon the death of such beneficial owner, we have the right, in our sole discretion, to pay the redemption price in cash or in equal value of our common stock, or a combination thereof, calculated based on the 5-day VWAP, in exchange for the Preferred Stock. We do not need stockholder approval in order to settle the redemption price in shares of common stock based on a rate that is below the NAV per share of common stock.
We are not obligated to redeem any shares of our Preferred Stock following the death of a beneficial owner if we do not have sufficient funds available to fund any such redemption or we are restricted by applicable law from making such redemption.
Forms for the exercise of the optional redemption rights described above may be obtained from the Transfer Agent at Computershare, 150 Royall St, Canton MA 02021, Attention: Corporate Actions or by calling at (800) 546-5141.

    Issuance Date Consolidation All the shares of a series of Preferred Stock that are sold to investors on a given settlement date will, as a group, be assigned a unique CUSIP number to help us track the period of time such shares of Preferred Stock have been outstanding. In order to streamline the operations of the offering relating to maintaining multiple CUSIP numbers, we have the right pursuant to the terms of the preferred stock, including the terms of the Preferred Stock, and without stockholder approval, to combine the shares of any series of preferred stock issued during a six month period into a single CUSIP number, provided that the deemed issuance date for such combined group of shares will be on the earliest actual issuance date for any shares of preferred stock during such six month period and no earlier than six months prior to the date on which such shares of preferred stock were originally issued. If we exercise this right, shares of Preferred Stock that were issued later during a six month period will benefit because the dates on which the Holder Optional Conversion Fee or M Shares Clawback applicable to the Preferred Stock will be reduced or terminated will occur sooner for such shares than it would have if we did not exercise this right. However, for shares of Preferred Stock issued later in the six month period, the exercise of such right will permit us to exercise an Issuer Optional Redemption and an Issuer Optional Conversion, and to settle an Issuer Optional Conversion in cash, without constraint sooner than if we did not exercise such right. Such combination of shares of one or more series of preferred stock may be effected through a mandatory tender, exchange, conversion or other reorganization transaction and in such transaction cash may be issued in lieu of fractional shares.

Transfer Agent and Registrar
The transfer agent for shares of our Preferred Stock is Computershare.

Listing
    Our shares of common stock are listed on the Nasdaq Global Select Market under the symbol “PSEC.” Our shares of Preferred Stock are not listed for trading on any national securities exchange but we may apply to have any such shares listed for trading on a national securities exchange in the future.
    Holders of a series of Preferred Stock will no longer be able exercise the Holder Optional Conversion with respect to that series of Preferred Stock if that series of Preferred Stock is listed for trading on a national securities exchange. If a series of Preferred Stock is listed for trading on a national securities exchange, we intend to reclassify all series of Preferred Stock with a common dividend rate that are listed on an exchange into a single series.
Periodic Reporting
    We will include information reflecting whether our net assets exceed the Stated Value of the aggregate amount of the shares of Preferred Stock outstanding in our annual report to shareholders filed pursuant to Section 13(a) of the Exchange Act.
Covered Security
    The term “covered security” applies to securities exempt from state registration because of their oversight by federal authorities and national-level regulatory bodies pursuant to Section 18 of the Securities Act. Securities listed on a national securities exchange are the most common type of covered security exempt from state registration. A non-traded security also can be a covered security if it has a seniority greater than or equal to other securities from the same issuer that are listed on a national exchange, such as the Nasdaq Global Select Market. The Preferred Stock is a covered security because it is senior to our common stock and therefore is exempt from state registration.
There are several advantages to both issuers and investors of a security being deemed a covered security. These include:
•More Investors - Covered securities can be purchased by a broader range of investors than can non-covered securities. Non-covered securities are subject to suitability requirements that vary from state to state. These so-called “Blue Sky” regulations often prohibit the sale of securities to certain investors and may prohibit the sale of securities altogether until a specific volume of sales have been achieved in other states.
•Issuance Costs - Covered securities may have lower issuance costs since they avoid the expense of dealing with the various regulations of each of the 50 states and Washington, D.C. This could save time and money and allows issuers of covered securities the flexibility to enter the market at a time of their choosing. All investors in the issuer would benefit from any lower issuance costs that may be achieved.
There are also several disadvantages to investors of a security being deemed a covered security. These include:
•Lack of State Suitability Standards - Since there are no state investor eligibility requirements, there is no prohibition on the sale of the securities to certain investors, including investors that may not be suitable to purchase the securities.
•No State Review - Investors will not receive an additional level of review and possible protection afforded by the various state regulators.

Certain ERISA and Benefit Plan Considerations

The following is a summary of certain considerations associated with the acquisition and holding of the Preferred Stock by an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, or ERISA) that is subject to Title I of ERISA, a plan described in, and subject to, Section 4975 of the Code, including an individual retirement account, or IRA, or a Keogh plan, a plan subject to provisions under applicable federal, state, local, non-U.S. or other laws or regulations that are similar to the provisions of Title I of ERISA or Section 4975 of the Code, which we refer to as “Similar Laws,” and any entity whose underlying assets include “plan assets” by reason of any such employee benefit or retirement plan’s investment in such entity (each of which we refer to as a “Plan”).
General Fiduciary Matters
ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA (an “ERISA Plan”) or Section 4975 of the Code (together with an ERISA Plan, each a “Covered Plan”) and prohibit certain transactions involving the assets of a Covered Plan with its fiduciaries or other interested parties. In general, under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Covered Plan or the management or disposition of the assets of such a Covered Plan, or who renders investment advice for a fee or other compensation (direct or indirect) to such a Covered Plan, is generally considered to be a fiduciary of the Covered Plan. In considering the acquisition, holding and, to the extent relevant, disposition of the Preferred Stock by a Plan, a fiduciary should determine, among other things, whether the investment is in accordance with the documents and instruments governing the Plan, whether the investment is consistent with the Plan’s needs for liquidity to satisfy minimum and other distribution requirements and whether the investment is in accordance with the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, applicable prudence, diversification, delegation of control, conflicts of interest and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws. Neither we, nor any of our agents or representatives, or any of our or their affiliates will provide any advice in a fiduciary capacity with respect to a Covered Plan's investment in the Preferred Stock.
Prohibited Transaction Issues
Section 406 of ERISA prohibits ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of Section 3(14) of ERISA, and Section 4975 of the Code imposes an excise tax on certain “disqualified persons,” within the meaning of Section 4975 of the Code, who engage in similar transactions with Covered Plans, in each case unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to other penalties and liabilities under ERISA and the Code. In addition, a fiduciary of an ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. In the case of an IRA, the occurrence of a prohibited transaction could cause the IRA to lose its tax-exempt status. For example, the acquisition, holding and, to the extent relevant, disposition of the Preferred Stock by an a Covered Plan with respect to which we are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired, held and disposed of in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor (the “DOL”) has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition and holding of the Preferred Stock. These class exemptions (as may be amended from time to time) include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers.

In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code each provides a limited exemption, commonly referred to as the “service provider exemption,” from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Covered Plan involved in the transaction and provided further that the Covered Plan pays no more than adequate consideration in connection with the transaction. There can be no assurance that any of the above-described exemptions or any other exemption will be applicable, or all of the conditions of any such exemptions will be satisfied, with respect to each otherwise prohibited transactions that might arise in connection with an investment in the Preferred Stock by a Covered Plan. Governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA or Section 4975(g)(3) of the Code) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code but may be subject to similar prohibitions under Similar Laws. Fiduciaries of such plans should consult with their counsel before acquiring the Preferred Stock or any interest therein. Accordingly, the Preferred Stock (including any interest therein) may not be acquired, held or disposed of by any person investing “plan assets” of any Plan if such acquisition, holding and disposition will constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or similar violation of any applicable Similar Laws.
Plan Asset Issues
ERISA and regulations issued by the DOL (the “Plan Asset Regulations”) generally provide that when a Covered Plan acquires an “equity interest” in an entity that is neither a security issued by an investment company registered under the 1940 Act, nor a “publicly offered security,” the Covered Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity. If our assets were deemed to be “plan assets” under ERISA, this would result, among other things, in (i) the application of the prudence and other fiduciary responsibility standards of ERISA to investments made by us and (ii) the possibility that certain transactions in which we might seek to engage could constitute “prohibited transactions” under ERISA and the Code.

The Preferred Stock will not be issued by an investment company registered under the 1940 Act. We expect, however, that the Preferred Stock will satisfy the requirements of a “publicly offered security” under the Plan Asset Regulations. However, as noted above, if an ERISA Plan acquires “publicly offered securities” then the Covered Plan’s assets include the equity securities acquired by the Covered Plan but do not include an undivided interest in the underlying assets of the entity. The definition of “publicly offered securities” in the Plan Asset Regulations requires that the equity securities satisfy a registration requirement under the federal securities laws, be “widely held” and “freely transferable.”

A class of securities satisfies the registration requirement under the Plan Asset Regulations if (i) the class of securities is part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (ii) the class of securities is part of an offering of securities registered under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Securities Exchange Commission) after the end of the fiscal year of the issuer during which the offering of such securities occurred. We anticipate that we will meet the registration requirements under the Plan Asset Regulations with respect to the Preferred Stock.

The Plan Asset Regulations provide that a class of securities is “widely held” for purposes of the publicly offered securities exception if it is held by 100 or more persons who are independent of the issuer. We anticipate that we will meet this requirement with respect to the Preferred Stock. The Plan Asset Regulations provide that whether a security is “freely transferable” is a question that is determined on the basis of all relevant facts and circumstances. Because we anticipate that at the time any Covered Plan acquires the Preferred Stock (including any interest therein) (i) we will satisfy the requirement under the Plan Asset Regulations to register the Preferred Stock, (ii) the securities will be held by 100 or more persons who are independent of us and (iii) the securities will be “freely transferable” under the Plan Asset Regulations, we expect that the publicly offered securities exception will apply to the Preferred Stock. However, there can be no assurance that will we qualify for the exception, especially in light of the fact that the availability of the exception will depend on actions to be taken at a later date, the number of persons who acquire the Preferred Stock and the facts and circumstances nature of the “freely transferable” requirement.

The Plan Asset Regulations also provide that a Covered Plan’s assets include the equity security acquired by the Covered Plan, but not an undivided interest in the issuer’s underlying assets, if the equity security is issued by an “operating company” (including a “venture capital operating company” and a “real estate operating company”) or if less than 25% of the class of equity security is held by “benefit plan investors” (the “Insignificant Participation Exception”). We do not intend to rely on any of these exemptions under the Plan Asset Regulations at the time of any investment in Preferred Stock by any ERISA Plan. In addition, we do not intend to limit or monitor benefit plan investors’ investments in the Preferred Stock and so there can be no assurance that the Insignificant Participation Exception will apply to the Preferred Stock.
Representation

Each purchaser of the Preferred Stock (including any interest in Preferred Stock) by its investment in the Preferred Stock will be deemed to represent and warrant that either (1) it is not a Plan and no portion of the assets used to acquire or hold the Preferred Stock (or any interest therein) constitutes assets of any Plan for purposes of ERISA, the Code or any Similar Law, or (2) the investment in the Preferred Stock will not constitute a violation of the fiduciary responsibility rules under ERISA or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws for which there is no applicable statutory, regulatory or administrative exemption.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the Preferred Stock on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption, if necessary, would be applicable to the purchase and holding of the Preferred Stock (including any interest therein). The sale of the Preferred Stock (including any interest therein) to any Plan is in no respect a representation by us or any of our affiliates, agents or representatives that such an investment meets all relevant legal requirements with respect to investments by such Plans generally or any particular Plan, or that such an investment is appropriate or advisable for Plans generally or any particular Plan. Purchasers of the Preferred Stock have the exclusive responsibility for ensuring that their purchase and holding of the Preferred Stock (including any interest therein) complies with the applicable fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA, the Code or applicable Similar Laws.

PREFERRED STOCK DIVIDEND REINVESTMENT PLAN

We have adopted a dividend reinvestment plan (the “Preferred Stock Dividend Reinvestment Plan”) that allows you the opportunity to purchase, through reinvestment of your dividends, additional shares of Preferred Stock. For purposes of this section, Computershare is referred to as the Administrator.
Description of the Preferred Stock Dividend Reinvestment Plan
Who is eligible to participate in the Preferred Stock Dividend Reinvestment Plan?
Holders of Preferred Stock are eligible to participate in the Preferred Stock Dividend Reinvestment Plan. If you own shares of Preferred Stock that are registered in someone else’s name (for example, a bank, broker, or trustee) and you want to participate in the Preferred Stock Dividend Reinvestment Plan, you may be able to arrange for that person to handle the reinvestment of dividends. If not, then in order to participate in the Preferred Stock Dividend Reinvestment Plan, your shares of Preferred Stock should be withdrawn from “street name” or other form of registration and should be registered in your own name. Alternatively, your broker or bank may offer a program that allows you to participate in a plan without having to withdraw your shares of Preferred Stock from “street name.”
Who is the administrator of the Preferred Stock Dividend Reinvestment Plan?
Computershare Trust Company, N.A. administers the Preferred Stock Dividend Reinvestment Plan. Certain administrative support will be provided to the Administrator by its designated affiliates. If you have questions regarding the Preferred Stock Dividend Reinvestment Plan, please write to the Administrator at the following address: Computershare Trust Company, N.A., P.O. Box 505013, Louisville, KY 40233-5013 or call the Administrator at 1-877-373-6374. An automated voice response system is available 24 hours a day, 7 days a week. Customer service representatives are available from 8:00 a.m. to 8:00 p.m., Eastern Time, Monday through Friday (except holidays). In addition, you may visit the Administrator’s website at www.computershare.com/investor. At this website, you can enroll in the Preferred Stock Dividend Reinvestment Plan, obtain information, and perform certain transactions on your Preferred Stock Dividend Reinvestment Plan account. See “Administration” for more information regarding www.computershare.com/investor and the administration of the Preferred Stock Dividend Reinvestment Plan.
What are the benefits of the Preferred Stock Dividend Reinvestment Plan?
•The Preferred Stock Dividend Reinvestment Plan provides you with the opportunity to automatically reinvest dividends paid on all, but not less than all, of your shares of Preferred Stock (including shares of Preferred Stock held in your Preferred Stock Dividend Reinvestment Plan account), in additional shares of Preferred Stock without payment of any fees or other charges to the extent shares of Preferred Stock are purchased directly from us pursuant to the Preferred Stock Dividend Reinvestment Plan.
•Subject to operating procedures of the Depository Trust Company, you may purchase fractional shares of Preferred Stock under the Preferred Stock Dividend Reinvestment Plan, which means you may fully reinvest all dividends. Dividends on fractional shares, as well as on whole shares, also can be reinvested in additional shares of Preferred Stock, which will be credited to your Preferred Stock Dividend Reinvestment Plan account.
•You will receive a transaction statement confirming the details of each transaction that you make.
What are the disadvantages of the Preferred Stock Dividend Reinvestment Plan?
•We will not pay you any interest on dividends held by the Administrator before the investment date.
•The dividends you reinvest under the Preferred Stock Dividend Reinvestment Plan will generally be taxable to you to the extent of our earnings and profits and may give rise to a liability for the payment of income tax without providing you with the corresponding cash to pay the tax when due.

Will the Preferred Stock I receive through the Preferred Stock Dividend Reinvestment Plan differ from the Preferred Stock I initially purchased?
Shares of Preferred Stock received through the Preferred Stock Dividend Reinvestment Plan will be of the same series and have the same original issue date for purposes of the Holder Optional Conversion Fee and for other terms of the Preferred Stock based on issuance date as the Preferred Stock for which the dividend was declared.
How does an existing holder of shares of Preferred Stock participate in the Preferred Stock Dividend Reinvestment Plan?
Enrollment is available online through www.computershare.com/investor. Alternatively, you may enroll by completing an enrollment form and mailing it to the Administrator. Your participation in the Preferred Stock Dividend Reinvestment Plan will begin promptly after your enrollment is received. Once you enroll, your participation continues automatically for as long as you wish to participate in the Preferred Stock Dividend Reinvestment Plan.
You may change your dividend reinvestment election at any time online through www.computershare.com/investor, by telephone or by notifying the Administrator in writing prior to the record date for that dividend. If your request is received after the record date, then your dividend will be paid in cash by check or automatic deposit to a U.S. bank account that you designate and your initial dividend reinvestment will commence with the following dividend payment. The record date will typically be approximately 15 days in advance of the dividend payment date.
You may, of course, choose not to reinvest any of your dividends, in which case the Administrator will remit any such dividends to you by check or automatic deposit to a U.S. bank account that you designate.
As an existing holder of shares of Preferred Stock, what are my investment options under the Preferred Stock Dividend Reinvestment Plan?
Once enrolled in the Preferred Stock Dividend Reinvestment Plan, you may elect to reinvest all, but not less than all, of your dividends in additional shares of Preferred Stock, until you terminate your participation in the Preferred Stock Dividend Reinvestment Plan.
When are funds invested under the Preferred Stock Dividend Reinvestment Plan?
The investment date for reinvested dividends will be the dividend payment date (generally, the first business day of each month). No interest will be paid on funds held by the Administrator pending investment. Shares will be purchased directly from the company.
Who pays the fees and other expenses?
We will pay all fees or other charges on shares of Preferred Stock purchased through the Preferred Stock Dividend Reinvestment Plan.
What are the federal income tax consequences of participating in the Preferred Stock Dividend Reinvestment Plan?
Stockholders participating in the Preferred Stock Dividend Reinvestment Plan are generally expected to be treated for U.S. federal income tax purposes as having received, on the date such dividends are reinvested, a distribution equal to the amount reinvested. Consequently, dividends reinvested in the Preferred Stock Dividend Reinvestment Plan may give rise to a tax payment obligation without the corresponding cash to pay such tax when it becomes due. See “Supplement to Material U.S. Federal Income Tax Considerations - Distributions” for a discussion of the treatment of distributions on the Preferred Stock. The total amount of cash and other distributions will be reported to stockholders and to the IRS on the appropriate tax form shortly after the end of each year. Shares acquired pursuant to the Preferred Stock Dividend Reinvestment Plan should have an initial tax basis equal to the amount of the dividend reinvested therein (plus, if applicable, brokerage costs paid by the stockholder) and a holding period that begins on the day after the date the dividend is paid.

We or the Administrator may be required to deduct “backup withholding” at the applicable rate (currently 24%) of all dividends paid to you, regardless of whether such dividends are reinvested pursuant to the Preferred Stock Dividend Reinvestment Plan. You are subject to backup withholding if: (i) you have failed properly to furnish us and the Administrator with your correct tax identification number, or TIN; (ii) the IRS or a broker notifies us or the Administrator that the TIN furnished by you is incorrect; (iii) the IRS or a broker notifies us or the Administrator that backup withholding should be commenced because you failed to properly report dividends paid to you; or (iv) when required to do so, you fail to certify, under penalties of perjury, that you are not subject to backup withholding. Backup withholding amounts will be withheld from dividends before such dividends are reinvested under the Preferred Stock Dividend Reinvestment Plan. Therefore, if you are subject to backup withholding, dividends to be reinvested under the Preferred Stock Dividend Reinvestment Plan will be reduced by the backup withholding amount.
If you are a foreign stockholder, you need to provide the required federal income tax certifications to establish your status as a foreign stockholder so that the foregoing backup withholding does not apply to you. You also need to provide the required certifications if you wish to claim the benefit of exemptions from federal income tax withholding or reduced withholding rates under a treaty or convention entered into between the United States and your country of residence. If you are a foreign stockholder whose dividends are subject to federal income tax withholding, the appropriate amount will be withheld and the balance in shares of Preferred Stock will be credited to your account.
The foregoing is intended only as a general discussion of the current federal income tax consequences of participation in the Preferred Stock Dividend Reinvestment Plan and may not be applicable to certain participants, such as tax-exempt entities. You should consult your tax and other professional advisors regarding the foreign, federal, state and local income tax consequences (including the effects of any changes in applicable law or interpretations thereof) of your individual participation in the Preferred Stock Dividend Reinvestment Plan or the disposal of shares acquired pursuant to the Preferred Stock Dividend Reinvestment Plan.
Purpose
The purpose of the Preferred Stock Dividend Reinvestment Plan is to provide a convenient and economical way for holders of shares of Preferred Stock to invest all, but not less than all, of their dividends in additional shares of Preferred Stock.
Eligibility of Existing Holders of Preferred Stock
If you are a current holder of record of shares of Preferred Stock, you may participate in the Preferred Stock Dividend Reinvestment Plan. Eligible holders of shares of Preferred Stock may enroll in the Preferred Stock Dividend Reinvestment Plan online through www.computershare.com/investor. Alternatively, you may enroll by completing an enrollment form and delivering it to the Administrator.
If you own shares of Preferred Stock that are registered in someone else’s name (for example, a bank, broker, or trustee) and you want to participate in the Preferred Stock Dividend Reinvestment Plan, you may be able to arrange for that person to handle the reinvestment of your dividends. If not, your shares of Preferred Stock should be withdrawn from “street name” or other form of registration and should be registered in your own name. Alternatively, your broker or bank may offer a program that allows you to participate in a plan without having to withdraw your shares of Preferred Stock from “street name.”
If you are already a participant in the Preferred Stock Dividend Reinvestment Plan, you need not take any further action in order to maintain your present participation.
Administration
Computershare Trust Company, N.A. (the “Administrator”) administers the Preferred Stock Dividend Reinvestment Plan. Certain administrative support will be provided to the Administrator by its designated affiliates.
You can enroll in the Preferred Stock Dividend Reinvestment Plan, obtain information, and perform certain transactions on your Preferred Stock Dividend Reinvestment Plan account online via the Administrator’s Investor Center.

To visit the Administrator’s website:
www.computershare.com/investor
You can contact the Administrator’s stockholder relations department toll-free at:
1-877-373-6374
An automated voice response system is available 24 hours a day, 7 days a week. Customer service representatives are available from 8:00 a.m. to 8:00 p.m., Eastern Time, Monday through Friday (except holidays).
You may write to the Administrator at the following address:
Computershare Trust Company, N.A.
P.O. Box 505013
Louisville, KY 40233-5013

For overnight packages:
Computershare Trust Company, N.A.
Attn: Alternative Investments
462 S. 4th Street suite 1600
Louisville, KY 40202

Please include a reference to Prospect Capital Corporation Preferred Stock in all correspondence.
Purchases and Pricing of Shares of Preferred Stock
With respect to reinvested dividends, the Stated Value for purchases of shares of Preferred Stock directly from us will be $25.00 per share, and the investment date will be the dividend payment date for the month. Dividend payment dates generally occur on the first business day of each month. Your account will be credited with a full and fractional number of shares of Preferred Stock, subject to operating procedures of the Depository Trust Company, equal to the total amount to be invested by you, divided by the applicable purchase price per share.
There are no fees or other charges on shares of Preferred Stock purchased through the Preferred Stock Dividend Reinvestment Plan.
Participation
Any eligible holder of shares of Preferred Stock may enroll in the Preferred Stock Dividend Reinvestment Plan online through www.computershare.com/investor. Alternatively, you may enroll in the Preferred Stock Dividend Reinvestment Plan by completing an enrollment form and returning it to the Administrator at the address set forth above.
If the Administrator receives your enrollment form by the record date for the payment of the next dividend (approximately 10 days in advance of the dividend payment date), that dividend will be invested in additional shares of Preferred Stock for your Preferred Stock Dividend Reinvestment Plan account; provided, however, that the first dividend payable with respect to newly-issued shares of Preferred Stock pursuant to our primary offering will be paid in cash, with subsequent dividends reinvested pursuant to the Preferred Stock Dividend Reinvestment Plan. If the enrollment form is received in the period after any dividend record date, that dividend will be paid by check or automatic deposit to a U.S. bank account that you designate and your initial dividend reinvestment will commence with the following dividend.
By enrolling in the Preferred Stock Dividend Reinvestment Plan, you direct the Administrator to apply all, but not less than all, dividends to the purchase of additional shares of Preferred Stock in accordance with the Preferred Stock Dividend Reinvestment Plan’s terms and conditions. Unless otherwise instructed, the Administrator will thereafter automatically reinvest all, but not less than all, dividends declared on shares of Preferred Stock held under the Preferred Stock Dividend Reinvestment

Plan. If you want to discontinue the reinvestment of all dividends paid on your shares of Preferred Stock, you must provide notice to the Administrator. See “Administration” for information on how to contact the Administrator.
Cost
We will pay all fees, the annual cost of administration and, unless provided otherwise in the Preferred Stock Dividend Reinvestment Plan, all other charges incurred in connection with the purchase of shares of Preferred Stock acquired under the Preferred Stock Dividend Reinvestment Plan, if any.
Number of Shares of Preferred Stock to be Purchased for the Participant
The number of shares of Preferred Stock purchased under the Preferred Stock Dividend Reinvestment Plan will depend on the amount of your dividend. Shares of Preferred Stock purchased under the Preferred Stock Dividend Reinvestment Plan will be credited to your account. Both full and fractional shares will be purchased.
Shares of Preferred Stock received through the Preferred Stock Dividend Reinvestment Plan will be of the same series and have the same original issue date for purposes of the Holder Optional Conversion Fee and for other terms of the Preferred Stock based on issuance date as the Preferred Stock for which the dividend was declared.
The aggregate number of shares issued across all series of Preferred Stock, including shares issued under the Preferred Stock Dividend Reinvestment Plan, shall not exceed 447,900,000. We cannot assure you there will be enough shares of Preferred Stock to meet the requirements under the Preferred Stock Dividend Reinvestment Plan. If we do not have a sufficient number of shares of Preferred Stock to meet the Preferred Stock Dividend Reinvestment Plan requirements during any month, the portion of any reinvested dividends received by the Administrator but not invested in shares of Preferred Stock under the Preferred Stock Dividend Reinvestment Plan will be returned to participants without interest.
Source of Shares of Preferred Stock Purchased Under the Preferred Stock Dividend Reinvestment Plan
Shares of Preferred Stock purchased under the Preferred Stock Dividend Reinvestment Plan will come from our authorized but unissued shares of Preferred Stock.
Method for Changing Preferred Stock Dividend Reinvestment Plan Election
You may change your Preferred Stock Dividend Reinvestment Plan election at any time online through www.computershare.com/investor, by telephone or by notifying the Administrator in writing. See “Administration” for information on how to contact the Administrator. To be effective with respect to a particular dividend, any such change must be received by the Administrator prior to the record date for such dividend.
Withdrawal by Participant
You may discontinue the reinvestment of your dividends at any time by providing written or telephone notice to the Administrator. Alternatively, you may change your dividend election online through www.computershare.com/investor. See “Administration” for information on how to contact the Administrator. If the Administrator receives your notice of withdrawal prior to the record date for the payment of the next dividend, the Administrator, in its sole discretion, will distribute such dividends in cash. If the request is received after the record date for the payment of the next dividend, then that dividend will be reinvested. However, all subsequent dividends will be paid out in cash on all balances. The Administrator will continue to hold your shares of Preferred Stock in your Preferred Stock Dividend Reinvestment Plan account.
Generally, an eligible holder of shares of Preferred Stock may again become a participant in the Preferred Stock Dividend Reinvestment Plan. However, we reserve the right to reject the enrollment of a previous participant in the Preferred Stock Dividend Reinvestment Plan on grounds of excessive joining and termination. This reservation is intended to minimize administrative expense and to encourage use of the Preferred Stock Dividend Reinvestment Plan as a long-term investment service.

Share Certificates and Safekeeping
Shares of Preferred Stock that you acquire under the Preferred Stock Dividend Reinvestment Plan will be maintained in your Preferred Stock Dividend Reinvestment Plan account in non-certificated form. This protects your shares of Preferred Stock against loss, theft or accidental destruction and also provides a convenient way for you to keep track of your shares of Preferred Stock.
Reports to Participants
Statements of your account activity will be sent to you after each transaction, which will simplify your record keeping. Each Preferred Stock Dividend Reinvestment Plan account statement will show the amount invested, the purchase price and the number of shares of Preferred Stock purchased. The statement will include specific cost basis information in accordance with applicable law. Please notify the Administrator promptly either in writing, by telephone or through the Internet if your address changes. In addition, you will receive copies of the same communications sent to all other holders of shares of Preferred Stock, if any. You also will receive any U.S. Internal Revenue Service (“IRS”) information returns, if required. Please retain all account statements for your records. The statements contain important tax and other information.
Responsibilities under the Preferred Stock Dividend Reinvestment Plan
We, the Administrator and any agent will not be liable in administering the Preferred Stock Dividend Reinvestment Plan for any act done in good faith, or for any omission to act in good faith, including, without limitation, any claim of liability arising out of failure to terminate a participant’s account upon that participant’s death prior to the receipt of notice in writing of such death. Nor are we, the Administrator or any agent liable for any act done or not done in good faith regarding the purchase of shares or the prices at which the purchases are done at. Since we have delegated all responsibility for administering the Preferred Stock Dividend Reinvestment Plan to the Administrator, we specifically disclaim any responsibility for any of its actions or inactions in connection with the administration of the Preferred Stock Dividend Reinvestment Plan. In no event shall we, the Administrator or their agents have any liability as to any inability to purchase shares or as to the timing of any purchase.
You should recognize that neither we, the Administrator, nor any agent can assure you of a profit or protect you against a loss on shares of Preferred Stock purchased under the Preferred Stock Dividend Reinvestment Plan.
Interpretation and Regulation of the Preferred Stock Dividend Reinvestment Plan
We reserve the right to interpret and regulate the Preferred Stock Dividend Reinvestment Plan.
Suspension, Modification or Termination of the Preferred Stock Dividend Reinvestment Plan
We reserve the right to suspend, modify or terminate the Preferred Stock Dividend Reinvestment Plan at any time. Participants will be notified of any suspension, modification or termination of the Preferred Stock Dividend Reinvestment Plan. Upon our termination of the Preferred Stock Dividend Reinvestment Plan any whole book-entry shares owned will continue to be credited to a participant’s account unless specifically requested otherwise.
Miscellaneous
Effect of Stock Dividend, Stock Split or Rights Offering. Any shares of Preferred Stock we distribute as a stock dividend on shares of Preferred Stock credited to your account under the Preferred Stock Dividend Reinvestment Plan, or upon any split of such shares of Preferred Stock, will be credited to your account. Stock dividends or splits distributed on all other shares of Preferred Stock held by you and registered in your own name will be mailed directly to you.
Effect of Transfer of All Shares of Preferred Stock in Participant’s Name. If you dispose of all shares of Preferred Stock registered in your name, but do not give notice of withdrawal to the Administrator, the Administrator will continue to reinvest the dividends on any shares of Preferred Stock held in your account under the Preferred Stock Dividend Reinvestment Plan until the Administrator is otherwise notified. See “Withdrawal by Participant” for more information on how to withdraw from the Preferred Stock Dividend Reinvestment Plan.

Voting of Participant’s Shares of Preferred Stock Held under the Preferred Stock Dividend Reinvestment Plan. Any voting rights attributable to the shares of Preferred Stock credited to your account under the Preferred Stock Dividend Reinvestment Plan will be voted in accordance with your instructions. If you are a participant in the Preferred Stock Dividend Reinvestment Plan and are not a holder of record of shares of Preferred Stock in your own name, you will be furnished with a form of proxy covering the shares of Preferred Stock credited to your account under the Preferred Stock Dividend Reinvestment Plan to which any such voting rights are attributable. If you are a participant in the Preferred Stock Dividend Reinvestment Plan and are the holder of record of shares of Preferred Stock in your own name, your proxy will be deemed to include shares of Preferred Stock, if any, credited to your account under the Preferred Stock Dividend Reinvestment Plan to which any such voting rights are attributable, and the shares of Preferred Stock held under the Preferred Stock Dividend Reinvestment Plan will be voted in the same manner as the shares of Preferred Stock registered in your own name. If a proxy is not returned, none of your shares of Preferred Stock to which any such voting rights are attributable will be voted unless you vote in person. If you want to vote in person at a meeting of stockholders, a proxy for shares of Preferred Stock credited to your account under the Preferred Stock Dividend Reinvestment Plan to which any such voting rights are attributable may be obtained upon written request received by the Administrator at least 15 days before the meeting.
Pledging of Participant’s Shares of Preferred Stock Held under the Preferred Stock Dividend Reinvestment Plan. You may not pledge any shares of Preferred Stock that you hold in your Preferred Stock Dividend Reinvestment Plan account. Any pledge of shares of Preferred Stock in a Preferred Stock Dividend Reinvestment Plan account is null and void. If you wish to pledge shares of Preferred Stock, you must first withdraw those shares of Preferred Stock from the Preferred Stock Dividend Reinvestment Plan.
Limitation of Liability
The Preferred Stock Dividend Reinvestment Plan provides that neither we nor the Administrator, nor any independent agent, will be liable in administering the Preferred Stock Dividend Reinvestment Plan for any act done in good faith or any omission to act in good faith in connection with the Preferred Stock Dividend Reinvestment Plan. This limitation includes, but is not limited to, any claims of liability relating to:
•the failure to terminate your Preferred Stock Dividend Reinvestment Plan account upon your death prior to receiving written notice of your death;
•the purchase prices reflected in your Preferred Stock Dividend Reinvestment Plan account or the dates of purchases of Preferred Stock under the Preferred Stock Dividend Reinvestment Plan; or
•any loss or fluctuation in the market value of shares of Preferred Stock after the purchase of shares of Preferred Stock under the Preferred Stock Dividend Reinvestment Plan.

    The foregoing limitation of liability does not represent a waiver of any rights you may have under applicable securities laws.

SUPPLEMENT TO MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
    The following summary of certain U.S. federal income tax considerations supplements the discussion set forth under the heading “Material U.S. Federal Income Tax Considerations” in the accompanying prospectus and is subject to the qualifications and assumptions set forth therein. The following summary is for general information only and is not tax advice. This discussion does not purport to deal with all aspects of taxation that may be relevant to particular holders of Preferred Stock in light of their personal investment or tax circumstances and does not apply to holders subject to special tax rules or stockholders that own or have owned, actually or constructively, 5% or more of our common stock or any series of Preferred Stock. This discussion applies only to a holder of the Preferred Stock that acquires the Preferred Stock for cash pursuant to this offering at the offering price set forth in this prospectus supplement (i.e., 100% of the Preferred Stock’ liquidation preference) and holds their share as capital assets (generally, assets held for investment). Holders that acquire Preferred Stock at a different price may be subject to different consequences than those set forth herein. Except as otherwise expressly indicated, this discussion further assumes that we will pay all dividends on the Preferred Stock on each dividend payment date and that such dividends will therefore not accumulate. No definitive or controlling legal authority or precedent exists for purposes of determining the consequences of the ownership, disposition, or conversion of the Preferred Stock. Thus, no assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below.
EACH PROSPECTIVE HOLDER IS ADVISED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE SPECIFIC FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO IT OF ACQUIRING, HOLDING, CONVERTING, EXCHANGING, OR OTHERWISE DISPOSING OF THE PREFERRED STOCK AND OF OUR ELECTION TO BE TAXED AS A RIC, AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.
General
Subject to the discussion below, an investment in the Preferred Stock generally is subject to the same U.S. federal income tax considerations applicable to an investment in our common stock. See “Material U.S. Federal Income Tax Considerations” in the accompanying prospectus for a general discussion of the considerations relating to an investment in our common stock, which would also apply to common stock received upon conversion of the Preferred Stock.
Distributions
In the case of distributions with respect to the Preferred Stock, a holder of such shares generally will be subject to the same rules that are applicable to distributions received by holders of our common stock, as discussed in the accompanying prospectus. However, in determining the extent to which a distribution will be treated as being made from our earnings and profits, our earnings and profits will be allocated, on a pro rata basis, first to distributions with respect to our preferred stock, and then to our common stock. In addition, the IRS currently requires a RIC that has two or more classes of shares outstanding to designate to each such class proportionate amounts of each type of its income (e.g., ordinary income, capital gain dividends, qualified dividend income, dividends eligible for the dividends received deduction) for each tax year based upon the percentage of total dividends distributed to each class for such year. Dividends are taxable to you even if they are reinvested in additional Preferred Stock pursuant to the Preferred Stock Dividend Reinvestment Plan. Shares acquired pursuant to the Preferred Stock Dividend Reinvestment Plan should have an initial tax basis equal to the amount of the dividend reinvested therein and a holding period that begins on the day after the date the dividend is paid. The proposed regulations referred to under the heading “Material U.S. Federal Income Tax Considerations” in the accompanying prospectus, permitting (subject to limitations) a 20% deduction with respect to certain dividends paid by us that attributable to our “qualified REIT dividends,” have been finalized.
Under Section 305(c) of the Code, a holder of convertible preferred stock of a corporation may be treated as having received a constructive distribution from the corporation if the conversion rate of the convertible preferred stock is adjusted (or fails to be adjusted) and as a result of such adjustment (or failure to adjust), the proportionate interest of such holder in the corporation’s assets or earnings and profits is increased, unless the adjustment (or failure to adjust) is made pursuant to a bona fide, reasonable anti-dilution formula. We do not expect to treat the reduction over time of the Holder Optional Conversion Fee applicable to the A Shares as an adjustment that gives rise constructive distributions under Section 305(c). However, no assurances can be given that the IRS would not challenge that position.
If we allow dividends on the Preferred Stock to accumulate to an amount that exceeds certain thresholds in relation to a holder’s tax basis in the Preferred Stock and subsequently pay such accumulated dividends, such payment could be characterized as an “extraordinary dividend” under the Code, with the result that certain corporate holders may be required to reduce their tax basis in the Preferred Stock by a portion of such extraordinary dividend, and a non-corporate holder may be required to treat loss on the sale of such Preferred Stock as long-term capital loss to the extent of a portion of the extraordinary dividends received. Prospective investors should consult their tax advisor with respect to these rules.
Sale or Exchange
Subject to the discussion below regarding redemptions and conversions of the Preferred Stock, a holder generally will realize capital gain or loss on a sale or other disposition of Preferred Stock measured by the difference between the holder’s amount realized on the sale or exchange and the holder’s adjusted tax basis in its Preferred Stock, and such gain or loss would be treated in accordance with the sections of the discussion in the accompanying prospectus relating to sales and exchanges of common stock.
Redemptions
A redemption of Preferred Stock (including a conversion of Preferred Stock solely for cash) will be treated under Section 302 of the Code as a taxable sale or other disposition, in accordance with the sections of this discussion and the discussion in the accompanying prospectus relating to sales or other dispositions of our stock by our stockholders (except that redemption proceeds attributable to declared but unpaid dividends, if any, generally would be treated as a distribution), if the redemption (i) is “substantially disproportionate” with respect to the holder; (ii) results in a “complete termination” of the holder’s stock interest in us; or (iii) is “not essentially equivalent to a dividend” with respect to the holder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, shares (including both Preferred Stock and common stock) actually owned and considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code generally must be taken into account. In general, a holder that owns (actually or constructively) only an insubstantial percentage of the total equity interests in us and that exercises no control over our corporate affairs will be entitled to sale or exchange treatment if such holder experiences a reduction in its equity interest in us as a result of the redemption. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code is satisfied with respect to any particular holder of Preferred Stock will depend upon the facts and circumstances as of the time the determination is made, prospective investors are advised to consult their tax advisors to determine such tax treatment.
If a redemption does not satisfy any of the foregoing tests, the amount of cash received in the redemption will be treated as a distribution, generally taxable in accordance with the sections of this discussion and the discussion in the accompanying prospectus relating to distributions to our stockholders, except that we expect to allocate our current earnings and profits to regular distributions on our preferred stock and common stock (in the manner described above), if any, before redemptions on the Preferred Stock. The holder’s adjusted tax basis in the redeemed Preferred Stock would, in that case, be transferred to the holder’s remaining stockholdings in us. If, however, the holder has no remaining stockholdings in us, such basis may, under certain circumstances, be transferred to a related person, or it may be lost entirely.
With respect to a redemption of our Preferred Stock that is treated as a distribution but that is not otherwise taxable as a dividend because it exceeds our earnings and profits, the method by which a holder must reduce its basis is uncertain in situations where the holder owns different blocks of stock that were acquired at different prices and thus have different bases. Each holder should consult its own tax advisor with respect to the treatment of a redemption of our Preferred Stock that is treated as a distribution.
Conversions
Conversion of the Preferred Stock solely for common stock. Upon the conversion of Preferred Stock solely into our common stock (and cash in lieu of a fractional share), you generally will not recognize gain or loss on the conversion, except with respect to cash received in lieu of a fractional share and amounts treated as attributable to dividend arrearages, which will be treated as described below. Your adjusted tax basis in our common stock received upon conversion of the Preferred Stock will equal your tax basis in the corresponding Preferred Stock (reduced by any basis allocable to a fractional share), except that the tax basis of common stock that are attributable to dividend arrearages will equal the fair market value of such stock at the time of conversion. Your holding period for our common stock received generally will include the holding period for the corresponding Preferred Stock surrendered in the conversion, except that the holding period of common stock treated as attributable to dividend arrearages will commence on the day after the date of receipt.
Cash received in lieu of a fractional share upon conversion generally is expected to be treated as a payment in redemption of the fractional share in accordance with the discussion under “-Redemption.” Your tax basis in a fractional share will be determined by allocating your tax basis in the common stock received (including the fractional share deemed received) between the common stock actually received upon conversion and the fractional share, in accordance with their respective fair market values.

Any common stock received in respect of accrued and unpaid dividends that have been declared will be taxable as described above under “-Distributions.” The tax treatment of a holder’s receipt of common stock paid upon conversion in respect of accrued and unpaid dividends that have not been declared is uncertain. Such common stock may be treated as (and we may choose to report such amounts as) a distribution as described under “-Distributions” in an amount equal to the lesser of (i) the amount of such accrued but unpaid dividends and (ii) the amount by which the fair market value of the common stock received in the conversion (including fractional shares deemed received) exceeds the issue price of the Preferred Stock. References in this discussion to amounts treated as attributable to dividend arrearages include any amounts properly treated as distributions.
Conversion of the Preferred Stock solely for cash. A conversion of Preferred Stock in exchange solely for cash should be treated as a redemption in accordance with the discussion above under “-Redemptions.’’
Conversion of the Preferred Stock for cash and common stock. The tax treatment of a conversion of Preferred Stock into cash and common stock is uncertain and subject to different possible characterizations. Upon such a conversion, we intend to treat the conversion as a recapitalization under Section 368(a)(1)(E) of the Code. Under that characterization, you would recognize gain equal to the lesser of (i) the excess of the fair market value of the common stock (including any fractional share) and cash received (excluding any amounts received that are treated as attributable to dividend arrearages, which would be treated as described above) over your tax basis in the Preferred Stock and (ii) the amount of cash received (less any cash treated as attributable to dividend arrearages and any cash attributable to a fractional share). Such gain generally would be treated as capital gain on the disposition of the Preferred Stock unless the receipt of cash has the effect of a dividend under Sections 302 and 356(a)(2) of the Code, in which case the portion of such gain equal to your ratable share, if any, of our earnings and profits would be treated as a dividend (with any remainder of such gain treated as capital gain). You would not be able to recognize any loss realized in the conversion (except with respect to cash received in lieu of a fractional share). Your adjusted tax basis in the common stock received in the recapitalization (excluding any common stock treated as attributable to dividend arrearages, which would have a tax basis equal the fair market value of such stock) would equal your tax basis in the corresponding Preferred Stock (reduced by any basis allocable to a fractional share), less the amount of cash received (excluding cash treated as attributable to dividend arrearages and any cash received in lieu of a fractional share), plus the amount of any taxable gain recognized on the conversion (other than with respect to a fractional share). Your holding period for the common stock received would include the holding period for the corresponding Preferred Stock surrendered in the conversion except that the holding period of any common stock treated as attributable to dividend arrearages would commence on the day after the date of receipt.
Alternatively, if, in the unexpected event that the receipt of cash and common stock upon conversion of the Preferred Stock is not treated as a single recapitalization, it is possible that the cash payment could be treated as the proceeds from the redemption of a portion of the Preferred Stock and taxed as described above under “-Redemptions,’’ and the common stock received would be treated as received in a recapitalization of the remaining Preferred Stock, which generally would not be taxable to you except to the extent of any common stock treated as attributable to dividend arrearages. In such case, although the law on this point is not entirely clear, your basis in the common stock received would equal a proportionate part (based on the relative fair market values of the common stock and the amount of cash you receive in the conversion) of the basis of the corresponding Preferred Stock surrendered in the conversion and the holding period of the common stock received would include the period during which you held such Preferred Stock, except that the holding period of any common stock treated as attributable to dividend arrearages would commence on the day after the date of receipt.
Cash received in lieu of a fractional share upon conversion into cash and common stock generally would be treated in accordance with the discussion above of cash in lieu of fractional shares under “-Conversion of the Preferred Stock solely for common stock.”
    Holders are urged to consult their tax advisors concerning the tax treatment to them if the Preferred Stock are converted for a combination of our common stock and cash.
Reorganization Event. The treatment of the conversion of the Preferred Stock into a security other than our common stock as a result of a Reorganization Event may depend on a number of factors, including the nature of the Reorganization Event and the security into which the Preferred Stock is convertible, and such transaction could be in whole or in part a taxable transaction for any particular holder. Holders should consult their own tax advisors as to the treatment of any such transaction.

USE OF PROCEEDS
Assuming that all shares of Preferred Stock sold in the offering are A Shares, we estimate that the net proceeds from this offering, if fully subscribed, will be approximately $1,593.0 million after deducting fees and estimated offering expenses of approximately $207.0 million payable by us.
We expect to use the net proceeds from this offering to maintain and enhance balance sheet liquidity, including repayment of debt under our credit facility, if any, investments in high quality short-term debt instruments or a combination thereof, and to make long-term investments in accordance with our investment objective.
    As of February 8, 2023, we had $744.7 million in outstanding borrowings under our credit facility and, based on the assets currently pledged as collateral on the facility, a total of approximately $814.0 million was available to us for borrowing under our credit facility net of outstanding borrowings. Interest on borrowings under the credit facility is one-month term SOFR plus 205 basis points, with no minimum SOFR floor. Additionally, the lenders charge a fee on the unused portion of the credit facility equal to either 40 basis points if more than 60% of the credit facility is drawn, or 70 basis points if more than 35% and an amount less than or equal to 60% of the credit facility is drawn, or 150 basis points if an amount less than or equal to 35% of the credit facility is drawn.

PRICE RANGE OF COMMON STOCK
Incorporated by reference to our Form 10-Q and Form 10-K filings. See “Incorporation by Reference”.

CAPITALIZATION
    The table below assumes that we will sell all of the 72,000,000 shares of Preferred Stock offered by this prospectus supplement at a price of $25.00 per share (excluding any shares of Preferred Stock issued pursuant to our Preferred Stock Dividend Reinvestment Plan), but there is no guarantee that there will be any sales of our Preferred Stock pursuant to this prospectus supplement and the accompanying prospectus. Actual sales, if any, of our Preferred Stock under this prospectus supplement and the accompanying prospectus may be less than as set forth in the table below. The last reported sale price per share of our common stock on the Nasdaq Global Select Market on February 8, 2023 was $7.38. The following table sets forth our capitalization as of December 31, 2022:
•on an actual basis;
•on an as adjusted basis giving effect to the issuance of 458,461 shares of common stock in connection with the Company's common stock dividend reinvestment plan, the issuance of 123,929 shares of common stock and redemption of 11,448 shares of Series A1 preferred stock, 460 shares of Series A3 preferred stock, and 23,800 shares of Series M1 preferred stock, respectively, in connection with preferred stock holder conversions, issuance of 8,843 shares of Series A1 preferred stock, 2,563,352 shares of Series A3 preferred stock, 240 shares of Series M1 preferred stock, and 239,836 shares of Series M3 preferred stock, respectively, (including preferred stock issued in connection with our preferred stock dividend reinvestment plan), net repayments of $9.6 million under our credit facility, and net issuances of $4.2 million aggregate principal amount of Prospect Capital InterNotes® (issuances net of our redemption of certain Prospect Capital InterNotes® in accordance with the survivors option);
•on an as further adjusted basis giving effect to the transactions noted above, the assumed sale of 72,000,000 shares of our Preferred Stock at a price of $25 per share less fees and expenses (less 49,705,007 shares of the Preferred Stock previously issued); and
•on an as further adjusted basis giving effect to the transactions noted above and the conversion of all shares of Preferred Stock into common stock and assuming 66,183,505 A Shares of Preferred Stock and pay a Holder Optional Conversion Fee of 9.00% and 5,370,056 M Shares of Preferred Stock pay the aggregate amount of all dividends, whether paid or accrued, on such M Share in the three full months prior to the conversion date and are converted at a conversion rate based on the 5-day VWAP of our common stock on February 8, 2023, which was $7.55 (the actual 5-day VWAP of our common stock on a conversion date may be more or less than $7.55, which may result in more or less shares of common stock issued).
This table should be read in conjunction with “Use of Proceeds” and our “Management's Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and notes thereto included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

We are also offering other series of preferred stock in a separate offering. The collective ongoing impact of these offerings will be reflected in the financial statements included in our Form 10-Q and Form 10-K filings with the SEC. See “Incorporation By Reference.”

	As of December 31, 2022
	Actual		As Adjusted for Stock Issuances and Borrowings After December 31, 2022		As further Adjusted for this Offering		As further Adjusted for Conversion to Common
	(In thousands, except shares and per share data) (Unaudited)
Long-term debt, including current maturities:
Borrowings under senior credit facility	$754,305		$744,705		$744,705		$744,705
Senior Convertible Notes	156,168		156,168		156,168		156,168
Senior Unsecured Notes	1,363,355		1,363,355		1,363,355		1,363,355
Prospect Capital InterNotes®	350,045		354,260		354,260		354,260
Total long-term debt	2,623,873		2,618,488		2,618,488		2,618,488
Preferred Stock, par value $0.001 per share at carrying value plus cumulative accrued and unpaid dividends
Preferred stock, par value $0.001 per share at carrying value plus cumulative accrued and unpaid dividends	1,207,553	(1)	1,270,390	(2)(5)	1,763,667	(3)	171,147	(4)
Net Assets Applicable to Common Stockholders
Common stock, par value $0.001 per share (1,552,100,000 shares of common stock authorized; 398,852,478 shares outstanding actual and 399,434,868 shares outstanding as adjusted and 399,434,868 shares outstanding as further adjusted for this offering and 616,416,168 shares outstanding as further adjusted for conversion to common stock)	399		400	(6)	400		617
Common stock paid-in capital in excess of par value	4,089,950		4,094,020	(6)	4,094,020		5,686,323
Total distributable earnings (loss)	(123,958)		(123,958)		(123,958)		(123,958)
Total common stockholders’ equity	3,966,391		3,970,462		3,970,462		5,562,982
Total capitalization	$7,797,817		$7,859,340		$8,352,617		$8,352,617

(1)     As of December 31, 2022, actual preferred stock includes 387,900,000 shares authorized, with 60,000,000 shares of preferred stock authorized for each of the Series A1, Series M1, Series M2, Series A3 and Series M3, and 20,000,000 shares of preferred stock authorized for each of the Series AA1, Series MM1, Series AA2 and Series MM2, and 1,000,000 shares of preferred stock authorized for the Series A2, and 6,900,000 shares of preferred stock authorized for the Series A; 31,143,878 Series A1 shares issued and outstanding; 3,996,761 Series M1 shares issued and outstanding; 0 Series M2 shares issued and outstanding; 10,184,347 Series A3 shares issued and outstanding; 1,157,019 Series M3 shares issued and outstanding; 0 Series AA1 shares issued and outstanding; 0 Series MM1 issues and outstanding; 0 Series AA2 Shares outstanding; 0 Series MM2 shares outstanding; 187,000 Series A2 shares issued and outstanding; and 6,000,000 Series A shares issued and outstanding at carrying value plus cumulative accrued and unpaid dividends.
(2)     As of February 8, 2023, preferred stock adjusted for stock issuances after December 31, 2022 includes 387,900,000 shares authorized, with 60,000,000 shares of preferred stock authorized for each of the Series A1, Series M1, Series M2, Series A3 and Series M3, and 20,000,000 shares of preferred stock authorized for each of the Series AA1, Series MM1, Series AA2 and Series MM2, and 1,000,000 shares of preferred stock authorized for the Series A2 and 6,900,000 shares of preferred stock authorized for the Series A; 31,141,273 Series A1 shares issued and outstanding; 12,747,239 Series A3 shares issued and outstanding; 3,973,201 Series M1 shares issued and outstanding; 1,396,855 Series M3 shares issued and outstanding; 0 Series M2 shares issued and outstanding; 0 Series AA1 shares issued and outstanding; 0 Series MM1 shares issued and outstanding; 0 Series AA2 Shares issued and outstanding; 0 Series MM2 shares issued and outstanding; 187,000 Series A2 shares issued and outstanding; and 6,000,000 Series A shares issued and outstanding at carrying value plus cumulative accrued and unpaid dividends.
(3)     As of February 8, 2023 and assuming all shares issued under this offering are of Series A3, preferred stock as further adjusted for this offering includes 447,900,000 shares authorized, with 72,000,000 shares of preferred stock authorized for each of the Series A1, Series M1, Series M2, Series A3 and Series M3, and 20,000,000 shares of preferred stock authorized for each of the Series AA1, Series MM1, Series AA2 and Series MM2, and 1,000,000 shares of preferred stock authorized for the Series A2 and 6,900,000 shares of preferred stock authorized for the Series A; 31,141,273 Series A1 shares issued and outstanding; 3,973,201 Series M1 shares issued and outstanding; 0 Series M2 shares issued and outstanding; 35,042,232 Series A3 shares issued and outstanding; 1,396,855 Series M3 shares issued and outstanding; 0

Series AA1 shares issued and outstanding; 0 Series MM1 shares issued and outstanding; 0 Series AA2 shares issued and outstanding; 0 Series MM2 shares issued and outstanding; 187,000 Series A2 shares issued and outstanding; and 6,000,000 Series A shares issued and outstanding at carrying value plus cumulative accrued and unpaid dividends.
(4)     As of February 8, 2023 and assuming all shares issued under this offering are of Series A3, preferred stock as further adjusted for conversion of this offering to common includes 447,900,000 shares authorized, with 72,000,000 shares of preferred stock authorized for each of the Series A1, Series M1, Series M2, Series A3 and Series M3, and 20,000,000 shares of preferred stock authorized for each of the Series AA1, Series MM1, Series AA2 and Series MM2, and 1,000,000 shares of preferred stock authorized for the Series A2 and 6,900,000 shares of preferred stock authorized for the Series A; 0 Series A1 shares issued and outstanding; 0 Series M1 shares issued and outstanding; 0 Series M2 shares issued and outstanding; 0 Series A3 shares issued and outstanding; 0 Series M3 shares issued and outstanding; 0 Series AA1 shares issued and outstanding; 0 Series MM1 shares issued and outstanding; 0 Series AA2 shares issued and outstanding; 0 Series MM2 shares issued and outstanding; 187,000 Series A2 shares issued and outstanding; and 6,000,000 Series A shares issued and outstanding at carrying value plus cumulative accrued and unpaid dividends.
(5)     Includes 8,843 shares of our Series A1 Shares, 2,563,352 shares of our Series A3 Shares, 240 shares of our Series M1 Shares, and 239,836 shares of our Series M3 Shares issued since December 31, 2022, including preferred stock issued in connection with our preferred stock dividend reinvestment plan, and our conversion of 35,708 shares of Series A1, Series A3, Series M1, and Series M3 preferred stock in connection with preferred stock holder conversions.
(6)     Includes 458,461 shares of our common stock issued since December 31, 2022 in connection with our common stock dividend reinvestment plan and 123,929 shares of our common stock issued since December 31, 2022 in connection with a preferred stock holder conversion.

SALES OF COMMON STOCK BELOW NET ASSET VALUE

We must obtain stockholder approval under the 1940 Act in order to sell shares of our common stock below NAV in connection with any Issuer Optional Conversion. Our stockholders authorized us to sell shares of our common stock at prices below net asset value until June 10, 2023. If we do not have or have not obtained any required stockholder approval under the 1940 Act to sell our common stock below net asset value and the 5-day VWAP is at a discount to our net asset value per share of common stock, we will settle any conversions in connection with an Issuer Optional Conversion by paying or delivering, as the case may be:

•any portion of the IOC Settlement Amount that we elect to pay in cash; and
•a number of shares of our common stock at a conversion rate equal to (1) (a) the IOC Settlement Amount, minus (b) any portion of the IOC Settlement Amount that we elect to pay in cash, divided by (2) the NAV per share of common stock at the close of business on the business day immediately preceding the date of conversion.

See “Risk Factors-Shares of Preferred Stock may be redeemed for, or converted into, shares of common stock” in this prospectus supplement.

At our special meeting of stockholders held on June 10, 2022, our stockholders approved our ability to sell an unlimited number of shares of our common stock at any level of discount from NAV per share during the twelve-month period following such approval. In order to sell shares of our common stock pursuant to this authorization, including in connection with an Issuer Optional Conversion, a majority of our directors who have no financial interest in the sale and a majority of our independent directors must (a) find that the sale is in our best interests and in the best interests of our stockholders, (b) in consultation with any underwriter or underwriters or sales manager or sales managers of the offering, if any, make a good faith determination as of a time either immediately prior to the first solicitation by us or on our behalf of firm commitments to purchase such shares, or immediately prior to the issuance of such shares of common stock, that the price at which such shares are to be sold is not less than a price which closely approximates the market value of such shares, less any distributing commission or discount and (c) the number of shares sold on any given date does not exceed 25% of its outstanding common stock immediately prior to such sale. For additional information, see “Sales of Common Stock Below Net Asset Value” in the accompanying prospectus.

We may make sales of our common stock at prices below our most recently determined NAV per share. Pursuant to the approval of the Board, we have made such sales in the past, and we may continue to do so under this prospectus supplement in connection with the sale of the Preferred Stock.

In making a determination that a sale of our common stock below NAV per share is in our and our stockholders’ best interests, the Board considers a variety of factors including matters such as:
•The effect that a sale of common stock below NAV per share would have on our stockholders, including the potential dilution they would experience as a result of the sale;
•The amount per share of common stock by which the sales price per share, or common stock price component of the conversion rate, and the net proceeds per share are less than the most recently determined NAV per share;
•The relationship of recent market prices of our common stock to NAV per share and the potential impact of the offering of common stock or conversion of Preferred Stock on the market price per share of our common stock;
•Whether the estimated offering price, or common stock price component of the conversion rate, would closely approximate the market value of our shares of common stock;
•The potential market impact of being able to raise capital during the current financial market environment;
•The nature of any new investors anticipated to acquire shares of common stock in the offering of common stock or conversion of Preferred Stock;
•The anticipated rate of return on and quality, type and availability of investments; and
•The leverage available to us, both before and after the offering of common stock or conversion of Preferred Stock and other borrowing terms.

The Board also considers the fact that sales of the Preferred Stock, which is convertible into shares of common stock at a discount will benefit our Investment Adviser as the Investment Adviser will earn additional investment management fees on the proceeds of (or assets retained as a result of) such offering, as it would from the offering of any other securities of the Company or from the offering of common stock at a premium to NAV per share.

In connection with offerings pursuant to the stockholder approval we received on June 10, 2022, including an Issuer Optional Conversion, we will not sell shares of common stock (including shares of Preferred Stock convertible into shares of common stock) under a prospectus supplement to our registration statement (the “current registration statement”) if the cumulative dilution to our NAV per share from offerings under the current registration statement exceeds 15%. This limit would be measured separately for each offering pursuant to the current registration statement by calculating the percentage dilution or accretion to aggregate NAV from that offering and then summing the percentage from each offering. For example, if our NAV per share of common stock determined at the time of the first offering was $9.94 and we have 399.4 million shares of common stock outstanding, a sale of Preferred Stock convertible into 50.0 million shares of common stock at net proceeds to us (or assets retained in a conversion) of $4.97 per share of common stock (an approximately 50% discount) would produce dilution of 5.56%. If we subsequently determined that our NAV per share of common stock decreased to $9.38 on the then 449.4 million shares of common stock outstanding and then made an additional offering, we could, for example, sell approximately an additional 104.5 million shares of common stock at net proceeds to us (or assets retained in a conversion) of $4.69 per share of common stock (an approximate 50% discount to our decreased NAV per share of common stock of $9.38), which would produce dilution of 9.43%, before we would approach the aggregate 15% limit. If we file a new post-effective amendment, the threshold would reset.

Issuance by us of our common stock at a discount from NAV per share upon conversion of Preferred Stock poses a potential risk for our existing common stockholders whether or not they participate in the Preferred Stock offering, as well as for new investors who participate in the Preferred Stock offering. Any issuance of common stock at a price below NAV per share upon conversion of Preferred Stock will result in an immediate dilution to many of our existing common stockholders even if they participate in the offering of Preferred Stock.

    NAV per share of common stock used in the tables below is based on our NAV per share of common stock determined as of December 31, 2022, adjusted to give effect to issuances of our common and preferred stock, net of conversions to common stock, made after December 31, 2022 and before February 8, 2023. The NAV per share of common stock used for purposes of providing information in the tables below is thus an estimate and does not necessarily reflect actual NAV per share of common stock at the time sales are made. Actual NAV per share of common stock may be higher or lower based on potential changes in valuations of our portfolio securities, accruals of income, expenses and distributions declared and thus may be higher or lower at the assumed sales prices than shown below.

A holder’s exercise of his or her Holder Optional Conversion option is not subject to the foregoing restrictions and limitations; however, the dilutive effects of such conversion to existing common stockholders would be the same as described below under “Impact on Existing Stockholders Who Do Not Receive Shares of Common Stock Below NAV.”

Examples of Dilutive Effect of the Issuance of Shares of Common Stock Below NAV Per Share
The tables below provide hypothetical examples of the impact that a conversion of Preferred Stock using a price less than NAV per share may have on the NAV per share of common stockholders who do not receive shares of common stock below NAV. However, the tables below do not show and are not intended to show all potential changes in market price of our common stock that may occur from a conversion of Preferred Stock using a price less than NAV per share and it is not possible to predict any potential market price change of our common stock that may occur from such an offering of common stock or a conversion of Preferred Stock. There is no maximum level of discount from NAV at which we may sell (including as a result of a conversion of Preferred Stock) shares of common stock pursuant to this authority.

Impact On Existing Common Stockholders Who Do Not Receive Shares of Common Stock Below NAV

Our existing common stockholders who do not receive shares of common stock below NAV per share upon conversion of Preferred Stock or who do not buy additional shares of common stock in the secondary market at the same or lower price per share of common stock used in a conversion of Preferred Stock (after expenses and commissions) face the greatest potential risks. These common stockholders will experience an immediate decrease (often called dilution) in the NAV of the shares of common stock they hold. These common stockholders will also experience a disproportionately greater decrease in their participation in our earnings and assets and their voting power than the increase we will experience in our assets, potential earning power and voting interests due to the conversion of Preferred Stock. These common stockholders may also experience a decline in the market price of their shares of common stock, which often reflects to some degree announced or potential increases and decreases in NAV. This decrease could be more pronounced as the size of the offering of Preferred Stock and the discount of the 5-day VWAP to our NAV per share of our common stock increases. There is no maximum level of discount from NAV at which we may issue shares of common stock (including as a result of a conversion of Preferred Stock) pursuant to our stockholder authority.

The following chart illustrates the level of NAV dilution that would be experienced by a common stockholder who does not receive or acquire shares of common stock at the same discount to NAV. It is not possible to predict the level of market price decline that may occur. NAV has not been finally determined for any day after December 31, 2022. The table below is shown based upon the December 31, 2022 reported NAV per share of common stock of $9.94.

The examples assume that we have 399.4 million shares of common stock outstanding, $7,953,000,000 in total assets and $2,711,000,000 in total liabilities, and $1,270,000,000 in preferred stock at carrying value. The current NAV attributable to common holders and NAV per share of common stock are thus $3,972,000,000 and $9.94. The table illustrates the dilutive effect upon a nonparticipating common stockholder of (1) conversion of Preferred Stock into 19,970,000 shares of common stock (5% of the outstanding shares of common stock) at $9.44 per share of common stock after offering expenses, commission, and conversion fees (a 5% discount from NAV); (2) conversion of Preferred Stock into 39,940,000 shares of common stock (10% of the outstanding shares of common stock) at $8.94 per share of common stock after offering expenses, commissions, and conversion fees (a 10% discount from NAV); (3) conversion of Preferred Stock into 99,850,000 shares of common stock (25% of the outstanding shares of common stock) at $7.45 per share of common stock after offering expenses, commissions, and conversion fees (a 25% discount from NAV); and (4) conversion of Preferred Stock into 99,850,000 shares of common stock (25% of the outstanding shares of common stock) at $1.00 per share of common stock after offering expenses, commissions and conversion fees (a 89.9% discount from NAV). This example assumes the Preferred Stock offering is fully subscribed, all shares of Preferred Stock sold are A Shares, selling and offering expenses of 1.5% and that all shares of Preferred Stock are convertible in the first year after they are sold and are subject to a 9.00% conversion fee.

	Prior to Sale	Example 1 5% Offering at 5% Discount		Example 2 10% Offering at 10% Discount		Example 3 25% Offering at 25% Discount		Example 4 25% Offering at 89.9% Discount
	Below NAV	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share of common stock to Public		$9.71		$9.20		$7.66		1.03
Net Proceeds per Share of common stock to Issuer		$9.44		$8.94		$7.45		1.00
Decrease to NAV
Total Shares of common stock Outstanding	399,400,000	419,370,000	5.00%	439,340,000	10.00%	499,250,000	25.00%	499,250,000	25.00%
NAV per Share of common stock	$9.94	$9.92	(0.24)%	$9.85	(0.92)%	$9.45	(5.01)%	8.16	(17.98)%
Dilution to Common Stockholder
Shares Held by Common Stockholder A	399,400	399,400	—	399,400	—	399,400	—	399,400	—
Percentage Held by Common Stockholder A	0.10%	0.10%	(4.76)%	0.09%	(9.09)%	0.08%	(20.00)%	0.08%	(20.00)%
Total Asset Values
Total NAV Held by Common Stockholder A	$3,972,000	$3,962,385	(0.24)%	$3,935,605	(0.92)%	$3,772,877	(5.01)%	$3,257,764	(20.00)%
Total Investment by Common Stockholder A (Assumed to be $9.94 per Share of common stock on Shares of common stock Held Prior to Sale)		$3,972,000		$3,972,000		$3,972,000		$3,972,000
Total Dilution to Common Stockholder A (Total NAV Less Total Investment)		$(9,615)		$(36,395)		$(199,124)		$(714,236)
Per Share Amounts
NAV per Share of common stock Held by Stockholder A		$9.92		$9.85		$9.45		$8.16
Investment per Share of common stock Held by Common Stockholder A (Assumed to be $9.94 per Share of common stock on Shares of common stock Held Prior to Sale)	$9.94	$9.94		$9.94		$9.94		$9.94
Dilution per Share of common stock Held by Common Stockholder A (NAV per Share Less Investment per Share)		$(0.02)		$(0.09)		$(0.50)		$(1.79)
Percentage Dilution to Common Stockholder A (Dilution per Share Divided by Investment per Share of common stock)			(0.24)%		(0.92)%		(5.01)%		(17.98)%
Impact On Existing Common Stockholders Who Do Receive Shares of Common Stock Below NAV
Our existing common stockholders who receive shares of common stock issued below NAV per share upon conversion of Preferred Stock or who buy additional shares of common stock in the secondary market at the same or lower price per share of common stock used in connection with a conversion of Preferred Stock (after expenses and commissions) will experience the same types of NAV dilution as the nonparticipating common stockholders, albeit at a lower level, to the extent they receive less than the same percentage of the discounted common stock as their interest in our shares of common stock immediately prior to the conversion of Preferred Stock. The level of NAV dilution will decrease as the number of shares of common stock such stockholders receive increases. Existing common stockholders who receive more than such percentage will experience NAV dilution on their existing shares of common stock but will, in contrast to existing common stockholders who receive less than their proportionate share of their interest in our shares of common stock in an Issuer Optional Conversion, experience an increase (often called accretion) in average NAV per share of common stock over their investment per share of common stock and will also experience a disproportionately greater increase in their participation in our earnings and assets and their voting power than our increase in assets, potential earning power and voting interests due to the offering of common stock or conversion of Preferred Stock. The level of accretion will increase as the excess number of shares of common stock such common stockholder purchases or receives increases. Even a common stockholder who over-participates will, however, be subject to the risk that we may make additional discounted offerings of common stock or conversions of Preferred Stock in which such common stockholder does not participate, in which case such a stockholder will experience NAV dilution as described above in such subsequent offerings of common stock or conversions of Preferred Stock. These common stockholders may also experience a decline in the market price of their shares of common stock, which often reflects to some degree announced or potential decreases in NAV per share. This decrease could be more pronounced as the size of the offering of common stock or conversion of Preferred Stock and level of discounts increases. There is no maximum level of discount from NAV at which we may sell (including as a result of a conversion of Preferred Stock) shares of common stock pursuant to this authority.

The following chart illustrates the level of dilution and accretion for a common stockholder that acquires shares of common stock equal to (1) 50% of its proportionate share of 99,850,000 shares of common stock issued upon conversion of Preferred Stock (i.e., 49,925 shares, which is 0.05% of the shares of common stock issued upon conversion of Preferred Stock rather than its 0.10% proportionate share) and (2) 150% of such percentage (i.e., 149,775 shares, which is 0.15% of the shares of common stock issued upon conversion of Preferred Stock rather than its 0.10% proportionate share). NAV per common share has not been finally determined for any day after December 31, 2022. The table below is shown based upon the adjusted NAV per common share of $3,972,000,000 as described above. The following example assumes an issuance upon conversion of Preferred Stock of 99,850,000 shares of common stock at a price upon conversion rate of $7.66 with a 10.00% underwriting discount and commissions and 1.5% of offering expenses ($7.45 per share net of expenses). This example assumes the Preferred Stock offering is fully subscribed, all shares of Preferred Stock sold are A Shares and that all shares of Preferred Stock are convertible in the first year after they are sold and are subject to a 9.00% conversion fee.

		50 % Participation		150% Participation
	Prior to Sale Below NAV	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share of common stock to Public		$7.66		$7.66
Net Proceeds per Share of common stock to Issuer		$7.45		$7.46
Decrease to NAV
Total Shares of common stock Outstanding	399,400,000	499,250,000	25.00%	499,250,000	25.00%
NAV per Share of common stock	$9.94	$9.45	(5.00)%	$9.45	(5.00)%
Dilution to Nonparticipating Common Stockholder
Shares Held by Common Stockholder A	399,400	449,325	12.50%	549,175	37.50%
Percentage Held by Common Stockholder A	0.10%	0.09%	(10.00)%	0.11%	10.00%
Total NAV Held by Common Stockholder A	$9.94	$4,244,486	6.86%	$5,187,705	30.61%
Total Investment by Common Stockholder A (Assumed to be $9.94 per Share) on Shares of common stock Held Prior to Sale		$4,354,558		$5,119,673
Total Dilution to Common Stockholder A (Total NAV Less Total Investment)		$(110,072)		$68,032
NAV per Share of common stock Held by Common Stockholder A after offering		$9.45		$9.45
Investment per Share of common stock Held by Common Stockholder A (Assumed to be $9.94 per Share of common stock on Shares of common stock Held Prior to Sale)		$9.69		$9.32
Dilution per Share of common stock Held by Common Stockholder A (NAV per Share Less Investment per Share of common stock)		$(0.24)		$0.12
Percentage Dilution to Common Stockholder A (Dilution per Share of common stock Divided by Investment per Share of common stock)			(2.53)%		1.33%

The tables above provide hypothetical examples of the impact that an offering of common stock or conversion of Preferred Stock using a price less than NAV per share of common stock may have on the NAV per share of existing common stockholders who do and do not participate in such an offering of common stock or conversion of Preferred Stock. However, the tables above do not show and are not intended to show any potential changes in market price of our common stock that may occur from an offering of common stock or conversion of Preferred Stock using a price less than NAV per share and it is not possible to predict any potential market price change that may occur from such an offering of common stock or conversion of Preferred Stock.

Impact On New Investors
Investors who are not currently common stockholders and who participate in a conversion of Preferred Stock using a common stock price below NAV but whose investment per share is greater than the resulting NAV per share due to selling compensation and expenses paid by the issuer will experience an immediate decrease, albeit small, in the NAV per share of common stock compared to the price they pay for their shares of common stock. Investors who are not currently common stockholders and who participate in a conversion of Preferred Stock using a common stock price below NAV per share and whose investment per share of common stock is also less than the resulting NAV per share due to selling compensation and expenses paid by the issuer being significantly less than the discount per share will experience an immediate increase in the NAV of their shares of common stock and their NAV per share compared to the price they pay for their shares of common stock. These investors will experience a disproportionately greater participation in our earnings and assets and their voting power than our increase in assets, potential earning power and voting interests. These investors will, however, be subject to the risk that we may make additional discounted offerings of common stock or conversions of Preferred Stock in which such new stockholder does not participate, in which case such new stockholder will experience dilution as described above in such subsequent offerings of common stock or conversions of Preferred Stock. These investors may also experience a decline in the market price of their shares of common stock, which often reflects to some degree announced or potential increases and decreases in NAV per share. This decrease could be more pronounced as the size of the offering of common stock or conversion of Preferred Stock and level of discounts increases. There is no maximum level of discount from NAV at which we may sell (including as a result of a conversion of Preferred Stock)shares of common stock pursuant to this authority.

The following chart illustrates the level of accretion for new investors that would be experienced by a new investor in the same hypothetical 5%, 10%, and 25% issuances of shares of common stock upon conversion of Preferred Stock as described in the first chart above. The illustration is for a new investor who receives the same percentage (0.10%) of the shares of common stock in the conversion of Preferred Stock, as the common stockholder in the prior examples held immediately prior to the offering of common stock or conversion of Preferred Stock. It is not possible to predict the level of market price decline of the common stock that may occur. Actual sales prices and discounts may differ from the presentation below. There is no maximum level of discount from NAV at which shares of common stock may be issued upon conversion of Preferred Stock pursuant to the stockholder authority

		Example 1 5% Offering at 5% Discount		Example 2 10% Offering at 10% Discount		Example 3 25% Offering at 25% Discount
	Prior to Sale Below NAV	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share of common stock to Public		$9.71		$9.20		$7.66
Net Proceeds per Share of common stock to Issuer		$9.44		$8.94		$7.45
Decrease to NAV
Total Shares of common stock Outstanding	399,400,000	419,370,000	5.00%	439,340,000	10.00%	499,250,000	25.00%
NAV per Share of common stock	$9.94	$9.92	(0.24)%	$9.85	(0.92)%	$9.45	(5.00)%
Dilution to Participating Stockholder
Shares Held by Common Stockholder A	—	19,970		39,940		99,850
Percentage Held by Common Stockholder A	—%	—%		0.01%		0.02%
Total NAV Held by Common Stockholder A	$—	$198,119		$393,561		$943,219
Total investment by Common Stockholder A		$193,829		$367,255		$765,115
Total Accretion to Common Stockholder A (Total NAV Less Total Investment)		$4,290		$26,306		$178,104
NAV per Share of common stock Held by Stockholder A		$9.92		$9.85		$9.45
Investment per Share of common stock Held by Common Stockholder A		$9.70		$9.20		$7.66
Accretion per Share of common stock Held by Common Stockholder A (NAV per Share Less Investment per Share of common stock)		$0.22		$0.65		$1.79
Percentage Accretion to Common Stockholder A (Dilution per Share Divided by Investment per Share of common stock)			2.27%		7.07%		23.30%

PLAN OF DISTRIBUTION
General
We are offering up to a maximum of 72,000,000 shares, par value $0.001 per share, of our Series A1 Shares, Series A3 Shares, Series M1 Shares, Series M2 Shares and Series M3 Shares, and any combination of any future series of preferred stock, collectively, the Preferred Stock, through Preferred Capital Securities, LLC, or PCS, on a “reasonable best efforts” basis, which means that the dealer manager is only required to use its good faith efforts and reasonable diligence to sell the Preferred Stock and has no firm commitment or obligation to purchase any specific number or dollar amount of the Preferred Stock. The aggregate number of shares issued in this offering across all series of Preferred Stock shall not exceed 72,000,000. The Preferred Stock will be sold at a public offering price of $25.00 per share of Preferred Stock, subject to reduction as described below under “-Dealer Manager and Participating Broker-Dealer Compensation.” The Preferred Stock will not be certificated.
We will sell the Preferred Stock using two closing services provided by DTC. The first service is DTC Settlement and the second service is DRS Settlement. Investors purchasing the Preferred Stock through DTC Settlement will coordinate with their registered representatives to pay the full purchase price for their Preferred Stock by the settlement date, and such payments will not be held in escrow. Investors who are permitted to utilize the DRS Settlement method will complete and sign subscription agreements, which will be delivered to the escrow agent, UMB Bank N.A. In addition, such investors will pay the full purchase price for their Preferred Stock to the escrow agent (as set forth in the subscription agreement), to be held in trust for the investors’ benefit pending release to us as described herein. See “-Settlement Procedures” for a description of the closing procedures.
In connection with the sale of the Preferred Stock on our behalf, PCS may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of PCS may be deemed to be underwriting commissions or discounts.
PCS is a securities broker-dealer registered with the SEC and a member firm of FINRA. The principal business address of PCS is 3284 Northside Parkway, NW, Suite 150, Atlanta, GA 30327.
Subject to compliance with applicable regulation, we may also sell up to $225,000,000 in aggregate liquidation preference of Preferred Stock in this offering directly to investors in negotiated transactions in which neither PCS nor any other entity is acting as an underwriter, dealer or agent. We will determine the per share price through negotiations with these investors. For such direct sales, no selling commissions or dealer manager fees will be paid and such sales will be made pursuant to Rule 3a4-1 under the Exchange Act or otherwise in accordance with applicable law. PCS will not be responsible for regulatory compliance and will not receive any related fee on any direct transactions we may conduct. The gross proceeds we receive from any such direct sales will not be included in the gross proceeds of this offering for purposes of calculating FINRA’s 10% underwriting limit described below under “-Compensation of Dealer Manager and Participating Broker-Dealers.”
Compensation of Dealer Manager and Participating Broker-Dealers

    With respect to A Shares, we will pay a selling commission of up to 7% of the Stated Value. Selling commissions are payable by us to PCS. Reductions in selling commissions on sales of A Shares will be reflected in reduced public offering prices as described below under “- Dealer Manager and Participating Broker-Dealer Compensation” and the net proceeds to us will not be impacted by such reductions; therefore, we will bear a reduction in net proceeds to us up to 7% of the Stated Value on all A Shares although the selling commission compensation paid by us to our dealer manager may represent less than 7% of the Stated Value. There will be no selling commission paid for the sale of shares of M Shares. We will also pay to PCS 3% of the Stated Value per share of Preferred Stock from this offering as compensation for acting as dealer manager. As dealer manager, PCS, will manage, direct and supervise its associated persons who will be wholesalers in connection with the offering. The combined selling commission, dealer manager fee and properly documented expenses associated with the offer, sale or distribution of the Preferred Stock, which are paid by or reimbursed by the Company and are deemed components of underwriting compensation under this offering, will not exceed FINRA’s 10% underwriting compensation limit under FINRA Rule 2310(b)(4)(B)(ii), which we refer to as FINRA’s 10% underwriting compensation cap. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the Preferred Stock.

We expect PCS to authorize third-party broker-dealers that are members of FINRA, which we refer to as participating broker-dealers, to sell our Preferred Stock. PCS may reallow all or a portion of its selling commission attributable to a participating broker-dealer. PCS may also reallow a portion of its dealer manager fee earned on the proceeds raised by a participating broker-dealer, to such participating broker-dealer as a marketing fee. The amount of the marketing fee to be reallowed to any participating broker-dealer will be determined by the dealer manager in its sole discretion and include such factors as:

•the volume of sales estimated to be made by the participating broker-dealer; or
•the participating broker-dealer’s agreement to provide one or more of the following services:
•providing internal marketing support personnel and marketing communications vehicles to assist the dealer manager in our promotion;
•responding to investors’ inquiries concerning monthly statements, valuations, distribution rates, tax information, annual reports, redemption rights and procedures, our financial status, and the markets in which we have invested;
•assisting investors with redemptions; or
•providing other services requested by investors from time to time and maintaining the technology necessary to adequately service investors.

PCS, as our dealer manager, provides services to us, which include conducting broker-dealer seminars, holding informational meetings and providing information and answering any questions concerning this offering. We pay PCS a dealer manager fee equal to 3% of the Stated Value. In addition to re-allowing a portion of the dealer manager fee to the participating broker-dealers as a marketing fee, the fee will also be used for, or we will reimburse PCS for certain costs that FINRA includes in the 10% underwriting compensation limit (subject to such limit), such as the cost of the following activities:

◦travel and entertainment expenses;
◦compensation of PCS’s employees in connection with wholesaling activities;
◦expenses incurred in coordinating broker-dealer seminars and meetings;
◦wholesaling expense reimbursements paid by PCS or its affiliates to other entities;
◦the national and regional sales conferences of our selected dealers;
◦training and education meetings for registered representatives of our participating broker-dealers; and
◦permissible forms of non-cash compensation to registered representatives of our participating broker-dealers, such as logo apparel items and gifts that do not exceed an aggregate value of $100 per annum per registered representative and that are not pre-conditioned on achievement of a sales target (including, but not limited to, seasonal gifts).

Dealer Manager and Participating Broker-Dealer Compensation
The table below sets forth the nature and estimated amount of all items viewed as “underwriting compensation” by FINRA, assuming all shares of Preferred Stock sold hereunder are A Shares.

Selling Commission (maximum)	$126,000,000
Dealer Manager fee (maximum)	$54,000,000
Offering expenses	$27,000,000
Total	$207,000,000

Subject to the cap on offering expenses described below, we also will reimburse PCS for reimbursements it may make to participating broker-dealers for bona fide due diligence expenses presented on detailed and itemized invoices.

We or our affiliates also may provide permissible forms of non-cash compensation to registered representatives of PCS and the participating broker-dealers, including gifts. In no event shall such gifts exceed an aggregate value of  $100 per annum per participating salesperson, or be pre-conditioned on achievement of a sales target. The value of such items will be considered underwriting compensation in connection with this offering and subject to FINRA’s 10% underwriting compensation cap. The selling commission, dealer manager fee and properly documented expenses associated with the offer, sale or distribution of the Preferred Stock, which are paid by or reimbursed by the Company and are deemed components of underwriting compensation under this offering, when combined with organization and offering expenses (including due diligence expenses and fees for establishing servicing arrangements for new stockholder accounts), are not expected to exceed 11.5% of the gross offering proceeds. Our Board may, in its discretion, authorize the Company to incur underwriting and other offering expenses in excess of 11.5% of the gross offering proceeds. In no event will the combined selling commission, dealer manager fee and properly documented expenses associated with the offer, sale or distribution of the Preferred Stock, which are paid by or reimbursed by the Company and are deemed components of underwriting compensation under this offering, when combined with organization and offering expenses (including due diligence expenses and fees for establishing servicing arrangements for new stockholder accounts) exceed FINRA’s limit on underwriting and other offering expenses. The dealer manager’s legal expenses will be paid by the dealer manager from the dealer manager fee.

To the extent permitted by law and our charter, we will indemnify the participating broker-dealers and the dealer manager against certain civil liabilities, including certain liabilities arising under the Securities Act. However, the SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and is not enforceable.

Offering expenses include all expenses (other than the selling commission, the dealer manager fee and other items of underwriting compensation subject to FINRA’s 10% underwriting cap) to be paid by us or on our behalf in connection with the qualification and registration of this offering and the marketing and distribution of the shares of Preferred Stock, including, without limitation, expenses for printing and amending registration statements or supplementing prospectuses, mailing and distributing costs, all advertising and marketing expenses (including actual costs incurred for travel, meals and lodging for our employees to attend retail seminars hosted by broker-dealers or bona fide training or educational meetings hosted by us and costs and expenses incident to the travel and accommodation of the Dealer Manager acting on behalf of the Company in making road show presentations, presentations to Soliciting Dealers and other broker-dealers and financial advisors with respect to the offering), charges of transfer agents, registrars and experts and fees, expenses and taxes related to the filing, registration and qualification, as necessary, of the sale of the shares of Preferred Stock under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees, and expenses in connection with non-offering issuer support services relating to the Preferred Stock.

We will be responsible for the expenses of issuance and distribution of the Preferred Stock in this offering, including registration fees, printing expenses and the Company’s legal and accounting fees, which we estimate will total approximately $27.0 million (excluding selling commissions and dealer manager fees).

    The net proceeds to us will not be affected by reducing the commissions payable in connection with sales of A Shares. To the extent a participating broker-dealer reduces its selling commission below 7%, the public offering price per share of A Shares will be decreased by an amount equal to such reduction. Selling commissions will be established by each participating broker-dealer or other financial intermediary, and it is anticipated that all or a portion of the 7% selling commission on A Shares will be waived for an investor that purchases A Shares in a fee-based or “wrap” account maintained with a participating broker-dealer or other financial intermediary.
As reflected in the table below, the selling commission received by participating broker-dealers will vary depending on the fixed offering price at which the participating broker-dealers resell the A Shares to investors. The table below details various fixed offering prices within the established range of $23.25 to $25.00 per share of A Shares only at 50 basis point intervals of the corresponding selling commission; the public offering price per share of A Shares at any given selling commission will equal the product of (a) 0.93 plus the applicable selling commission, multiplied by (b) $25.00. The compensation received by the participating broker-dealers in connection with the sales of the A Shares will never exceed 7% of the Stated Value.

Selling Commission	Public Offering Price per share of A Shares
7.00%	$25.00
6.50%	$24.88
6.00%	$24.75
5.50%	$24.63
5.00%	$24.50
4.50%	$24.38
4.00%	$24.25
3.50%	$24.13
3.00%	$24.00
2.50%	$23.88
2.00%	$23.75
1.50%	$23.63
1.00%	$23.50
0.50%	$23.38
0.00%	$23.25
The obligations of the Dealer Manager may be terminated upon the occurrence of certain conditions specified in the dealer manager agreement.
Settlement Procedures
We will deliver the A Shares, Series M1 Shares and Series M3 Shares through the facilities of DTC Settlement or DRS Settlement. We will deliver the Series M2 Shares through DRS Settlement.
Using DTC Settlement for the A Shares, Series M1 Shares and Series M3 Shares, you can place an order for the purchase of Preferred Stock through your broker-dealer. A broker-dealer using this service will have an account with DTC in which your funds are placed to facilitate the anticipated bi-weekly closing cycle. Orders will be executed by your broker-dealer electronically and you must coordinate with your registered representative to pay the full purchase price of the Preferred Stock by the settlement date, which depends on when you place the order during the bi-weekly settlement cycle and can be anywhere from one to 15 days after the date of your order, or longer if we delay a closing date. This purchase price will not be held in escrow. Orders will be effective upon our acceptance, and we reserve the right to reject any order in whole or in part in our sole discretion for any or no reason.

Using DRS Settlement for the A Shares and the M Shares, you should complete and sign a subscription agreement similar to the one filed as an exhibit to the registration statement of which this prospectus is a part, which is available from your registered representative and which will be delivered to the escrow agent. In connection with a DRS Settlement subscription, you should pay the full purchase price of the Preferred Stock to the escrow agent as set forth in the subscription agreement. Subscribers may not withdraw funds from the escrow account. Subscriptions will be effective upon our acceptance, and we reserve the right to reject any subscription in whole or in part in our sole discretion for any or no reason.

We have the sole right, which we may delegate to our dealer manager, to, without notice to our dealer manager or the participating broker-dealers: (i) determine and change the number and timing of closings, including the ability to change the number and timing of closings after communicating the anticipated closing timing to participating broker dealers; (ii) limit the total amount of Preferred Stock sold by all participating broker-dealers per closing; (iii) limit the total amount of Preferred Stock sold by any one participating broker-dealer per closing; and (iv) limit the total number of shares of Preferred Stock sold by any one participating broker-dealer.

Irrespective of whether you purchase shares of Preferred Stock using DTC Settlement or DRS Settlement, by accepting Preferred Stock you will be deemed to have accepted the terms of our charter.

Subject to compliance with Rule 15c2-4 of the Exchange Act, in connection with purchases using DRS Settlement, our dealer manager or the broker-dealers participating in this offering promptly will deposit any checks received from subscribers in an escrow account maintained by UMB Bank N A. by the end of the next business day following receipt of the subscriber’s subscription documents and check. When our dealer manager or a participating broker-dealer’s internal supervisory procedures are conducted at the site at which the subscription documents and check were initially received from the subscriber, our dealer manager or the participating broker-dealer, as applicable, will transmit the subscription documents and check to the escrow agent by the end of the next business day following receipt of the check and subscription documents. When, pursuant to our dealer manager or a participating broker dealer’s internal supervisory procedures, the final internal supervisory procedures are conducted at a different location (the “final review office”), the dealer manager or participating broker-dealer, as applicable, shall transmit the check and subscription documents to the final review office by the end of the next business day following the receipt of the subscription documents and check. The final review office will, by the end of the next business day following its receipt of the subscription documents and check, forward the subscription documents and check to the escrow agent.

In recommending to a potential investor the purchase of Preferred Stock, each participating broker-dealer must have reasonable grounds to believe, on the basis of information obtained from the potential investor concerning his investment objectives, other investments, financial situation and needs, and any other information known by the participating broker-dealer, that the potential investor is or will be in a financial position appropriate to enable him to realize to a significant extent the benefits described in the prospectus, including the tax benefits where they are a significant aspect of the Company; the potential investor has a fair market net worth sufficient to sustain the risks inherent in the program, including loss of investment and lack of liquidity; and the program is otherwise suitable for the potential investors. In making this determination, the participating broker-dealer will rely on relevant information provided by the investor, including information as to the investor’s age, investment objectives, investment experience, investment time horizon, income, net worth, financial situation, other investments, liquidity needs, risk tolerance and other pertinent information. Each investor should be aware that the participating broker-dealer will be responsible for determining whether this investment is appropriate for your portfolio. However, you are required to represent and warrant in the subscription agreement or, if placing an order through your registered representative not through a subscription agreement in connection with a DTC Settlement, to the registered representative, that you have received a copy of this prospectus and have had sufficient time to review this prospectus. PCS and each participating broker-dealer shall maintain records of the information used to determine that an investment in the Preferred Stock is suitable and appropriate for an investor. These records are required to be maintained for a period of at least six years.

Minimum Purchase Requirements

For your initial investment in our Preferred Stock, you must invest at least $5,000, or such lesser amounts in our sole discretion.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of shares of Preferred Stock, or the possession, circulation or distribution of this prospectus supplement, the accompanying prospectus or any other material relating to us or shares of Preferred Stock where action for that purpose is required. Accordingly, shares of Preferred Stock may not be offered or sold, directly or indirectly, and neither this prospectus supplement, the accompanying prospectus nor any other offering material or advertisements in connection with shares of Preferred Stock may be distributed or published, in or from any non-U.S. jurisdiction except in compliance with any applicable rules and regulations of any such non-U.S. jurisdiction.

The dealer manager, participating broker-dealers and their respective affiliates may arrange to sell the shares of Preferred Stock offered hereby in certain jurisdictions outside the United States, either directly or through affiliates, where it is permitted to do so.

Notice to Prospective Investors in Israel

In the State of Israel this prospectus shall not be regarded as an offer to the public to purchase shares of Preferred Stock under the Israeli Securities Law, 5728-1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728-1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions (the “Addressed Investors”); or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728-1968, subject to certain conditions (the “Qualified Investors”). The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. The Company has not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728-1968. We have not and will not distribute this prospectus or make, distribute or direct an offer to subscribe for the shares of Preferred Stock to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.

Qualified Investors may have to submit written evidence that they meet the definitions set out in the First Addendum to the Israeli Securities Law, 5728-1968. In particular, we may request, as a condition to be offered shares of Preferred Stock, that Qualified Investors will each represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728-1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728-1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728-1968 and the regulations promulgated thereunder in connection with the offer; (iv) that the shares of Preferred Stock that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728-1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728-1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor's name, address and passport number or Israeli identification number.

Operations

    The Company has engaged Preferred Shareholder Services, LLC, an affiliate of the Dealer Manager, to provide certain non-offering issuer support services relating to the Preferred Stock, including, for example, assistance with recordkeeping, answering investor inquiries regarding the Company, including regarding distribution payments and reinvestments, helping investors understand their investments upon their request and assistance with share repurchase requests, pursuant to a services agreement. The Company is responsible for any payments due under such agreement.

In order to reduce the risk of any one Preferred Stock investor exercising undue influence over the Company, other holders of any series of the Company’s preferred stock (whether sold in this offering or otherwise) and holders of the Company’s common stock, the Company intends to request that any investors or group of investors purchasing or holding significant positions in any series or combination of series of the Company’s preferred stock whether sold in this offering or otherwise, either in one transaction or as a result of a series of transactions, and whether as part of an original issuance or by virtue of any secondary market transaction of which the Company becomes aware, enter into an agreement pursuant to which such investor or group of investors will agree to vote its shares of the Company’s preferred stock in the same proportion as the vote of all other holders of the Company’s capital stock voting on the matter (also known as “mirror voting”).

LEGAL MATTERS

The legality of the Preferred Stock will be passed upon for the Company by Skadden, Arps, Slate, Meagher & Flom LLP, New York, NY, and Venable LLP, as special Maryland counsel, Baltimore, Maryland. Venable LLP has from time to time acted as counsel for us and our subsidiaries and may do so in the future.
INDEPENDENT ACCOUNTING FIRM
BDO USA, LLP is the independent registered public accounting firm of the Company.
AVAILABLE INFORMATION
We have filed with the SEC a universal shelf registration statement on Form N-2, together with all amendments and related exhibits, under the Securities Act, with respect to the Preferred Stock offered by this prospectus supplement and accompanying prospectus. The registration statement contains additional information about us and the Preferred Stock being registered by this prospectus supplement and accompanying prospectus. We file with or submit to the SEC annual, quarterly and current periodic reports, proxy statements and other information meeting the informational requirements of the Exchange Act. This information and the information specifically regarding how we voted proxies relating to portfolio securities for the period ended December 31, 2022, are available free of charge by contacting us at 10 East 40th Street, 42nd floor, New York, NY 10016 or by telephone at toll-free (888) 748-0702. The SEC maintains an Internet site that contains reports, proxy and information statements and other information filed electronically by us with the SEC which are available on the SEC’s Internet site at http://www.sec.gov.
No dealer, salesperson or other individual has been authorized to give any information or to make any representation other than those contained in this prospectus supplement, the accompanying prospectus and any related free writing prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by us or the agents. This prospectus supplement, the accompanying prospectus and any related free writing prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. The information contained in this prospectus supplement, the accompanying prospectus and any related free writing prospectus, as well as information incorporated by reference, is current only as of the date of that information. Our business, financial condition, results of operations and prospects may have changed since that date. Neither the delivery of this prospectus supplement, the accompanying prospectus or any related free writing prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs or that information contained herein is current as of any time subsequent to the date hereof.

PROSPECTUS

PROSPECT CAPITAL CORPORATION
Common Stock
Preferred Stock
Debt Securities
Subscription Rights
Warrants
Units
Prospect Capital Corporation(“we”, “our”, “us” or the “Company”), is a company that lends to and invests in middle market privately-held companies. Prospect Capital Corporation, a Maryland corporation, has been organized as a closed-end investment company since April 13, 2004 and has filed an election to be treated as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”) and is a non-diversified investment company within the meaning of the 1940 Act.
Prospect Capital Management L.P., our investment adviser, manages our investments and Prospect Administration LLC, our administrator, provides the administrative services necessary for us to operate.
We may offer, from time to time, in one or more offerings or series, together or separately, under this registration statement our common stock, preferred stock, debt securities, subscription rights to purchase our securities, warrants representing rights to purchase our securities or separately tradeable units combining two or more of our securities, collectively, the Securities, to provide us with additional capital. Securities may be offered at prices and on terms to be disclosed in one or more supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our Securities.
We may offer shares of common stock, subscription rights, units, warrants, options or rights to acquire shares of common stock, at a discount to net asset value per share in certain circumstances. Sales of common stock at prices below net asset value per share dilute the interests of existing stockholders, have the effect of reducing our net asset value per share and may reduce our market price per share. At our special meeting of stockholders, held on June 10, 2022, subject to the condition that the maximum number of shares salable below net asset value pursuant to this authority in any particular offering that could result in such dilution is limited to 25% of our then outstanding common stock immediately prior to each such offering, our stockholders approved our ability to sell or otherwise issue shares of our common stock at any level of discount from net asset value per share for a twelve month period expiring on the anniversary of the date of stockholder approval. See “Sales of Common Stock Below Net Asset Value” in this prospectus.
Our Securities may be offered directly to one or more purchasers, or through agents designated from time to time by us, or to or through underwriters or dealers. The prospectus supplement relating to the offering will identify any agents, underwriters or dealers involved in the sale of our Securities, and will disclose any applicable purchase price, fee, commission or discount arrangement between us and our agents, underwriters or dealers, or the basis upon which such amount may be calculated. We may not sell any of our Securities through agents, underwriters or dealers without delivery of the prospectus and a prospectus supplement describing the method and terms of the offering of such Securities. Our common stock is traded on The NASDAQ Global Select Market under the symbol “PSEC.” As of February 8, 2023 the last reported sales price for our common stock was $7.38.
Investing in our Securities involves a heightened risk of total loss of investment, including the risk of leverage. You should read carefully the discussion of the material risks and uncertainties discussed under the caption “Risk Factors” beginning on page 12 of this prospectus, in Part I , Item 1A of our most recent Annual Report on Form 10-K, in Part II, Item 1A of our most recent Quarterly Report on Form 10-Q, and in, or incorporated by reference into, any applicable prospectus supplement made in connection with a specific offering, and under similar headings in the other documents that we incorporate by reference into this prospectus or any prospectus supplement before investing in any of our Securities.
This prospectus contains important information about us that you should know before investing in our Securities. Please read it before making an investment decision and keep it for future reference. We file annual, quarterly and current reports, proxy statements and other information about us with the Securities and Exchange Commission, or the SEC. You may make inquiries or obtain this information free of charge by writing to Prospect Capital Corporation at 10 East 40th Street, 42nd Floor, New York, NY 10016, or by calling 212-448-0702. Our Internet address is http://www.prospectstreet.com. Information contained on our website is not incorporated by reference into this prospectus or any prospectus supplement and you should not consider information contained on our website to be a part of this prospectus or any prospectus supplement. You may also obtain information about us from our website and the SEC’s website (http://www.sec.gov).
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

The date of this Prospectus is February 10, 2023.

Statistical and market data used in this prospectus has been obtained from governmental and independent industry sources and publications. We have not independently verified the data obtained from these sources. Forward-looking information obtained from these sources is subject to the same qualifications and the additional uncertainties regarding the other forward-looking statements contained in this prospectus, for which the safe harbor provided in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934 is not available.
    You should rely only on the information contained, or incorporated by reference, in this prospectus and any accompanying prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell these securities in any jurisdiction where such offer or sale is not permitted. You should assume that the information in this prospectus is accurate only as of the date on the front of this prospectus and the information in any accompanying prospectus supplement is accurate only as of the date on the front of the accompanying prospectus supplement. Our business, financial condition and prospects may have changed since that date. To the extent required by applicable law, we will update this prospectus during the offering period to reflect material changes to the disclosure herein. See also “Incorporation by Reference” and “Available Information.”
i

INCORPORATION BY REFERENCE
This prospectus is part of a registration statement that we have filed with the SEC. Pursuant to the Small Business Credit Availability Act, or the SBCAA, we are allowed to “incorporate by reference” the information that we file with the SEC, which means we can disclose important information to you by referring you to those documents. We incorporate by reference into this prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, including any filings on or after the date of this prospectus from the date of filing (excluding any information furnished, rather than filed), until we have sold all of the offered securities to which this prospectus relates or the offering is otherwise terminated. The information incorporated by reference is an important part of this prospectus. Any statement in a document incorporated by reference into this prospectus will be deemed to be automatically modified or superseded to the extent a statement contained in (1) this prospectus or (2) any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes such statement. The documents incorporated by reference herein include:
•our Annual Report on Form 10-K for the fiscal year ended June 30, 2022 filed with the SEC on September 6, 2022, and as amended on September 12, 2022;
•our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2022 filed with the SEC on November 9, 2022, and December 31, 2022 filed with the SEC on February 8, 2023;
•our Current Reports on Form 8-K filed with the SEC on September 7, 2022, September 13, 2022, September 19, 2022, October 12, 2022 (two filings), October 14, 2022, October 17, 2022, November 14, 2022 and December 12, 2022;
•our definitive Proxy Statement on Schedule 14A filed with the SEC on September 13, 2022;
•the description of the Company’s 5.50% Series A1 Preferred Stock, 5.50% Series M1 Preferred Stock and 5.50% Series M2 Preferred Stock contained in the Company’s Registration Statement on Form 8-A (File No. 001-35554) filed with the Commission on September 8, 2020, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering registered hereby;
•the description of the Company’s 5.50% Series AA1 Preferred Stock contained in the Company’s Registration Statement on Form 8-A (File No. 001-35554) filed with the Commission on November 27, 2020, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering registered hereby;
•the description of the Company’s 5.50% Series A2 Preferred Stock contained in the Company’s Registration Statement on Form 8-A (File No. 001-35554) filed with the Commission on June 14, 2021, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering registered hereby;
•the description of the Company’s 5.35% Series A Fixed Rate Cumulative Preferred Stock contained in the Company’s Registration Statement on Form 8-A (File No. 001-35554) filed with the Commission on July 19, 2021, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering registered hereby;
•the description of the Company’s 5.50% Series MM1 Preferred Stock contained in the Company’s Registration Statement on Form 8-A (File No. 001-35554) filed with the Commission on March 1, 2022, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering registered hereby;
•The description of the Company’s 6.50% Series A3 Preferred Stock and 6.50% Series M3 Preferred Stock contained in the Company’s Registration Statement on Form 8-A (File No. 001-35554) filed with the Commission on October 12, 2022, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering registered hereby;
•The description of the Company’s 6.50% Series AA2 Preferred Stock and 6.50% Series MM2 Preferred Stock contained in the Company’s Registration Statement on Form 8-A (File No. 001-35554) filed with the Commission on October 12, 2022, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering registered hereby; and
•the description of our common stock contained in our Registration Statement on Form 8-A (File No. 000-50691) filed with the SEC on April 16, 2004, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering registered hereby.

To obtain copies of these filings, see “Available Information.” We will also provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any and all of the documents that have been or may be incorporated by reference in this prospectus. You should direct requests for documents by writing to:
ii

Investor Relations
10 East 40th Street, 42nd Floor
New York, NY 10016
Telephone: (212) 448-0702

This prospectus is also available on our website at http://www.prospectstreet.com. Information contained on our website is not incorporated by reference into this prospectus or any prospectus supplement and you should not consider that information to be part of this prospectus or any prospectus supplement.

iii

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the SEC, using the “shelf” registration process as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act. Under the shelf registration process, we may offer, from time to time on a delayed basis over a three-year period, shares of our common stock, shares of our preferred stock, debt securities, subscription rights to purchase shares of our securities, warrants representing rights to purchase our securities or units comprised of one or more of the other securities described in this prospectus in any combination. The Securities may be offered at prices and on terms described in one or more supplements to this prospectus. This prospectus provides you with a general description of the Securities that we may offer. Each time we use this prospectus to offer Securities, we will provide an accompanying prospectus supplement that will contain specific information about the terms of that offering. This prospectus and any accompanying prospectus supplement will together constitute the prospectus for an offering of our Securities. The accompanying prospectus supplement may also add, update or change information contained in this prospectus. Please carefully read this prospectus and any accompanying prospectus supplement together with any exhibits and the additional information described under the headings “Incorporation by Reference” and “Available Information” and the section under the heading “Risk Factors” before you make an investment decision. You should rely only on the information contained, or incorporated by reference, collectively, in this prospectus and any accompanying prospectus supplement.

PROSPECTUS SUMMARY
The following summary contains basic information about this offering. It does not contain all the information that may be important to an investor. For a more complete understanding of this offering, we encourage you to read this entire document and the documents to which we have referred in this prospectus, together with any accompanying prospectus supplement.
Information contained or incorporated by reference in this prospectus may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which are statements about the future that may be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “plans,” “anticipate,” “estimate” or “continue” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements do not meet the safe harbor for forward-looking statements pursuant to Section 27A of the Securities Act of 1933, as amended, or the Securities Act. The matters described in “Risk Factors” and certain other factors noted and referenced throughout this prospectus and in any exhibits to the registration statement of which this prospectus is a part, constitute cautionary statements identifying important factors with respect to any such forward-looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from those in such forward-looking statements. The Company reminds all investors that no forward-looking statement can be relied upon as an accurate or even mostly accurate forecast because humans cannot forecast the future.
The terms “we,” “us,” “our,” “Prospect,” and “Company” refer to Prospect Capital Corporation; “Prospect Capital Management” or the “Investment Adviser” refers to Prospect Capital Management L.P., our investment adviser; and “Prospect Administration” or the “Administrator” refers to Prospect Administration LLC, our administrator.
The Company
Prospect Capital Corporation is a financial services company that primarily lends to and invests in middle market privately-held companies. Our investment objective is to generate both current income and long-term capital appreciation through debt and equity investments. We are a closed-end investment company incorporated in Maryland. We have elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940 (the “1940 Act”). As a BDC, we have elected to be treated as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). We are a non-diversified company within the meaning of the 1940 Act. Our headquarters are located at 10 East 40th Street, 42nd Floor, New York, NY 10016, and our telephone number is (212) 448-0702. We were organized on April 13, 2004 and were funded in an initial public offering completed on July 27, 2004. We are one of the largest BDCs with approximately $7.9 billion of total assets as of December 31, 2022.
We are externally managed by our investment adviser, Prospect Capital Management. Prospect Administration provides administrative services and facilities necessary for us to operate.
On May 15, 2007, we formed a wholly-owned subsidiary Prospect Capital Funding LLC (“PCF”), a Delaware limited liability company and a bankruptcy remote special purpose entity, which holds certain of our portfolio loan investments that are used as collateral for the revolving credit facility at PCF. PCF has been consolidated since operations commenced.
Investment Portfolio
As of December 31, 2022, we had investments in 130 portfolio companies and collateralized loan obligations (“CLOs”). The aggregate fair value as of December 31, 2022 of investments in these portfolio companies and CLOs held on that date is approximately $7.8 billion. Our portfolio across all our performing interest-bearing investments had an annualized current yield of 12.9% as of December 31, 2022, excluding equity investments and non-accrual loans. Our annualized current yield was 10.3% as of December 31, 2022 across all investments.
The Offering
We may offer, from time to time, in one or more offerings or series, together or separately, our Securities, which we expect to use initially to maintain balance sheet liquidity, involving repayment of debt under our credit facility, investment in high quality short-term debt instruments or a combination thereof, and thereafter to make long-term investments in accordance with our investment objectives.
Our Securities may be offered directly to one or more purchasers, through agents designated from time to time by us, or to or through underwriters or dealers. The prospectus supplement relating to a particular offering will disclose the terms of that offering, including the name or names of any agents, underwriters or dealers involved in the sale of our Securities by us, the purchase price, and any fee, commission or discount arrangement between us and our agents, underwriters or dealers, or the basis upon which such amount may be calculated. We may not sell any of our Securities through agents, underwriters or dealers without delivery of a prospectus supplement describing the method and terms of the offering of our Securities.
We may sell our common stock, subscription rights, units, warrants, options or rights to acquire our common stock, at a price below the current net asset value of our common stock upon approval of our directors, including a majority of our independent directors, in certain circumstances. Our stockholders approved our ability to issue warrants, options or rights to acquire our common stock at our 2008 annual meeting of stockholders for an unlimited time period and in accordance with the 1940 Act which provides that the conversion or exercise price of such warrants, options or rights may be less than net asset value per share at the date such securities are issued or at the date such securities are converted into or exercised for shares of our common stock. At our special meeting of stockholders, held on June 10, 2022, subject to the condition that the maximum number of shares salable below net asset value pursuant to this authority in any particular offering that could result in such dilution is limited to 25% of our then outstanding common stock immediately prior to each such offering, our stockholders approved our ability to sell or otherwise issue shares of our common stock at any level of discount from net asset value per share for a twelve month period expiring on the anniversary of the date of stockholder approval. See “Sales of Common Stock Below Net Asset Value” in this prospectus and in the prospectus supplement, if applicable. Sales of common stock at prices below net asset value per share dilute the interests of existing stockholders, have the effect of reducing our net asset value per share and may reduce our market price per share. We have no current intention of engaging in a rights offering, although we reserve the right to do so in the future.
Set forth below is additional information regarding the offering of our Securities:

Use of Proceeds	Unless otherwise specified in a prospectus supplement, we intend to use the net proceeds from selling Securities pursuant to this prospectus initially to maintain balance sheet liquidity, involving repayment of debt under our revolving credit facility (the “2022 Facility”), if any, investments in high quality short-term debt instruments or a combination thereof, and thereafter to make long-term investments in accordance with our investment objective. Interest on borrowings under the 2022 Facility is one-month SOFR plus 205 basis points. Additionally, the lenders charge a fee on the unused portion of the 2022 Facility equal to either 40 basis points if more than 60% of the 2022 Facility is drawn, 70 basis points if more than 35% and an amount less than or equal to 60% of the 2022 Facility is drawn, or 150 basis points if an amount less than or equal to 35% of the 2022 Facility is drawn. The 2022 Facility requires us to pledge assets as collateral in order to borrow under the 2022 Facility. See “Use of Proceeds.”

Investment Advisory Agreement	The Company has entered into an investment advisory and management agreement with the Investment Adviser, or the “Investment Advisory Agreement,” under which the Investment Adviser, subject to the overall supervision of our Board of Directors, manages the day-to-day operations of, and provides investment advisory services to, us. Under the terms of the Investment Advisory Agreement, the Investment Adviser: (i) determines the composition of our portfolio, the nature and timing of the changes to our portfolio and the manner of implementing such changes, (ii) identifies, evaluates and negotiates the structure of the investments we make (including performing due diligence on our prospective portfolio companies); and (iii) closes and monitors investments we make.

For providing these services the Investment Adviser receives a fee from us, consisting of two components: a base management fee and an incentive fee. The base management fee is calculated at an annual rate of 2.00% on our total assets. For services currently rendered under the Investment Advisory Agreement, the base management fee is payable quarterly in arrears. The base management fee is calculated based on the average value of our gross assets at the end of the two most recently completed calendar quarters and appropriately adjusted for any share issuances or repurchases during the current calendar quarter.

The incentive fee has two parts. The first part, the income incentive fee, is calculated and payable quarterly in arrears based on our pre-incentive fee net investment income for the immediately preceding calendar quarter. For this purpose, pre-incentive fee net investment income means interest income, dividend income and any other income (including any other fees (other than fees for providing managerial assistance), such as commitment, origination, structuring, diligence and consulting fees and other fees that we receive from portfolio companies) accrued during the calendar quarter, minus our operating expenses for the quarter (including the base management fee, expenses payable under the Administration Agreement described below, and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the incentive fee). Pre-incentive fee net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with payment-in-kind interest and zero coupon securities), accrued income that we have not yet received in cash. Pre-incentive fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital gains or losses. Pre-incentive fee net investment income, expressed as a rate of return on the value of our net assets at the end of the immediately preceding calendar quarter, is compared to a “hurdle rate” of 1.75% per quarter (7.00% annualized). The “catch-up” provision requires us to pay 100% of our pre-incentive fee net investment income with respect to that portion of such income, if any, that exceeds the hurdle rate but is less than 125% of the quarterly hurdle rate in any calendar quarter (8.75% annualized assuming an annualized hurdle rate of 7%). The “catch-up” provision is meant to provide Prospect Capital Management with 20% of our pre-incentive fee net investment income as if a hurdle rate did not apply when our pre-incentive fee net investment income exceeds 125% of the quarterly hurdle rate in any calendar quarter (8.75% annualized assuming an annualized hurdle rate of 7%). The second part of the incentive fee, the capital gains incentive fee, is determined and payable in arrears as of the end of each calendar year (or upon termination of the Investment Advisory Agreement, as of the termination date), and equals 20% of our realized capital gains for the calendar year, if any, computed net of all realized capital losses and unrealized capital depreciation at the end of such year.

Administration Agreement	The Company has entered into an administration agreement (the “Administration Agreement”) with Prospect Administration under which Prospect Administration, among other things, provides (or arranges for the provision of) administrative services and facilities for us. For providing these services, we reimburse Prospect Administration for our allocable portion of overhead incurred by Prospect Administration in performing its obligations under the Administration Agreement, including rent and our allocable portion of the costs of our Chief Financial Officer and Chief Compliance Officer and her staff, including the internal legal staff. Under this agreement, Prospect Administration furnishes us with office facilities, equipment and clerical, bookkeeping and record keeping services at such facilities. Prospect Administration also performs, or oversees the performance of, our required administrative services, which include, among other things, being responsible for the financial records that we are required to maintain and preparing reports to our stockholders and reports filed with the SEC. In addition, Prospect Administration assists us in determining and publishing our net asset value, overseeing the preparation and filing of our tax returns and the printing and dissemination of reports to our stockholders, and generally oversees the payment of our expenses and the performance of administrative and professional services rendered to us by others. We reimburse Prospect Administration for our allocable portion of expenses incurred by it in performing its obligations under the Administration Agreement, including rent and our allocable portion of the costs of our chief executive officer, president, chief financial officer, chief operating officer, chief compliance officer, treasurer and secretary and their respective staffs.
Distributions	In June 2010, our Board of Directors approved a change in dividend policy from quarterly distributions to monthly distributions. Since that time, we have paid monthly distributions to the holders of our common stock and intend to continue to do so. The amount of the monthly distributions is determined by our Board of Directors and is based on our estimate of our investment company taxable income and net short-term capital gains. Certain amounts of the monthly distributions may from time to time be paid out of our capital rather than from earnings for the month as a result of our deliberate planning or accounting reclassifications. Distributions in excess of our current and accumulated earnings and profits constitute a return of capital and will reduce the stockholder’s adjusted tax basis in such stockholder’s common stock. A return of capital (1) is a return of the original amount invested, (2) does not constitute earnings or profits and (3) will have the effect of reducing the basis such that when a stockholder sells its shares the sale may be subject to taxes even if the shares are sold for less than the original purchase price. After the adjusted basis is reduced to zero, these distributions will constitute capital gains to such stockholders. Certain additional amounts may be deemed as distributed to stockholders for income tax purposes. Other types of Securities will likely pay distributions in accordance with their terms. See “Price Range of Common Stock,” “Distributions” and “Material U.S. Federal Income Tax Considerations.”
Taxation	We have qualified and elected to be treated for U.S. federal income tax purposes as a regulated investment company, or a RIC, under Subchapter M of the Internal Revenue Code of 1986, or the Code. As a RIC, we generally do not have to pay corporate-level U.S. federal income taxes on any ordinary income or capital gains that we distribute to our stockholders as dividends. To maintain our qualification as a RIC and obtain RIC tax treatment, we must satisfy certain source-of-income and asset diversification requirements and distribute annually at least 90% of our ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any. See “Distributions” and “Material U.S. Federal Income Tax Considerations.”

Dividend Reinvestment and Direct Stock Purchase Plan	We have adopted a revised dividend reinvestment and direct stock purchase plan that provides for reinvestment of all dividends or distributions declared by our Board of Directors on shares of common stock on behalf of our stockholders who do not elect to receive their distribution in cash. As a result, if our Board of Directors authorizes, and we declare, a cash dividend or other distribution, then our stockholders who have not “opted out” of our dividend reinvestment and direct stock purchase plan will have their cash distributions automatically reinvested in additional shares of our common stock, rather than receiving the cash dividend or other distribution. If you are not a current stockholder and want to enroll or have “opted out” and wish to rejoin, you may purchase shares directly through the plan or opt in by enrolling online or by contacting the plan administrator form and, if you are not a current stockholder, making an initial investment of at least $250. Stockholders who receive dividends and distributions in the form of stock are subject to the same U.S. federal, state and local tax consequences as stockholders who elect to receive their distribution in cash. See “Dividend Reinvestment and Direct Stock Purchase Plan.”
The NASDAQ Global Select Market Symbol	PSEC
Anti-takeover Provisions	Our charter and bylaws, as well as certain statutory and regulatory requirements, contain provisions that may have the effect of discouraging a third party from making an acquisition proposal for us. These anti-takeover provisions may inhibit a change in control in circumstances that could give the holders of our common stock the opportunity to realize a premium over the market price of our common stock. See “Description Of Our Capital Stock.”
Custodian, Transfer and Dividend Paying Agent and Registrar	Our Securities are held under custody agreements by (1) U.S. Bank National Association, (2) Israeli Discount Bank of New York Ltd., (3) Fifth Third Bank, (4) Peapack-Gladstone Bank, (5) Customers Bank, (6) Key Bank National Association, and (7) BankUnited, N.A. American Stock Transfer & Trust Company acts as our transfer agent, dividend paying agent and registrar for our common stock. Computershare Trust Company, N.A. acts as our transfer agent, dividend paying agent and registrar for our preferred stock.
License Agreement	We entered into a license agreement with Prospect Capital Investment Management, LLC, an affiliate of Prospect Capital Management, pursuant to which Prospect Capital Investment Management agreed to grant us a non-exclusive, royalty free license to use the name “Prospect Capital.” Under this agreement, we have a right to use the Prospect Capital name, for so long as Prospect Capital Management or one of its affiliates remains our investment adviser. Other than with respect to this limited license, we have no legal right to the Prospect Capital name. This license agreement will remain in effect for so long as the Investment Advisory Agreement with our Investment Adviser is in effect.
Risk Factors	Investment in our Securities involves certain risks relating to our structure and investment objective that should be considered by prospective purchasers of our Securities. In addition, as a business development company, our portfolio primarily includes securities issued by privately-held companies. These investments generally involve a high degree of business and financial risk, and are less liquid than public securities. We are required to mark the carrying value of our investments to fair value on a quarterly basis, and economic events, market conditions and events affecting individual portfolio companies can result in quarter-to-quarter mark-downs and mark-ups of the value of individual investments that collectively can materially affect our net asset value, or NAV. Also, our determinations of fair value of privately-held securities may differ materially from the values that would exist if there was a ready market for these investments. A large number of entities compete for the same kind of investment opportunities as we do. Moreover, our business requires a substantial amount of capital to operate and to grow and we seek additional capital from external sources. In addition, the failure to qualify as a RIC eligible for pass-through tax treatment under the Code on income distributed to stockholders could have a materially adverse effect on the total return, if any, obtainable from an investment in our Securities. See “Risk Factors” and the other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Securities.

Available Information	We have filed with the SEC a registration statement on Form N-2 under the Securities Act of 1933, as amended, or the Securities Act, which contains additional information about us and our Securities being offered by this prospectus. We are obligated to file annual, quarterly and current reports, proxy statements and other information with the SEC. This information is available at the SEC’s public reference room in Washington, D.C. and on the SEC’s website at http://www.sec.gov.
We maintain a website at http://www.prospectstreet.com and we make all of our annual, quarterly and current reports, proxy statements and other publicly filed information available, free of charge, on or through this website. You may also obtain such information by contacting us at 10 East 40th Street, 42nd Floor, New York, NY 10016 or by telephone at (212) 448-0702. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website to be part of this prospectus or any prospectus supplement.
We incorporate by reference into this prospectus the documents listed in “Incorporation by Reference” in this prospectus and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including any filings on or after the date of this prospectus from the date of filing (excluding any information furnished, rather than filed), until we have sold all of the offered securities to which this prospectus relates or the offering is otherwise terminated. The information incorporated by reference is an important part of this prospectus. Any statement in a document incorporated by reference into this prospectus will be deemed to be automatically modified or superseded to the extent a statement contained in (1) this prospectus or (2) any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes such statement.
We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any and all of the documents that have been or may be incorporated by reference in this prospectus. Please refer to “Incorporation by Reference” and “Available Information”
See “Incorporation by Reference” and “Available Information” in this prospectus for further information on where to access, or how to request, copies of documents or further information in connection with the Company, this prospectus or an offering of Securities to which this prospectus relates.

FEES AND EXPENSES
The following tables are intended to assist you in understanding the costs and expenses that an investor in this offering will bear directly or indirectly. We caution you that some of the percentages indicated in the table below are estimates and may vary. In these tables, we assume that we have borrowed $1.7 billion under our credit facility, which is the maximum amount available under the credit facility with the current levels of other debt, in addition to our other indebtedness of $1.9 billion. Except where the context suggests otherwise, whenever this prospectus contains a reference to fees or expenses paid by “you” or “us” or that “we” will pay fees or expenses, the Company will pay such fees and expenses out of our net assets and, consequently, you will indirectly bear such fees or expenses as an investor in the Company. However, you will not be required to deliver any money or otherwise bear personal liability or responsibility for such fees or expenses.

Stockholder transaction expenses:
Sales load (as a percentage of offering price)(1)	-
Offering expenses borne by the Company (as a percentage of offering price)(2)	-
Dividend reinvestment plan expenses(3)	$15.00
Total stockholder transaction expenses (as a percentage of offering price)(4)	-
Annual expenses (as a percentage of net assets attributable to common stock):
Management fees(5)	4.49%
Incentive fees payable under Investment Advisory Agreement (20% of realized capital gains and 20% of pre-incentive fee net investment income)(6)	2.23%
Total advisory fees	6.72%
Total interest expense(7)	5.10%
Other expenses(8)	0.84%
Total annual expenses(6)(8)	12.66%
Dividends on Preferred Stock(9)	2.00%
Total annual expenses after dividends on Preferred Stock(10)	14.66%
Example
The following table demonstrates the projected dollar amount of cumulative expenses we would pay out of net assets and that you would indirectly bear over various periods with respect to a hypothetical investment in our common stock. In calculating the following expense amounts, we have assumed we have issued $0.9 billion in 5.50% Preferred Stock paying dividends of 5.50% per annum, $0.4 billion in 6.50% Preferred Stock paying dividends of 6.50% per annum, $0.15 billion in 5.35% Preferred Stock paying dividends of 5.35% per annum, we have borrowed $1.7 billion available under our line of credit, in addition to our other indebtedness of $1.9 billion, and that our annual operating expenses would remain at the levels set forth in the table above and that we would pay the costs shown in the table above.

	1 Year	3 Years	5 Years	10 Years
You would pay the following expenses on a $1,000 investment, assuming a 5% annual return*	$130	$360	$555	$920
You would pay the following expenses on a $1,000 investment, assuming a 5% annual return**	$140	$384	$585	$950
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*     Assumes that we will not realize any capital gains computed net of all realized capital losses and unrealized capital depreciation.
**     Assumes no unrealized capital depreciation or realized capital losses and 5% annual return resulting entirely from net realized capital gains (and therefore subject to the capital gains incentive fee).

While the example assumes, as required by the SEC, a 5% annual return, our performance will vary and may result in a return greater or less than 5%. The income incentive fee under our Investment Advisory Agreement with Prospect Capital Management is unlikely to be material assuming a 5% annual return and is not included in the example. If we achieve sufficient returns on our investments, including through the realization of capital gains, to trigger an incentive fee of a material amount, our distributions to our common stockholders and our expenses would likely be higher. In addition, while the example assumes reinvestment of all dividends and other distributions at NAV, participants in our dividend reinvestment plan will receive a number of shares of our common stock determined by dividing the total dollar amount of the distribution payable to a participant by the market price per share of our common stock at the close of trading on the valuation date for the distribution. See “Dividend Reinvestment and Direct Stock Purchase Plan” for additional information regarding our dividend reinvestment plan.
This example and the expenses in the table above should not be considered a representation of our future expenses. Actual expenses (including the cost of debt, if any, and other expenses) may be greater or less than those shown.
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(1)In the event that the Securities to which this prospectus relates are sold to or through underwriters, a corresponding prospectus supplement will disclose the estimated applicable sales load.
(2)The related prospectus supplement will disclose the estimated amount of offering expenses, the offering price and the estimated offering expenses borne by us as a percentage of the offering price.
(3)The expenses of the dividend reinvestment plan are included in “other expenses.” The plan administrator’s fees under the plan are paid by us. There are no brokerage charges or other charges to stockholders who participate in reinvestment of dividends or other distributions under the plan except that, if a participant elects by written notice to the plan administrator to have the plan administrator sell part or all of the shares held by the plan administrator in the participant’s account and remit the proceeds to the participant, the plan administrator is authorized to deduct a $15 transaction fee plus a $0.10 per share brokerage commissions from the proceeds. See “Capitalization” in the applicable prospectus supplement pursuant to which an offer is made and “Dividend Reinvestment and Direct Stock Repurchase Plan” in this prospectus and the applicable prospectus supplement.
(4)The related prospectus supplement will disclose the offering price and the total stockholder transaction expenses as a percentage of the offering price.
(5)Our base management fee is 2% of our gross assets (which include any amount borrowed, i.e., total assets without deduction for any liabilities, including any borrowed amounts for non-investment purposes, for which purpose we have not and have no intention of borrowing). Although we have no intent to borrow the entire amount available under our line of credit, assuming that we had total borrowings of $1.7 billion, the 2% management fee of gross assets would equal approximately 4.49% of net assets.
(6)Based on the incentive fee paid during our six months ended December 31, 2022, all of which consisted of an income incentive fee. The capital gain incentive fee is paid without regard to pre-incentive fee income.

The incentive fee has two parts. The first part, the income incentive fee, is calculated and payable quarterly in arrears based on our pre-incentive fee net investment income for the immediately preceding calendar quarter. For this purpose, pre-incentive fee net investment income means interest income, dividend income and any other income (including any other fees (other than fees for providing managerial assistance), such as commitment, origination, structuring, diligence and consulting fees and other fees that we receive from portfolio companies) accrued during the calendar quarter, minus our operating expenses for the quarter (including the base management fee, expenses payable under the Administration Agreement (as defined herein), and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the incentive fee). Pre-incentive fee net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with payment-in-kind interest and zero coupon securities), accrued income that we have not yet received in cash. Pre-incentive fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital gains or losses. Pre-incentive fee net investment income, expressed as a rate of return on the value of our net assets at the end of the immediately preceding calendar quarter, is compared to a “hurdle rate” of 1.75% per quarter (7.00% annualized).

The net investment income used to calculate this part of the incentive fee is also included in the amount of the gross assets used to calculate the 2.00% base management fee. We pay the Investment Adviser an income incentive fee with respect to our pre-incentive fee net investment income in each calendar quarter as follows:

1No incentive fee in any calendar quarter in which our pre-incentive fee net investment income does not exceed the hurdle rate;

2100.00% of our pre-incentive fee net investment income with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds the hurdle rate but is less than 125.00% of the quarterly hurdle rate in any calendar quarter (8.75% annualized assuming a 7.00% annualized hurdle rate); and
320.00% of the amount of our pre-incentive fee net investment income, if any, that exceeds 125.00% of the quarterly hurdle rate in any calendar quarter (8.75% annualized assuming a 7.00% annualized hurdle rate).
These calculations are appropriately prorated for any period of less than three months and adjusted for any share issuances or repurchases during the current quarter.

The second part of the incentive fee, the capital gains incentive fee, is determined and payable in arrears as of the end of each calendar year (or upon termination of the Investment Advisory Agreement, as of the termination date), and equals 20.00% of our realized capital gains for the calendar year, if any, computed net of all realized capital losses and unrealized capital depreciation at the end of such year. In determining the capital gains incentive fee payable to the Investment Adviser, we calculate the aggregate realized capital gains, aggregate realized capital losses and aggregate unrealized capital depreciation, as applicable, with respect to each investment that has been in our portfolio. For the purpose of this calculation, an “investment” is defined as the total of all rights and claims which may be asserted against a portfolio company arising from our participation in the debt, equity, and other financial instruments issued by that company. Aggregate realized capital gains, if any, equal the sum of the differences between the aggregate net sales price of each investment and the aggregate amortized cost basis of such investment when sold or otherwise disposed. Aggregate realized capital losses equal the sum of the amounts by which the aggregate net sales price of each investment is less than the aggregate amortized cost basis of such investment when sold or otherwise disposed. Aggregate unrealized capital depreciation equals the sum of the differences, if negative, between the aggregate valuation of each investment and the aggregate amortized cost basis of such investment as of the applicable calendar year-end. At the end of the applicable calendar year, the amount of capital gains that serves as the basis for our calculation of the capital gains incentive fee involves netting aggregate realized capital gains against aggregate realized capital losses on a since-inception basis and then reducing this amount by the aggregate unrealized capital depreciation. If this number is positive, then the capital gains incentive fee payable is equal to 20.00% of such amount, less the aggregate amount of any capital gains incentive fees paid since inception.
(7)As of February 8, 2023, Prospect has $1.9 billion outstanding of its Unsecured Notes (as defined below) in various maturities, ranging from March 15, 2023 to March 15, 2052, and interest rates, ranging from 1.50% to 6.625%, some of which are convertible into shares of Prospect common stock at various conversion rates.
(8)“Other expenses” are based on estimated amounts for the current fiscal year. The amount shown above represents expenses during our six months ended December 31, 2022, which reflects all of our estimated recurring operating expenses (except fees and expenses reported in other items of this table) that are deducted from our operating income and reflected as expenses in our Statement of Operations. The estimate of our overhead expenses, including payments under an administration agreement with Prospect Administration, or the Administration Agreement is based on our projected allocable portion of overhead and other expenses incurred by Prospect Administration in performing its obligations under the Administration Agreement. “Other expenses” does not include non-recurring expenses.
(9)Based on the 5.50% per annum dividend rate applicable to the A1 Shares, M1 Shares, M2 Shares, AA1 Shares, MM1 Shares, and A2 Shares. Also based on the 5.35% per annum dividend rate applicable to the A Shares. Also based on the 6.50% per annum dividend rate applicable to the A3 Shares, M3 Shares, AA2 Shares, and MM2 Shares. Other series of preferred stock, including other series of preferred stock being sold in different offerings, may bear different annual dividend rates. No dividend will be paid on shares of Preferred Stock after they have been converted to shares of common stock.
(10)The indirect expenses associated with the Company’s investments in collateralized loan obligations are not included in the fee table presentation, but if such expenses were included in the fee table presentation then the Company’s total annual expenses would have been 13.24%, or 15.24% after dividends on preferred stock.

FINANCIAL HIGHLIGHTS
The Financial Highlights contained in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q are incorporated by reference herein. See “Incorporation by Reference.”

RISK FACTORS
Investing in our Securities involves a high degree of risk. Before you invest in our Securities, you should be aware of and carefully consider the various risks and uncertainties related to your investment, including those described in the applicable prospectus supplement in connection with a specific offering, and described in the section titled “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended June 30, 2022 and any subsequent filings we have made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are incorporated by reference into this prospectus or any prospectus supplement, together with other information in this prospectus, the documents incorporated by reference in this prospectus or any prospectus supplement used in connection with an offering made pursuant to this prospectus. You should carefully consider such risk factors, together with all of the other information included or incorporated by reference in this prospectus, before you decide whether to make an investment in our Securities. The risks and uncertainties described in these documents are not the only risks we face. Additional risks and uncertainties not presently known to us or not presently deemed material by us may also impair our business, operations and performance. If any of the adverse events or conditions described in any of these documents occurs our business, financial condition and results of operations could be materially adversely affected. In such case, our NAV, and the trading price of our common stock could decline, or the value of our preferred stock, debt securities, and warrants, if any are outstanding, may decline, and you may lose all or part of your investment. You should also carefully review the cautionary statement in this prospectus referred to under “Forward-Looking Statements” below. See also “Incorporation by Reference” and “Available Information” in this prospectus.

Risks Relating to Our Investments
We have not yet identified the portfolio company investments we intend to acquire using the proceeds of the offerings.
We have not yet identified the potential investments for our portfolio that we will purchase following the future offerings pursuant to this prospectus and any related prospectus supplement. Our Investment Adviser will select our investments subsequent to the closing of any such offering, and our stockholders will have no input with respect to such investment decisions. These factors increase the uncertainty, and thus the risk, of investing in our Securities.
Risks Relating to the Offerings Pursuant to This Prospectus
We may use proceeds of future offerings in a way with which you may not agree.
We will have significant flexibility in applying the proceeds of the offerings and may use the net proceeds from the offerings in ways with which you may not agree, or for purposes other than those contemplated at the time of such offerings. We will also pay operating expenses, and may pay other expenses such as due diligence expenses of potential new investments, from the net proceeds of future offerings. Our ability to achieve our investment objective may be limited to the extent that net proceeds of such offerings, pending full investment, are used to pay expenses rather than to make investments.
We cannot assure you that we will be able to successfully deploy the proceeds of offerings within the timeframe we have contemplated.
We currently anticipate that a portion of the net proceeds of future offerings will be invested in accordance with our investment objective within six to twelve months following completion of any such offering. We cannot assure you, however, that we will be able to locate a sufficient number of suitable investment opportunities to allow us to successfully deploy in that timeframe that portion of net proceeds of such future offerings. To the extent we are unable to invest within our contemplated timeframe after the completion of an offering, our investment income, and in turn our results of operations, will likely be adversely affected.
Our most recent NAV was calculated as of December 31, 2022 and our NAV when calculated as of any date thereafter may be higher or lower.
Our most recent NAV per share is $9.94 determined by us as of December 31, 2022. NAV per share as of March 31, 2023 may be higher or lower than $9.94 based on potential changes in valuations, issuances of securities and earnings for the quarter then ended. Our board of directors has not yet approved the fair value of portfolio investments as of any date subsequent to December 31, 2022. The fair value of our portfolio investments is determined using a consistently applied valuation process in accordance with our documented valuation policy that has been reviewed and approved by our board of directors, who also approve in good faith the valuation of such securities on a quarterly basis in connection with the preparation of quarterly financial statements and based on input from independent valuation firms, our Adviser, the Administrator and the audit committee of our board of directors.

USE OF PROCEEDS
Unless otherwise specified in a prospectus supplement, we intend to use the net proceeds from selling Securities pursuant to this prospectus initially to maintain balance sheet liquidity, involving repayment of debt under our 2022 Facility, if any, investments in high quality short-term debt instruments or a combination thereof, and thereafter to make long-term investments in accordance with our investment objective. Interest on borrowings under the 2022 Facility is one-month term SOFR plus 205 basis points. Additionally, the lenders charge a fee on the unused portion of the credit facility equal to either 40 basis points if more than 60% of the 2022 Facility is drawn, or 70 basis points if more than 35% and an amount less than or equal to 60% of the 2022 Facility is drawn, or 150 basis points if an amount less than or equal to 35% of the 2022 Facility is drawn. The 2022 Facility requires us to pledge assets as collateral in order to borrow under the 2022 Facility. A supplement to this prospectus relating to each offering will provide additional detail, to the extent known at the time, regarding the use of the proceeds from such offering including any intention to utilize proceeds to pay expenses in order to avoid sales of long-term assets.
We anticipate that substantially all of the net proceeds of an offering of Securities pursuant to this prospectus will be used for the above purposes within six months, depending on the availability of appropriate investment opportunities consistent with our investment objective and market conditions, and will be so used within two years. In addition, we expect that there will be several offerings pursuant to this prospectus; we expect that substantially all of the proceeds from all offerings will be used within three years.
Pending our new investments, we plan to invest a portion of net proceeds in cash equivalents, U.S. government securities and other high-quality debt investments that mature in one year or less from the date of investment and other general corporate purposes. The management fee payable by us will not be reduced while our assets are invested in such securities, which may generate a loss to the Company.

FORWARD-LOOKING STATEMENTS
This prospectus, including the documents that we incorporate by reference herein, our annual report on Form 10-K for the year ended June 30, 2022, any of our quarterly reports on Form 10-Q or current reports on Form 8-K, or any other oral or written statements made in press releases or otherwise by or on behalf of Prospect Capital Corporation may contain forward-looking statements within the meaning of the Section 21E of the Exchange Act, which involve substantial risks and uncertainties. Forward-looking statements predict or describe our future operations, business plans, business and investment strategies and portfolio management and the performance of our investments and our investment management business. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about our industry, our beliefs, and our assumptions. Words such as “intends,” “intend,” “intended,” “goal,” “estimate,” “estimates,” “expects,” “expect,” “expected,” “project,” “projected,” “projections,” “plans,” “seeks,” “anticipates,” “anticipated,” “should,” “could,” “may,” “will,” “designed to,” “foreseeable future,” “believe,” “believes,” “continue,” and “scheduled” and variations of these words and similar expressions are intended to identify forward-looking statements. Our actual results or outcomes may differ materially from those anticipated. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements do not meet the safe harbor for forward-looking statements pursuant to Section 27A of the Securities Act. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including without limitation:

•our, or our portfolio companies’, future operating results;
•our business prospects and the prospects of our portfolio companies;
•the return or impact of current or future investments that we expect to make;
•our contractual arrangements and relationships with third parties;
•the dependence of our future success on the general economy and its impact on the industries in which we invest;
•the impact of global events outside of our control, including the consequences of the ongoing conflict between Russia and Ukraine, on our and our portfolio companies’ business and the global economy;
•uncertainty surrounding inflation and the financial stability of the United States, Europe, and China;
•the financial condition of, and ability of our current and prospective portfolio companies to, achieve their objectives;
•difficulty in obtaining financing or raising capital, especially in the current credit and equity environment, and the impact of a protracted decline in the liquidity of credit markets on our and our portfolio companies’ business;
•the level, duration and volatility of prevailing interest rates and credit spreads, magnified by the current turmoil in the credit markets;
•the phase-out and the cessation of the London Interbank Offered Rate (“LIBOR”) and the use of the Secured Overnight Financing Rate (“SOFR”) as a replacement rate on our operating results;
•adverse developments in the availability of desirable loan and investment opportunities whether they are due to competition, regulation or otherwise;
•a compression of the yield on our investments and the cost of our liabilities, as well as the level of leverage available to us;
•the impact of changes in laws or regulations governing our operations or the operations of our portfolio companies;
•our regulatory structure and tax treatment, including our ability to operate as a business development company and a regulated investment company;
•the adequacy of our cash resources and working capital;
•the timing of cash flows, if any, from the operations of our portfolio companies;
•the ability of our investment adviser to locate suitable investments for us and to monitor and administer our investments;
•the timing, form and amount of any dividend distributions;
•authoritative generally accepted accounting principles or policy changes from such standard-setting bodies as the Financial Accounting Standards Board, the Securities and Exchange Commission, Internal Revenue Service, the NASDAQ Global Select Market, the New York Stock Exchange LLC, and other authorities that we are subject to, as well as their counterparts in any foreign jurisdictions where we might do business; and
•any of the other risks, uncertainties and other factors identified herein or in our Annual Report on Form 10-K for the fiscal year ended June 30, 2022 and any subsequent filings we have made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are incorporated by reference into this prospectus or any prospectus supplement.

Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. Important assumptions include our ability to originate new loans and investments, certain margins and levels of profitability and the availability of additional capital. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this prospectus should not be regarded as a representation by us that our plans and objectives will be achieved. These risks and uncertainties include those described or identified in this prospectus and in the documents referenced under the caption “Risk Factors” and elsewhere in this prospectus, which together are incorporated by reference herein, and such risks and uncertainties could cause actual results to differ materially from those in any forward-looking statements. The Company reminds all investors that no forward-looking statement can be relied upon as an accurate or even mostly accurate forecast because humans cannot forecast the future. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus.

DISTRIBUTIONS
The information concerning distributions in our most recent Annual Report on Form 10-K, and in our subsequently filed Quarterly Reports on Form 10-Q, is incorporated by reference herein.

SENIOR SECURITIES
Information about our senior securities is included in our most recent Annual Report on Form 10-K, in our most recent subsequent quarterly report on Form 10-Q, and is incorporated by reference herein.

PRICE RANGE OF COMMON STOCK
The information about the price range of our common stock and outstanding securities is contained in our most recent Annual Report on Form 10-K, in our most recent subsequent quarterly report on Form 10-Q, and is incorporated by reference herein.

MANAGEMENT OF THE COMPANY
Investment Adviser
Prospect Capital Management, a Delaware limited partnership that is registered as an investment adviser under the Investment Advisers Act of 1940, or the “Advisers Act,” manages our investments. Prospect Capital Management is led by John F. Barry III and M. Grier Eliasek, two senior executives with significant investment advisory and business experience. Both Messrs. Barry and Eliasek spend a significant amount of their time in their roles at Prospect Capital Management working on our behalf. The principal executive offices of Prospect Capital Management are 10 East 40th Street, 42nd Floor, New York, NY 10016. We depend on the due diligence, skill and network of business contacts of the senior management of the Investment Adviser. We also depend, to a significant extent, on the Investment Adviser’s investment professionals and the information and deal flow generated by those investment professionals in the course of their investment and portfolio management activities. The Investment Adviser’s senior management team evaluates, negotiates, structures, closes, monitors and services our investments. Our future success depends to a significant extent on the continued service of the senior management team, particularly John F. Barry III and M. Grier Eliasek. The departure of any of the senior managers of the Investment Adviser could have a materially adverse effect on our ability to achieve our investment objective. In addition, we can offer no assurance that Prospect Capital Management will remain the Investment Adviser or that we will continue to have access to its investment professionals or its information and deal flow.
We have entered into an investment advisory and management agreement with the Investment Adviser, under which the Investment Adviser, subject to the overall supervision of our Board of Directors, manages the day-to-day operations of, and provides investment advisory services to, us. Under the terms of the Investment Advisory Agreement, the Investment Adviser: (i) determines the composition of our portfolio, the nature and timing of the changes to our portfolio and the manner of implementing such changes, (ii) identifies, evaluates and negotiates the structure of the investments we make (including performing due diligence on our prospective portfolio companies); and (iii) closes and monitors investments we make. Under the Investment Advisory Agreement, we pay Prospect Capital Management investment advisory fees, which consist of an annual base management fee based on our gross assets, which we define as total assets without deduction for any liabilities (and, accordingly, includes the value of assets acquired with proceeds from borrowings), as well as a two-part incentive fee based on our performance. Mr. Barry currently controls Prospect Capital Management. Under the Investment Advisory Agreement (as defined below), we pay Prospect Capital Management investment advisory fees, which consist of an annual base management fee based on our gross assets as well as a two-part incentive fee based on our performance.
Staffing
Mr. John F. Barry III, our Chairman and Chief Executive Officer, Mr. Grier Eliasek, our Chief Operating Officer and President, and Ms. Kristin L. Van Dask, our Chief Financial Officer, Chief Compliance Officer, Treasurer and Secretary, comprise our senior management. Over time, we expect to add additional officers and employees.
Messrs. Barry and Eliasek each also serves as an officer of Prospect Administration and performs his respective functions under the Administration Agreement. Our day-to-day investment operations are managed by Prospect Capital Management. In addition, we reimburse Prospect Administration for our allocable portion of expenses incurred by it in performing its obligations under the Administration Agreement, including rent and our allocable portion of the costs of our chief executive officer, president, chief financial officer, chief operating officer, chief compliance officer, treasurer and secretary and their respective staffs.
Properties
We do not own any real estate or other physical properties materially important to our operation. Our corporate headquarters are located at 10 East 40th Street, 42nd Floor, New York, NY 10016, where we occupy an office space pursuant to the Administration Agreement.
Legal Proceedings
From time to time, we may become involved in various investigations, claims and legal proceedings that arise in the ordinary course of our business. These matters may relate to intellectual property, employment, tax, regulation, contract or other matters. The resolution of such matters that may arise out of these investigations, claims and proceedings will be subject to various uncertainties and, even if such matters are without merit, could result in the expenditure of significant financial and managerial resources.
We are not aware of any material pending legal proceeding, and no such material proceedings are contemplated to which we are a party or of which any of our property is subject.

Portfolio Managers
The following individuals function as portfolio managers primarily responsible for the day-to-day management of our portfolio. Our portfolio managers are not responsible for day-to-day management of any other accounts. For a description of their principal occupations for the past five years, see above.

Name	Position	Length of Service with Company (Years)
John F. Barry III	Chairman and Chief Executive Officer	18
M. Grier Eliasek	President and Chief Operating Officer	18

CERTAIN RELATIONSHIPS AND TRANSACTIONS
The information in the section entitled “Certain Relationships and Related Transactions” contained in our 2022 Proxy Statement filed on September 13, 2022 pursuant to section 14(a) of the Exchange Act is incorporated herein by reference.

CONTROL PERSONS AND PRINCIPAL STOCKHOLDERS
As of February 8, 2023, there were no persons not identified in the following table that owned 25% or more of our outstanding voting securities, and no other person would be deemed to control us, as such term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”). Persons identified in the following table as beneficially owning more than 25% of the our outstanding voting securities may be deemed to control us, as that term is defined in the 1940 Act.
    The following table sets forth, as of February 8, 2023, certain ownership information with respect to our voting securities for those persons who may, insofar as is known to us, directly or indirectly own, control or hold with the power to vote, 5% or more of our outstanding voting securities and the beneficial ownership of each director, each executive officer, and the executive officers and directors as a group.
Ownership information for those persons, if any, who own, control or hold the power to vote, 5% or more of our voting securities is based upon Schedule 13D or Schedule 13G filings by such persons with the Securities and Exchange Commission (the “Commission”) and other information obtained from such persons, if available. Such information is as of the date of the applicable filing and may no longer be accurate.

Unless otherwise indicated, we believe that each person set forth in the table below has sole voting and investment power with respect to all shares of our voting securities he or she beneficially owns and has the same address as the Company. Our address is 10 East 40th Street, 42nd Floor, New York, New York 10016.

	Common Stock			Preferred Stock
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percentage of Class(1)	Amount and Nature of Beneficial Ownership(1)	Percentage of Class(1)
5% or more holders

Interested Directors and Nominee
John F. Barry III(2)	108,455,641		27.6%
M. Grier Eliasek(3)	1,529,534	(4)	*	50	*
Independent Directors and Nominee
Andrew C. Cooper	—
William J. Gremp	42,152		*
Eugene S. Stark	52,000		*
Executive Officers
Kristin Van Dask	63,450	(5)	*	1,121	*
Executive officers and directors as a group	110,142,777			1,171
_______________________________________________________________________________
*    Represents less than one percent.
(1)    Beneficial ownership is calculated in accordance with Rule 13d-3(d)(1) of the Securities Exchange Act of 1934 (“Exchange Act”). Percentage of beneficial ownership is based on 399,434,868 shares of common stock and 55,445,568 shares of preferred stock, as applicable, outstanding as of February 8, 2023.
In computing the number of shares of common stock beneficially owned by a person who also owns shares of preferred stock and the percentage ownership of that person, shares of common stock issuable upon the conversion of the outstanding shares of preferred stock pursuant to a holder conversion option are deemed outstanding. However, these shares are not deemed outstanding for the purpose of computing the percentage ownership of any other person.
(2)    Mr. Barry also serves as the Chief Executive Officer of the Company. Mr. Barry has sole voting and dispositive power over 108,193,057 shares of common stock held by him directly and through the John and Daria Barry Foundation as of February 8, 2023. Mr. Barry has shared voting and dispositive power over the remaining 262,584 shares of common stock beneficially owned as of February 8, 2023.
(3)    Mr. Eliasek also serves as the Chief Operating Officer of the Company.
(4)     Includes 154 shares of common stock that, as of February 8, 2023, Mr. Eliasek has the right to acquire pursuant to the conversion privilege in the preferred stock Mr. Eliasek owns.
(5)    Includes 3,453 shares of common stock that, as of February 8, 2023, Ms. Van Dask has the right to acquire pursuant to the conversion privilege in the preferred stock Ms. Van Dask owns.

The following table sets forth the dollar range of our equity securities beneficially owned by each of our directors as of February 8, 2023. Other than Mr. Eliasek, as of February 8, 2023, no other director owns shares of our preferred stock. Information as to beneficial ownership is based on information furnished to us by the directors. We are part of a “family of investment companies”, as that term is defined in the 1940 Act, that includes Priority Income Fund, Inc. (“Priority”) and Prospect Floating Rate & Alternative Income Fund, Inc. (formerly Prospect Flexible Income Fund, Inc.) (“PFLOAT”).

Name of Director	Dollar Range of Equity Securities Beneficially Owned in the Company(1)(2)(3)	Dollar Range of Equity Securities Beneficially Owned in Priority(1)(2)	Dollar Range of Equity Securities Beneficially Owned in PSIF (1)(2)
Interested Directors and Nominee
John F. Barry III	Over $100,000	None	None
M. Grier Eliasek	Over $100,000	None	None
Independent Directors and Nominee
Andrew C. Cooper	None	None	None
William J. Gremp	Over $100,000	None	None
Eugene S. Stark	Over $100,000	None	None
_______________________________________________________________________________
(1)    Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, which requires pecuniary interest.
(2)    The dollar ranges are: none, $1-$10,000, $10,001-$50,000, $50,001-$100,000, or over $100,000.
(3)    The dollar range of shares of our common stock beneficially owned is based on the closing price of $7.38 on February 8, 2023 on The Nasdaq Stock Market LLC (the “Nasdaq”).

PORTFOLIO COMPANIES
The following is a listing of our portfolio companies at December 31, 2022. Values are as of December 31, 2022. (All figures in this item are in thousands)
The portfolio companies are presented in three categories: “companies more than 25% owned” are portfolio companies in which Prospect directly or indirectly owns more than 25% of the outstanding voting securities of such portfolio company and, therefore, such portfolio company is presumed to be controlled by us under the 1940 Act; “companies owned 5% to 24.99%” are portfolio companies where Prospect directly or indirectly owns 5% to 24.99% of the outstanding voting securities of such portfolio company and/or holds one or more seats on the portfolio company’s Board of Directors and, therefore, such portfolio company is deemed to be an affiliated person with us under the 1940 Act; “companies less than 5% owned” are portfolio companies where Prospect directly or indirectly owns less than 5% of the outstanding voting securities of such portfolio company and where it has no other affiliations with such portfolio company. As of December 31, 2022, Prospect owned controlling interests in CP Energy Services Inc. (“CP Energy”); Credit Central Loan Company, LLC; Echelon Transportation LLC; First Tower Finance Company LLC; Freedom Marine Solutions, LLC; InterDent, Inc.; Kickapoo Ranch Pet Resort; MITY, Inc.; National Property REIT Corp.; Nationwide Loan Company LLC; NMMB, Inc.; Pacific World Corporation; R-V Industries, Inc.; Universal Turbine Parts, LLC; USES Corp.; and Valley Electric Company, Inc. CP Energy owns a controlling interest of the common equity of Spartan Energy Holdings, Inc., (“Spartan Holdings”) which owns 100% of Spartan Energy Services, LLC (“Spartan”), a portfolio company of Prospect with $27,879 in senior secured term loans due to us as of December 31, 2022. As a result of CP Energy’s ownership of Spartan Holdings, and given Prospect’s controlling interest in CP Energy, we report our investments in Spartan as control investment. Spartan remains the direct borrower and guarantor to Prospect for the Spartan Term Loan A.We also own affiliated interests in Nixon, Inc. and RGIS Services, LLC. Prospect makes available significant managerial assistance to its portfolio companies. Prospect generally requests and may receive rights to observe the meetings of its portfolio companies’ Boards of Directors.

Portfolio Company	Nature of its Principal Business	Title and Class of Securities Held	Collateral Held	% of Class Held	Fair Value (Equity)	Fair Value (Debt)
					(in thousands)	(in thousands)
Companies more than 25% owned
CP Energy Services Inc. 1508 Neptune Drive Clinton, Oklahoma 73601	Energy Equipment & Services	First Lien Term Loan (12.67% (LIBOR + 9.00% with 1.00% LIBOR floor), due 4/4/2027)	First priority lien			48,046
		First Lien Term Loan (12.67% (LIBOR + 9.00% with 1.00% LIBOR floor), due 4/4/2027)	First priority lien			6,173
		First Lien Term Loan A to Spartan Energy Services, LLC (12.07% (LIBOR + 8.00% with 1.00% LIBOR floor), due 12/31/2025)	First priority lien			27,879
		Series A Preferred Units to Spartan Energy Holdings, Inc. (15.00%, 10,000 shares)		100.0%	11,028
		Series B Convertible Preferred Stock (16.00%, 790 shares)		100.0%	20,022
		Common Stock (102,924 shares)		99.8%	—
Credit Central Loan Company, LLC 700 East North Street, Suite 15 Greenville, SC 29601	Consumer Finance	First Lien Term Loan (5.00% plus 5.00% PIK, due 6/30/2025) (1)	First priority lien			71,818
		Class A Units (14,867,312 units) (1)		100.0%	—
		Preferred Class P Shares (12.75%, 9,980,481 units) (1)		99.8%	668
		Net Revenues Interest (25% of Net Revenues) (1)		25.0%	—
Echelon Transportation, LLC 1465 Post Road East Westport, CT 06880	Aerospace & Defense	First Lien Term Loan (6.37% (LIBOR + 4.00% with 2.00% LIBOR floor), due 3/31/2024)	First priority lien			54,797
		Membership Interest (100%)		100.0%	—
		Preferred Units (32,842,586 shares)		100.0%	767
First Tower Finance Company LLC P.O. Box 320001 406 Liberty Park Court Flowood, Mississippi 39232	Consumer Finance	First Lien Term Loan to First Tower, LLC (10.00% plus 5.00% PIK, due 2/18/2025) (1)	First priority lien			370,987

		Class A Units (95,709,910 units) (1)		80.1%	252,381
Freedom Marine Solutions, LLC 111 Evergreen Drive Houma, Louisiana 70364	Energy Equipment & Services	Membership Interest (100%)		100.0%	13,518
InterDent, Inc. 9800 South La Cienega Boulevard, Suite 800 Inglewood, California 90301	Health Care Providers & Services	First Lien Term Loan A/B (19.03% (LIBOR + 14.65% with 2.00% LIBOR floor), due 9/5/2025)	First priority lien			14,249
		First Lien Term Loan A (9.88% (LIBOR + 5.50% with 1.00% LIBOR floor), due 9/5/2025)	First priority lien			96,773
		First Lien Term Loan B (12.00% PIK, due 9/5/2025)	First priority lien			172,485
		Common Stock (99,900 shares)		100.0%	142,479
Kickapoo Ranch Pet Resort 23230 Kickapoo Road Waller, Texas 77484	Diversified Consumer Services	Membership Interest (100%)		100.0%	2,944
MITY, Inc. 1301 West 400 North Orem, UT 84057	Commercial Services & Supplies	First Lien Term Loan A (11.67% (LIBOR + 7.00% with 3.00% LIBOR floor), due 4/30/2025)	First priority lien			32,074
		First Lien Term Loan B (11.73% (LIBOR + 7.00% with 3.00% LIBOR floor) plus 10.00% PIK, due 4/30/2025)	First priority lien			18,274
		Unsecured Note to Broda Enterprises ULC (10.00%, due 1/1/2028) (1)				7,200
		Common Stock (42,053 shares)		100.0%	4,335
National Property REIT Corp. 3424 Peachtree Road NE Suite 2200 Atlanta, GA 30326	Equity Real Estate Investment Trusts (REITs) / Online Lending / Structured Finance	First Lien Term Loan A (6.17% (LIBOR + 1.44% with 3.00% LIBOR floor) plus 3.53% PIK, due 12/31/2023)	First priority lien			458,747
		First Lien Term Loan B (6.73% (LIBOR + 2.00% with 3.00% LIBOR floor) plus 5.50% PIK, due 12/31/2023)	First priority lien			21,798
		First Lien Term Loan C (14.73% (LIBOR + 10.00% with 1.00% LIBOR floor) plus 2.25% PIK, due 12/31/2023)	First priority lien			200,600
		First Lien Term Loan D (5.23% (LIBOR + 0.50% with 3.00% LIBOR floor) plus 2.50% PIK, due 12/31/2023)	First priority lien			183,425
		First Lien Term Loan E (7.00% (LIBOR + 2.00% with 5.00% LIBOR floor) plus 7.00% PIK, due 12/31/2023)	First priority lien			13,152
		Residual Profit Interest			57,119
		Common Stock (3,350,519 shares)		100.0%	663,563
Nationwide Loan Company LLC 3435 North Cierco Avenue Chicago, IL 60641	Consumer Finance	First Lien Term Loan (10.00% plus 10.00% PIK, due 6/18/2023) (1)	First priority lien			21,136
		Class A Units (38,550,460 units) (1)		94.5%	26,878
NMMB, Inc. 10 Abeel Road Cranbury, NJ 08512	Media	First Lien Term Loan (13.23% (LIBOR + 8.50% with 2.00% LIBOR floor), due 3/31/2027)	First priority lien			29,723
		Common Stock (21,418 shares)		90.4%	72,342
Pacific World Corporation 75 Enterprise, Suite 300 Aliso Viejo, CA 92656	Personal Products	First Lien Revolving Line of Credit - $26,000 Commitment (11.63% PIK (LIBOR + 7.25% with 1.00% LIBOR floor), due 9/26/2025)	First priority lien			28,672
		First Lien Term Loan A (9.63% PIK (LIBOR + 5.25% with 1.00% LIBOR floor), due 9/26/2025)	First priority lien			44,351

		Convertible Preferred Equity (6.50% PIK, 328,516 shares)		100.0%	—
		Common Stock (6,778,414 shares)		7.8%	—
R-V Industries, Inc. 584 Poplar Road Honey Brook, PA 19344	Machinery	First Lien Term Loan (13.73% (LIBOR + 9.00% with 1.00% LIBOR floor), due 12/15/2028)	First priority lien			33,622
		Common Stock (745,107 shares)		87.8%	26,507
Universal Turbine Parts, LLC 120 Grouby Airport Road Prattsville, AL 36067	Trading Companies & Distributors	First Lien Delayed Draw Term Loan - $6,965 Commitment (12.13% (LIBOR + 7.75% with 2.50% LIBOR floor), due 4/5/2024)	First priority lien			3,125
		First Lien Term Loan A (10.48% (LIBOR + 5.75% with 1.00% LIBOR floor), due 4/5/2024)	First priority lien			29,575
		Preferred Units (57,187,787 units)		100.0%	5,524
		Common Stock (10,000 units)		100.0%	—
USES Corp. 15109 Heathrow Forest Parkway Suite 150, Houston, TX 77032	Commercial Services & Supplies	First Lien Term Loan (13.07% (LIBOR + 9.00% with 1.00% LIBOR floor), due 7/29/2024)	First priority lien			2,000
		First Lien Equipment Term Loan (13.07% (LIBOR + 9.00% with 1.00% LIBOR floor), due 7/29/2024)	First priority lien			6,244
		First Lien Term Loan A (9.00% PIK, in non-accrual status effective 4/1/2016, due 7/29/2024)	First priority lien			18,116
		First Lien Term Loan B (15.50% PIK, in non-accrual status effective 4/1/2016, due 7/29/2024)	First priority lien			—
		Common Stock (268,962 shares)		100.0%	—
Valley Electric Company, Inc. 1100 Merrill Creek Parkway Everett, WA 98023	Construction & Engineering	First Lien Term Loan to Valley Electric Co. of Mt. Vernon, Inc. (8.67% (LIBOR + 5.00% with 3.00% LIBOR floor) plus 2.50% PIK, due 12/31/2024)	First priority lien			10,452
		First Lien Term Loan (8.00% plus 10.00% PIK, due 6/23/2024)	First priority lien			33,301
		First Lien Term Loan B (8.00% plus 4.50% PIK, due 6/23/2024)	First priority lien			13,000
		Consolidated Revenue Interest (2.00%)		2.0%	1,320
		Common Stock (50,000 shares)		95.0%	84,509
Companies 5% to 24.99% owned
Nixon, Inc. 701 South Coast Highway Encinitas, CA 92024	Textiles, Apparel & Luxury Goods	Common Stock (857 units)		8.6%	—
RGIS Services, LLC 33 E 33rd St Ste 902 New York, NY 10016	Commercial Services & Supplies	Membership Interest (5.27%)		5.3%	7,944
Companies less than 5% owned
8th Avenue Food & Provisions, Inc. 1335 Strassner Drive Brentwood, Missouri 63144	Food Products	Second Lien Term Loan (12.13% (LIBOR + 7.75%), due 10/1/2026)	Second priority lien			26,376
ABG Intermediate Holdings 2 LLC 1411 Broadway, 21st Floor New York, NY 10018	Textiles, Apparel & Luxury Goods	Second Lien Term Loan (10.42% (SOFR + 6.00% with 0.50% SOFR floor), due 12/20/2029)	Second priority lien			8,779
Apidos CLO XI P.O. Box 1093 Boundary Hall Cricket Square Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (14.84%, due 4/17/2034) (1)			31,035

Apidos CLO XII P.O. Box 1093 Boundary Hall Cricket Square Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (14.66%, due 4/15/2031) (1)		30,165
Apidos CLO XV P.O. Box 1093 Boundary Hall Cricket Square Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (14.80%, due 4/21/2031) (1)		30,847
Apidos CLO XXII P.O. Box 1093 Boundary Hall Cricket Square Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (17.56%, due 4/21/2031) (1)		25,484
Atlantis Health Care Group (Puerto Rico), Inc. Carr. 876 Int Calle Aniceto Diaz Trujillo Alto, PR 00978	Health Care Providers & Services	First Lien Revolving Line of Credit - $3,000 Commitment (12.42% (LIBOR + 8.75% with a 2.00% LIBOR floor), due 4/22/2024)	First priority lien		—
		First Lien Term Loan (12.42% (LIBOR + 8.75% with a 2.00% LIBOR floor), due 4/22/2024)	First priority lien		61,408
Aventiv Technologies, LLC (f/k/a Securus Technologies Holdings, Inc.) PO Box 1109 Addison, Texas, 75001	Communications Equipment	First Lien Term Loan (9.23% (LIBOR + 4.50% with a 1.00% LIBOR floor), due 11/1/2024)	First priority lien		7,388
		Second Lien Term Loan (12.66% (LIBOR + 8.25% with a 1.00% LIBOR floor), due 11/1/2025)	Second priority lien		42,740
B. Riley Financial, Inc. 11100 Santa Monica Boulevard, Suite 800 Los Angeles, California 90025	Diversified Financial Services	Senior Unsecured Bond (6.75%, due 5/31/2024)			5,660
Barings CLO 2018-III P.O. Box 1093 Boundary Hall Cricket Square Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (0.00%, due 7/20/2029) (1)		21,264
Barracuda Parent, LLC 3175 Winchester Blvd. Campbell, CA 95008	IT Services	Second Lien Term Loan (11.09% (SOFR + 7.00% with 0.50% SOFR floor), due 8/15/2030)	Second priority lien		19,437
BCPE North Star US Holdco 2, Inc. 30 East 7th St., Suite 2600 St. Paul US-MN US 55101	Food Products	Second Lien Delayed Draw Term Loan - $5,185 Commitment (11.98% (LIBOR + 7.25% with a 0.75% LIBOR floor), due 6/11/2029)	Second priority lien		4,961
		Second Lien Term Loan (11.98% (LIBOR + 7.25% with a 0.75% LIBOR floor), due 6/11/2029)	Second priority lien		90,712
BCPE Osprey Buyer, Inc. 30 East 7th St., Suite 2600 St. Paul US-MN US 55101	Health Care Technology	First Lien Revolving Line of Credit - $4,239 Commitment (10.44% (LIBOR + 5.75% with a 0.75% LIBOR floor), due 8/21/2026)	First priority lien		—
		First Lien Term Loan (10.44% (LIBOR + 5.75% with a 0.75% LIBOR floor), due 8/23/2028)	First priority lien		62,948
		Second Lien Delayed Draw Term Loan - $22,609 Commitment (10.44% (LIBOR + 5.75% with a 0.75% LIBOR floor), due 8/23/2028)	Second priority lien		—
Belnick, LLC 4350 Ball Ground Highway Canton, GA 30114	Household Durables	First Lien Term Loan (12.23% (LIBOR + 7.50% with a 1.00% LIBOR floor), due 1/20/2027)	First priority lien		90,250
Broder Bros., Co. Six Neshaminy Interplex, 6th Floor Trevose, PA 19053	Textiles, Apparel & Luxury Goods	First Lien Term Loan (10.73% (LIBOR + 6.00% with a 1.00% LIBOR floor), due 12/4/2025)	First priority lien		159,456
Burgess Point Purchaser Corporation 233 Wilshire Blvd. Suite 800 Santa Monica, CA 90401	Auto Components	Second Lien Term Loan (13.42% (SOFR + 9.00% with a 0.75% SOFR floor), due 7/25/2030)	Second priority lien		30,000

California Street CLO IX Ltd. P.O. Box 1093 Boundary Hall Cricket Square Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (14.43%, due 7/16/2032) (1)		30,248
Capstone Logistics Acquisition, Inc. 6525 The Corners Parkway, Suite 520 Peachtree Corners, GA 30092	Commercial Services & Supplies	Second Lien Term Loan (13.13% (LIBOR + 8.75% with a 1.00% LIBOR floor), due 11/13/2028)	Second priority lien		8,500
Carlyle C17 CLO Limited P.O. Box 1093 Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (15.31%, due 4/30/2031) (1)		13,234
Carlyle Global Market Strategies CLO 2014-4-R, Ltd. 190 Elgin Avenue, George Town, Grand Cayman KY1-9005 Cayman Islands	Structured Finance	Subordinated Structured Note (14.66%, due 7/15/2030) (1)		15,795
Carlyle Global Market Strategies CLO 2016-3, Ltd. 27 Hospital Road George Town, Grand Cayman KY1-9008 Cayman Islands	Structured Finance	Subordinated Structured Note (12.79%, due 7/20/2034) (1)		25,939
Cent CLO 21 Limited P.O. Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (0.00%, due 7/29/2030) (1)		21,771
CIFC Funding 2013-III-R, Ltd. P.O. Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (15.83%, due 4/24/2031) (1)		20,966
CIFC Funding 2013-IV, Ltd. P.O. Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (17.06%, due 4/28/2031) (1)		28,050
CIFC Funding 2014-IV-R, Ltd. P.O. Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (17.37%, due 10/17/2030) (1)		26,668
CIFC Funding 2016-I, Ltd. P.O. Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (17.63%, due 10/21/2031) (1)		28,695
Collections Acquisition Company, Inc. Two Easton Oval, Suite 310 Columbus, OH 43219	Diversified Financial Services	First Lien Term Loan (11.82% (LIBOR + 8.15% with a 2.50% LIBOR floor), due 6/3/2024)	First priority lien		36,691
Columbia Cent CLO 27 Limited P.O. Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (16.60%, due 10/25/2028) (1)		28,828
CP IRIS Holdco I, Inc. 455 W. Victoria Street Compton, CA 90220	Building Products	Second Lien Term Loan (11.38% (LIBOR + 7.00% with a 0.50% LIBOR floor), due 10/1/2029)	Second priority lien		33,817
Curo Group Holdings Corp. 3527 N Ridge Rd, Wichita, Ks 67205	Consumer Finance	First Lien Term Loan (7.50%, due 8/1/2028) (1)	First priority lien		22,024
DRI Holding Inc. 8000 Haskell Avenue Van Nuys, CA 91406	Commercial Services & Supplies	First Lien Term Loan (9.63% (LIBOR + 5.25% with a 0.50% LIBOR floor), due 12/21/2028)	First priority lien		33,828

		Second Lien Term Loan (12.07% (LIBOR + 8.00% with a 0.50% LIBOR floor), due 12/21/2029)	Second priority lien			142,604
DTI Holdco, Inc. 777 Third Avenue 12th Floor New York, NY 10017	Professional Services	First Lien Term Loan (8.84% (SOFR + 4.75% with a 0.75% SOFR floor), due 4/26/2029)	First priority lien			17,699
		Second Lien Term Loan (11.84% (SOFR + 7.75% with a 0.75% SOFR floor), due 4/26/2030)	Second priority lien			71,703
Dukes Root Control Inc. 400 Airport Rd. Elgin, IL 60123	Commercial Services & Supplies	First Lien Revolving Line of Credit - $4,464 Commitment (10.82% (SOFR + 6.50% with a 1.00% SOFR floor), due 12/8/2028)	First priority lien			357
		First Lien Delayed Draw Term Loan - $8,929 Commitment (10.82% (SOFR + 6.50% with a 1.00% SOFR floor), due 12/8/2028)	First priority lien			—
		First Lien Term Loan (10.82% (SOFR + 6.50% with a 1.00% SOFR floor), due 12/8/2028)	First priority lien			36,607
Easy Gardener Products, Inc. 3022 Franklin Avenue Waco, Texas 76710	Household Durables	Class A Units of EZG Holdings, LLC (200 units)		20.0%	—
		Class B Units of EZG Holdings, LLC (12,525 units)		22.8%	—
Engine Group, Inc. 315 Park Avenue South, 14th Floor New York, NY 10010	Media	First Lien Term Loan (9.16% (LIBOR + 4.75% with a 1.00% LIBOR floor), in non-accrual status effective 7/1/2022, due 11/17/2023)	First priority lien			810
		Class B Common Units (1,039,554 units)		4.4%	—
Engineered Machinery Holdings, Inc. 3500 Lacey Rd Ste 290 Downers Grove, IL, 60515-5443	Machinery	Incremental Amendment No. 2 Second Lien Term Loan (11.23% (LIBOR + 6.50% with a 0.75% LIBOR floor), due 7/18/2025)	Second priority lien			4,998
		Incremental Amendment No. 3 Second Lien Term Loan (10.73% (LIBOR + 6.00% with a 0.75% LIBOR floor), due 5/21/2029)	Second priority lien			4,892
Enseo Acquisition, Inc. 2201 10th Street Plano, Texas 75074	IT Services	First Lien Term Loan (11.67% (LIBOR + 8.00% with a 1.00% LIBOR floor), due 6/2/2026)	First priority lien			54,313
Eze Castle Integration, Inc. 100 High Street, 16th Floor Boston, MA 02110	IT Services	First Lien Delayed Draw Term Loan - $1,786 Commitment (12.79% (LIBOR + 9.00% with a 1.50% LIBOR floor) plus 1.00% PIK, due 7/15/2025)	First priority lien			886
		First Lien Term Loan (13.23% (LIBOR + 9.00% with a 1.50% LIBOR floor) plus 1.00% PIK, due 7/15/2025)	First priority lien			46,242
Faraday Buyer, LLC 1630 Faraday Ave. Carlsbad, CA, 92008-7313	Electrical Equipment	First Lien Delayed Draw Term Loan - $5,833 Commitment (11.32% (SOFR + 7.00% with a 1.00% SOFR floor), due 10/11/2028)	First priority lien			—
		First Lien Term Loan (11.32% (SOFR + 7.00% with a 1.00% SOFR floor), due 10/11/2028)	First priority lien			64,167
First Brands Group 3255 W Hamlin Rd Rochester, Michigan 48309	Auto Components	First Lien Term Loan (8.37% (SOFR + 5.00% with a 1.00% SOFR floor), due 3/30/2027)	First priority lien			22,411
		Second Lien Term Loan (11.87% (LIBOR + 8.50% with a 1.00% LIBOR floor), due 3/30/2028)	Second priority lien			37,000
Forta, LLC (f/k/a Help/Systems Holdings, Inc.) 6455 City West ParkWay Eden Prairie, MN 55344	Software	Second Lien Term Loan (10.94% (SOFR + 6.75% with a 0.75% SOFR floor), due 11/19/2027)	Second priority lien			48,267
Galaxy XV CLO, Ltd. P.O. Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (12.35%, due 10/15/2030) (1)			25,943

Galaxy XXVII CLO, Ltd. 190 Elgin Avenue George Town, Grand Cayman KY1-9005 Cayman Islands	Structured Finance	Subordinated Structured Note (18.20%, due 5/16/2031) (1)		12,515
Galaxy XXVIII CLO, Ltd. 190 Elgin Avenue George Town, Grand Cayman KY1-9005 Cayman Islands	Structured Finance	Subordinated Structured Note (14.87%, due 7/15/2031) (1)		18,024
Halcyon Loan Advisors Funding 2012-1 Ltd. P.O. Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (0.00%, due 8/15/2023) (1)		3
Halcyon Loan Advisors Funding 2013-1 Ltd. P.O. Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (0.00%, due 4/15/2025) (1)		14
Halcyon Loan Advisors Funding 2014-1 Ltd. P.O. Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (0.00%, due 4/20/2026) (1)		25
Halcyon Loan Advisors Funding 2014-2 Ltd. P.O. Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (0.00%, due 4/28/2025) (1)		34
Halcyon Loan Advisors Funding 2015-3 Ltd. P.O. Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (0.00%, due 10/18/2027) (1)		177
HarbourView CLO VII-R, Ltd. P.O. Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (5.99%, due 7/18/2031) (1)		6,948
The Hiller Companies, LLC 3571 Joy Springs Drive Mobile, Alabama 36693	Commercial Services & Supplies	First Lien Term Loan (9.30% (SOFR + 8.30% with a 1.00% SOFR floor), due 9/15/2028)	First priority lien		20,000
Interventional Management Services, LLC 3390 Peachtree Road NE Suite 1500 Atlanta, Georgia 30326	Health Care Providers & Services	First Lien Revolving Line of Credit - $5,000 Commitment (13.73% (LIBOR + 9.00% with a 1.00% LIBOR floor), due 2/22/2025)	First priority lien		4,994
		First Lien Term Loan (13.73% (LIBOR + 9.00% with a 1.00% LIBOR floor), due 2/20/2026)	First priority lien		67,602
Jefferson Mill CLO Ltd. 75 Fort Street, P.O. Box 1350 George Town, Grand Cayman KY1-1108 Cayman Islands	Structured Finance	Subordinated Structured Note (10.50%, due 10/20/2031) (1)		12,935
K&N Parent, Inc. 1455 Citrus Street Riverside, CA 92507	Auto Components	Second Lien Term Loan (13.48% (LIBOR + 8.75% with a 1.00% LIBOR floor), in non-accrual status effective 7/1/2022, due 10/21/2024)	Second priority lien		1,320
KM2 Solutions LLC 100 Park Avenue, Suite 1600 New York, New York 10017	IT Services	First Lien Term Loan (11.67% (LIBOR + 8.00% with a 1.00% LIBOR floor), due 12/17/2025)	First priority lien		23,405
LCM XIV Ltd. P.O. Box 1093, Queensgate House Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (10.14%, due 7/21/2031) (1)		19,267
LGC US FINCO, LLC 600 Travis Street, Suite 6000 Houston, Texas 77002	Machinery	First Lien Term Loan (10.88% (LIBOR + 6.50% with a 1.00% LIBOR floor), due 12/20/2025)	First priority lien		28,676

Magnate Worldwide, LLC 111 SW 5th Ave, Suite 1825 Portland, Oregon 97204	Air Freight & Logistics	First Lien Delayed Draw Term Loan - $2,357 Commitment (10.23% (LIBOR + 5.50% with a 0.75% LIBOR floor), due 12/30/2028)	First priority lien			1,149
		First Lien Term Loan (10.23% (LIBOR + 5.50% with a 0.75% LIBOR floor), due 12/30/2028)	First priority lien			30,413
		Second Lien Term Loan (13.23% (LIBOR + 8.50% with a 0.75% LIBOR floor), due 12/30/2029)	Second priority lien			95,000
Mamba Purchaser, Inc. 4950 Communication Ave, Suite 100 Boca Raton, Florida 33431	Health Care Providers & Services	Second Lien Term Loan (10.89% (LIBOR + 6.50% with a 0.50% LIBOR floor), due 10/14/2029)	Second priority lien			23,000
Medical Solutions Holdings, Inc. 1010 N. 102nd Street, Suite 300 Omaha, Nebraska 68114	Health Care Providers & Services	Second Lien Term Loan (11.38% (LIBOR + 7.00% with a 0.50% LIBOR floor), due 11/1/2029)	Second priority lien			54,462
Medusind Acquisition, Inc. 6100 Blue Lagoon Drive, Suite 450 Miami, FL 33126	Health Care Providers & Services	First Lien Term Loan (13.00%% (LIBOR + 7.50% with a 1.00% LIBOR floor), due 4/8/2024)	First priority lien			23,259
Mountain View CLO 2013-I Ltd. P.O. Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (0.00%, due 10/15/2030) (1)			15,338
Mountain View CLO IX Ltd. P.O. Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (17.01%, due 7/15/2031) (1)			21,975
Nexus Buyer LLC 1300 N. 17th Street Suite 1800 Arlington, VA 22209	Capital Markets	Second Lien Term Loan (10.63% (LIBOR + 6.25% with a 0.50% LIBOR floor), due 11/5/2029)	Second priority lien			40,769
NH Kronos Buyer, Inc. 80 Hayden Ave, Suite 300 Lexington, MA 02421	Pharmaceuticals	First Lien Term Loan (10.84% (SOFR + 6.60% with a 1.00% SOFR floor), due 11/1/2028)	First priority lien			75,000
Octagon Investment Partners XV, Ltd. P.O. Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (7.45%, due 7/19/2030) (1)			23,495
Octagon Investment Partners 18-R Ltd. P.O. Box 1093, Queensgate House Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (15.67%, due 4/16/2031) (1)			17,194
OneTouchPoint Corp 1225 Walnut Ridge Drive Hartland, WI 53029	Professional Services	First Lien Term Loan (12.73% (LIBOR + 8.00% with a 1.00% LIBOR floor), due 2/19/2026)	First priority lien			39,083
PeopleConnect Holdings, LLC 500 108th Avenue, Suite 1600 Bellevue, WA 98004	Interactive Media & Services	First Lien Term Loan (12.98% (LIBOR + 8.25% with a 1.75% LIBOR floor), due 1/22/2025)	First priority lien			218,904
PetVet Care Centers, LLC (f/k/a Pearl Intermediate Parent LLC) 1 Gorham Island, Suite 300 Westport, CT 06880	Health Care Providers & Services	Second Lien Term Loan (10.63% (LIBOR + 6.25%), due 2/15/2026)	Second priority lien			15,280
PGX Holdings, Inc. 257 East 200 South Salt Lake City, UT 84111	Diversified Consumer Services	First Lien Term Loan (12.59% (SOFR + 7.75% with a 1.50% SOFR floor), due 7/21/2026)	First priority lien			70,639
		Second Lien Delayed Draw Term Loan - $30,000 Commitment (12.00% PIK, due 12/31/2025)	Second priority lien			—
		Second Lien Term Loan (12.00% PIK, due 7/27/2027)	Second priority lien			174,688
		Class B of PGX TopCo LLC (999 Non-Voting Units)		100.0%	58,246

PlayPower, Inc. 11515 Vanstory Drive, Suite 100 Huntersville, NC 28078	Leisure Products	First Lien Term Loan (12.00% (SOFR + 7.50%), due 5/10/2026)	First priority lien			4,560
Precisely Software Incorporated (f/k/a Vision Solutions, Inc.) 1700 District Ave #300 Burlington, MA 01803	IT Services	Second Lien Term Loan (11.61% (LIBOR + 7.25% with a 0.75% LIBOR floor), due 4/23/2029)	Second priority lien			70,507
Preventics, Inc. (d/b/a Legere Pharmaceuticals) 15344 N. 83rd Way, Scottsdale, AZ 85260	Health Care Providers & Services	First Lien Term Loan (15.23% (LIBOR + 10.50% with a 1.00% LIBOR floor), due 11/12/2026)	First priority lien			9,095
		Series A Convertible Preferred Stock (320 units)		5.8%	123
		Series C Convertible Preferred Stock (3,575 units)		100.0%	1,379
Raisin Acquisition Co, Inc. 250 Pehle Ave Suite 601 Saddle Brook, NJ 07663	Pharmaceuticals	First Lien Revolving Line of Credit - $3,583 Commitment (11.77% (SOFR + 7.00% with a 1.00% SOFR floor), due 12/13/2026)	First priority lien			—
		First Lien Delayed Draw Term Loan - $1,554 Commitment (11.84% (SOFR + 7.00% with a 1.00% SOFR floor), due 12/13/2026)	First priority lien			1,500
		First Lien Term Loan (11.77% (SOFR + 7.00% with a 1.00% SOFR floor), due 12/13/2026)	First priority lien			24,005
RC Buyer, Inc. 2450 Huish Rd. Dyersburg, TN 38024	Auto Components	Second Lien Term Loan (11.23% (LIBOR + 6.50% with a 0.75% LIBOR floor), due 7/30/2029)	Second priority lien			19,070
Reception Purchaser, LLC 951 Thorndale Ave Bensenville, IL 60106	Air Freight & Logistics	First Lien Term Loan (10.42% (SOFR + 6.00% with a 0.75% SOFR floor), due 3/24/2028)	First priority lien			63,207
Redstone Holdco 2 LP 174 Middlesex Tpke Bedford, MA 01730	IT Services	Second Lien Term Loan (12.11% (LIBOR + 7.75% with a 0.75% LIBOR floor), due 4/27/2029)	Second priority lien			38,644
Research Now Group, Inc. & Survey Sampling International LLC 4 Research Dr, Suite 300 Shelton, CT, 06484-6242	Professional Services	First Lien Term Loan (8.84% (LIBOR + 5.50% with a 1.00% LIBOR floor), due 12/20/2024)	First priority lien			8,293
		Second Lien Term Loan (12.84% (LIBOR + 9.50% with a 1.00% LIBOR floor), due 12/20/2025)	Second priority lien			39,610
Rising Tide Holdings, Inc. 1 E. Broward Blvd. Fort Lauderdale, FL 33301	Diversified Consumer Services	Second Lien Term Loan (12.98% (LIBOR + 8.25% with a 0.75% LIBOR floor), due 6/1/2029)	Second priority lien			11,233
The RK Logistics Group, Inc. 41707 Christy Street Fremont, CA 94538	Commercial Services & Supplies	First Lien Term Loan (15.23% (LIBOR + 10.50% with a 1.00% LIBOR floor), due 3/24/2027)	First priority lien			6,023
		Class A Common Units (263,000 units)		4.9%	1,927
		Class B Common Units (1,237,000 units)		100.0%	9,065
RME Group Holding Company 810 7th Avenue, 35th Floor New York, NY 10019	Media	First Lien Term Loan A (10.23% (LIBOR + 5.50% with a 1.00% LIBOR floor), due 5/6/2024)	First priority lien			24,973
		First Lien Term Loan B (15.73% (LIBOR + 11.00% with a 1.00% LIBOR floor), due 5/6/2024)	First priority lien			21,524
Romark WM-R Ltd. 75 Fort Street, P.O. Box 1350 George Town, Grand Cayman KY1-1108 Cayman Islands	Structured Finance	Subordinated Structured Note (11.87%, due 4/21/2031) (1)			14,374
Rosa Mexicano 264 West 40th Street New York, NY 10018	Hotels, Restaurants & Leisure	First Lien Revolving Line of Credit - $500 Commitment (12.23% (LIBOR + 7.50% with a 1.25% LIBOR floor), due 5/29/2024)	First priority lien			261
		First Lien Term Loan (12.23% (LIBOR + 7.50% with a 1.25% LIBOR floor), due 5/29/2024)	First priority lien			20,864

SEOTownCenter, Inc. 2600 W. Executive Pkwy. #200 Lehi, UT 84043	IT Services	First Lien Term Loan (11.67% (LIBOR + 8.00% with a 1.00% LIBOR floor), due 1/31/2027)	First priority lien			49,989
Shearer’s Foods, LLC 100 Lincoln Way East Massillon, Ohio 44646	Food Products	Second Lien Term Loan (12.14% (LIBOR + 7.75% with a 1.00% LIBOR floor), due 9/23/2028)	Second priority lien			4,800
ShiftKey, LLC 5221 N O'Connor Blvd, Suite 1400 Irving, TX 75039	Health Care Technology	First Lien Term Loan (10.59% (SOFR + 5.75% with a 1.00% SOFR floor), due 6/21/2027)	First priority lien			64,675
Shutterfly, LLC 10 Almaden Blvd San Jose, CA 95113	Internet & Direct Marketing Retail	2021 Refinancing First Lien Term Loan B (9.38% (LIBOR + 5.00% with a 0.75% LIBOR floor), due 9/25/2026)	First priority lien			14,209
Sorenson Communications, LLC 4192 South Riverboat Road Salt Lake City, Utah 84123	Diversified Telecommunication Services	First Lien Term Loan (10.23% (LIBOR + 5.50% with a 0.75% LIBOR floor), due 3/17/2026)	First priority lien			32,805
Southern Veterinary Partners 2204 Lakeshore Dr, Suite 325 Homewood, AL 35209	Health Care Providers & Services	Second Lien Term Loan (12.13% (LIBOR + 7.75% with a 1.00% LIBOR floor), due 10/5/2028)	Second priority lien			7,798
Spectrum Holdings III Corp 2500 Northwinds Parkway, Suite 472 Alpharetta, GA 30009	Health Care Equipment & Supplies	Second Lien Term Loan (11.38% (LIBOR + 7.00% with a 1.00% LIBOR floor), due 1/31/2026)	Second priority lien			6,765
Staples, Inc. 500 Staples Drive Framingham, MA 01702	Distributors	First Lien Term Loan (9.44% (LIBOR + 5.00%), due 4/16/2026)	First priority lien			8,137
Strategic Materials Holding Corp. 17220 Katy Freeway, Suite 150 Houston, TX 77094	Household Durables	First Lien Term Loan (8.19% (LIBOR + 3.75% with a 1.00% LIBOR floor), due 11/1/2024)	First priority lien			5,550
		Second Lien Term Loan (12.19% (LIBOR + 7.75% with a 1.00% LIBOR floor), due 11/1/2025)	Second priority lien			4,864
Stryker Energy, LLC 6690 Beta Drive, Suite 214 Mayfield Village, OH 44143	Energy Equipment & Services	Overriding Royalty Interest			—
Symphony CLO XIV, Ltd. P.O. Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (0.00%, due 7/14/2026) (1)			10,264
Symphony CLO XV, Ltd. PO Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (9.24%, due 1/19/2032) (1)			26,468
Town & Country Holdings, Inc. 295 Fifth Avenue, Suite 412 New York, NY 10016	Distributors	First Lien Term Loan (12.00% PIK, due 2/27/2026)	First priority lien			164,887
		First Lien Term Loan (12.00% PIK, due 2/27/2026)	First priority lien			14,201
		Class W Interests of Town & Country Housewares Group, LP (4.00%, 188,105 Non-Voting Interests)		4.0%	16
		Class B of Town & Country TopCo LLC (999 Non-Voting Units)		100.0%	39,769
TPS, LLC 2821 Old Route 15 New Columbia, PA 17856	Machinery	First Lien Term Loan (13.73% (LIBOR + 9.00% with a 1.00% LIBOR floor) plus 1.50% PIK, due 11/30/2025)	First priority lien			27,775
United Sporting Companies, Inc. 267 Columbia Ave. Chapin, SC 29036	Distributors	Second Lien Term Loan (13.25% (LIBOR + 11.00% with a 2.25% LIBOR floor) plus 2.00%, in non-accrual status effective 4/1/2017, due 11/16/2019)	Second priority lien			22,561
Upstream Newco, Inc. 1200 Corporate Drive, Suite 400 Birmingham, AL 35242	Health Care Providers & Services	Second Lien Term Loan (13.23% (LIBOR + 8.50%), due 11/20/2027)	Second priority lien			21,050

USG Intermediate, LLC 6500 River Place Blvd., Building III, Suite 400 Austin, TX 78730	Leisure Products	First Lien Revolving Line of Credit - $3,000 Commitment (13.63% (LIBOR + 9.25% with a 1.00% LIBOR floor), due 2/9/2027)	First priority lien		3,000
		First Lien Term Loan B (16.13% (LIBOR + 11.75% with a 1.00% LIBOR floor), due 2/9/2027)	First priority lien		51,216
		Equity		—
VC GB Holdings I Corp 666 Fifth Avenue, 36th Floor New York, NY 10103	Household Durables	Second Lien Term Loan (11.13% (LIBOR + 6.75% with a 0.50% LIBOR floor), due 7/23/2029)	Second priority lien		21,436
ViaPath Technologies. (f/k/a Global Tel*Link Corporation) 12021 Sunset Hills Road, Suite 100 Reston, Virginia 20190	Diversified Telecommunication Services	First Lien Term Loan (8.48% (SOFR + 4.25%), due 11/29/2025)	First priority lien		9,234
		Second Lien Term Loan (14.23% (SOFR + 10.00%), due 11/29/2026)	Second priority lien		119,792
Victor Technology, LLC 100 E. Crossroads Parkway, Suite C Bolingbrook, IL 60440	Commercial Services & Supplies	First Lien Term Loan (12.23% (LIBOR + 7.50% with a 1.00% LIBOR floor), due 12/3/2028)	First priority lien		28,966
Voya CLO 2012-4, Ltd. P.O. Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (0.00%, due 10/15/2030) (1)		20,809
Voya CLO 2014-1, Ltd. P.O. Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (3.10%, due 4/18/2031) (1)		16,113
Voya CLO 2016-3, Ltd. P.O. Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (10.07%, due 10/20/2031) (1)		18,400
Voya CLO 2017-3, Ltd. P.O. Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (14.87%, due 4/20/2034) (1)		39,653
VT Topco, Inc. 290 West Mount Pleasant Avenue, Suite 3200 Livingston, NJ 07039	Commercial Services & Supplies	Second Lien Term Loan (11.13% (LIBOR + 6.75%), due 8/17/2026)	Second priority lien		11,711
		2021 Second Lien Term Loan (11.13% (LIBOR + 6.75% with a 0.75% LIBOR floor), due 8/17/2026)	Second priority lien		19,763
WatchGuard Technologies, Inc. 505 Fifth Avenue South, Suite 500 Seattle, WA 98104	IT Services	First Lien Term Loan (9.57% (SOFR + 5.25% with a 0.75% SOFR floor), due 6/30/2027)	First priority lien		34,284
Wellful Inc. (f/k/a KNS Acquisition Corp.) 1218 Chestnut St, Philadelphia, PA 19107	Food & Staples Retailing	First Lien Term Loan (10.42% (LIBOR + 6.25% with a 0.75% LIBOR floor), due 4/21/2027)	First priority lien		13,340
		Incremental First Lien Term Loan (10.50% (LIBOR + 6.25% with a 0.75% LIBOR floor), due 4/21/2027)	First priority lien		14,335
Wellpath Holdings, Inc. (f/k/a CCS-CMGC Holdings, Inc.) 3340 Perimeter Hill Drive Nashville, TN 37211	Health Care Providers & Services	First Lien Term Loan (9.91% (LIBOR + 5.50%), due 10/1/2025)	First priority lien		13,988
		Second Lien Term Loan (13.41% (LIBOR + 9.00%), due 10/1/2026)	Second priority lien		35,138

_______________________________________________________________________________
(1)Certain investments that the Company has determined are not “qualifying assets” under Section 55(a) of the 1940 Act. Under the 1940 Act, we may not acquire any non-qualifying asset unless, at the time such acquisition is made, qualifying assets represent at least 70% of our total assets. The Company monitors the status of these assets on an ongoing basis. As of December 31, 2022, our non-qualifying assets as a percentage of total assets stood at 18.7%.
(2)As of December 31, 2022, our residual profit interest for National Property REIT Corp. includes (i) 8.3% of First Lien Term Loan A and First Lien Term Loan B residual profit and (ii) 100.0% of First Lien Term Loan C residual profit, with both calculated quarterly in arrears.

SALES OF COMMON STOCK BELOW NET ASSET VALUE
We may submit to our stockholders, for their approval, a proposal seeking authorization to make sales of our common stock at prices below our most recently determined NAV per share. Pursuant to the approval of our Board of Directors, we have made such sales in the past, and we may continue to do so under this prospectus if we seek and receive stockholder approval.
In making a determination that an offering below NAV per share is in our and our stockholders’ best interests, our Board of Directors considers a variety of factors including matters such as:
•The effect that an offering below NAV per share would have on our stockholders, including the potential dilution they would experience as a result of the offering;
•The amount per share by which the offering price per share and the net proceeds per share are less than the most recently determined NAV per share;
•The relationship of recent market prices of par common stock to NAV per share and the potential impact of the offering on the market price per share of our common stock;
•Whether the estimated offering price would closely approximate the market value of our shares;
•The potential market impact of being able to raise capital;
•The nature of any new investors anticipated to acquire shares of common stock in the offering;
•The anticipated rate of return on and quality, type and availability of investments; and
•The leverage available to us.
Our Board of Directors also considers the fact that sales of common stock at a discount will benefit our Investment Adviser as the Investment Adviser will earn additional investment management fees on the proceeds of such offerings, as it would from the offering of any other securities of the Company or from the offering of common stock at premium to NAV per share.
If we seek and receive stockholder approval, we will not sell shares of common stock under a prospectus supplement to a registration statement (the “current registration statement”) if the cumulative dilution to our NAV per share from offerings under the current registration statement exceeds 15%. This limit would be measured separately for each offering pursuant to the current registration statement by calculating the percentage dilution or accretion to aggregate NAV from that offering and then summing the percentage from each offering. For example, if our most recently determined NAV per share at the time of the first offering is $9.94 and we have 399.4 million shares of common stock outstanding, sale of 50.0 million shares of common stock at net proceeds to us of $4.97 per share (an approximately 50% discount) would produce dilution of 5.56%. If we subsequently determined that our NAV per share decreased to $9.38 on the then 449.4 million shares of common stock outstanding and then made an additional offering, we could, for example, sell approximately an additional 104.5 million shares of common stock at net proceeds to us of $4.69 per share, which would produce dilution of 9.43%, before we would reach the aggregate 15% limit. If we file a new post-effective amendment, the threshold would reset.
Sales by us of our common stock at a discount from NAV per share pose potential risks for our existing stockholders whether or not they participate in the offering, as well as for new investors who participate in the offering.
The following three headings and accompanying tables will explain and provide hypothetical examples on the impact of an offering at a price less than NAV per share on three different set of investors:
•existing stockholders who do not purchase any shares of common stock in the offering;
•existing stockholders who purchase a relatively small amount of shares of common stock in the offering or a relatively large amount of shares of common stock in the offering; and
•new investors who become stockholders by purchasing shares of common stock in the offering.
NAV per share used in the tables below is based on Prospect’s most recently determined NAV per share as of December 31, 2022, as adjusted to give effect to issuances of Prospect common and preferred stock, net of preferred conversions to common stock, made after December 31, 2022 and before February 8, 2023. The NAV per share used for purposes of providing information in the table below is thus an estimate and does not necessarily reflect actual NAV per share at the time sales are made. Actual NAV per share may be higher or lower based on potential changes in valuations of Prospect’s portfolio securities, accruals of income, expenses and distributions declared and thus may be higher or lower at the assumed sales prices than shown below.
The tables below provide hypothetical examples of the impact that an offering at a price less than NAV per share may have on the NAV per share of shareholders and investors who do and do not participate in such an offering. However, the tables below do not show and are not intended to show any potential changes in market price that may occur from an offering at a price less than NAV per share and it is not possible to predict any potential market price change that may occur from such an offering.
As previously noted, our stockholders approved our ability to issue warrants, options or rights to acquire our common stock at our 2008 annual meeting of stockholders for an unlimited time period and in accordance with the 1940 Act which provides that the conversion or exercise price of such warrants, options or rights may be less than net asset value per share at the date such securities are issued or at the date such securities are converted into or exercised for shares of our common stock. While our Board of Directors would likely consider factors similar to those described above in connection with the issuance of any such warrants, options or rights, the 15% dilution limit described above will not apply to any such warrants, options or rights. To the extent shares of common stock are issued at a discount to NAV per share upon the conversion or exercise of any such warrants, options or rights, the below hypothetical examples would also apply.
Impact On Existing Common Stockholders Who Do Not Participate in the Offering
Our existing common stockholders who do not participate in an offering below NAV per common share or who do not buy additional shares of common stock in the secondary market at the same or lower price we obtain in the offering (after expenses and commissions) face the greatest potential risks. These common stockholders will experience an immediate decrease (often called dilution) in the NAV of the shares of common stock they hold and their NAV per share. These common stockholders will also experience a disproportionately greater decrease in their participation in our earnings and assets and their voting power than the increase we will experience in our assets, potential earning power and voting interests due to the offering. These common stockholders may also experience a decline in the market price of their shares of common stock, which often reflects to some degree announced or potential increases and decreases in NAV per common share. This decrease could be more pronounced as the size of the offering and level of discounts increases.
The following chart illustrates the level of NAV dilution that would be experienced by a nonparticipating common stockholder in three different hypothetical offerings of different sizes and levels of discount from NAV per common share. It is not possible to predict the level of market price decline that may occur. Actual sales prices and discounts may differ from the presentation below. There is no maximum level of discount from NAV at which we may sell shares pursuant to the stockholder authority.
The examples assume that we have 399.4 million common shares outstanding, $7,953,000,000 in total assets, $2,711,000,000 in total liabilities, and $1,270,000,000 in preferred stock carrying value. The current NAV applicable to common holders and NAV per share of common stock are thus $3,972,000,000 and $9.94. The table illustrates the dilutive effect on nonparticipating Stockholder A of (1) an offering of 19,970,000 shares (5% of the outstanding shares) at $9.45 per common share after offering expenses and commission (a 5% discount from NAV); (2) an offering of 39,940,000 shares (10% of the outstanding shares) at $8.95 per common share after offering expenses and commissions (a 10% discount from NAV); (3) an offering of 99,850,000 shares (25% of the outstanding shares) at $7.46 per common share after offering expenses and commissions (a 25% discount from NAV); and (4) an offering of 99,850,000 shares (25% of the outstanding shares) at $0.00 per share after offering expenses and commissions (a 100% discount from NAV).

	Prior to Sale	Example 1 5% Offering at 5% Discount		Example 2 10% Offering at 10% Discount		Example 3 25% Offering at 25% Discount		Example 4 25% Offering at 100% Discount
	Below NAV	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to Public		$9.86		$9.33		$7.77		—
Net Proceeds per Share to Issuer		$9.45		$8.95		$7.46		—
Decrease to NAV
Total Shares Outstanding	399,400,000	419,370,000	5.00%	439,340,000	10.00%	499,250,000	25.00%	499,250,000	25.00%
NAV per Share	$9.94	$9.92	(0.24)%	$9.85	(0.91)%	$9.45	(5.00)%	7.96	(20.00)%
Dilution to Stockholder
Shares Held by Stockholder A	399,400	399,400	—	399,400	—	399,400	—	399,400	—
Percentage Held by Stockholder A	0.10%	0.10%	(4.76)%	0.09%	(9.09)%	0.08%	(20.00)%	0.08%	(20.00)%
Total Asset Values
Total NAV Held by Stockholder A	$3,972,000	$3,962,543	(0.24)%	$3,935,891	(0.91)%	$3,773,400	(5.00)%	$3,177,600	(20.00)%
Total Investment by Stockholder A (Assumed to be $9.94 per Share on Shares Held Prior to Sale)		$3,972,000		$3,972,000		$3,972,000		$3,972,000
Total Dilution to Stockholder A (Total NAV Less Total Investment)		$(9,457)		$(36,109)		$(198,600)		$(794,400)
Per Share Amounts
NAV per Share Held by Stockholder A		$9.92		$9.85		$9.45		$7.96
Investment per Share Held by Stockholder A (Assumed to be $9.94 per Share on Shares Held Prior to Sale)	$9.94	$9.94		$9.94		$9.94		$9.94
Dilution per Share Held by Stockholder A (NAV per Share Less Investment per Share)		$(0.02)		$(0.09)		$(0.50)		$(1.99)
Percentage Dilution to Stockholder A (Dilution per Share Divided by Investment per Share)			(0.24)%		(0.91)%		(5.00)%		(20.00)%
Impact On Existing Common Stockholders Who Do Participate in the Offering
Our existing stockholders who participate in an offering below NAV per share or who buy additional shares of common stock in the secondary market at the same or lower price as we obtain in the offering (after expenses and commissions) will experience the same types of NAV dilution as the nonparticipating stockholders, albeit at a lower level, to the extent they purchase less than the same percentage of the discounted offering as their interest in our shares of common stock immediately prior to the offering. The level of NAV dilution will decrease as the number of shares of common stock such stockholders purchase increases. Existing stockholders who buy more than such percentage will experience NAV dilution on their existing shares but will, in contrast to existing stockholders who purchase less than their proportionate share of the offering, experience an increase (often called accretion) in average NAV per share over their investment per share and will also experience a disproportionately greater increase in their participation in our earnings and assets and their voting power than our increase in assets, potential earning power and voting interests due to the offering. The level of accretion will increase as the excess number of shares of common stock such stockholder purchases increases. Even a stockholder who over-participates will, however, be subject to the risk that we may make additional discounted offerings in which such stockholder does not participate, in which case such a stockholder will experience NAV dilution as described above in such subsequent offerings. These shareholders may also experience a decline in the market price of their shares of common stock, which often reflects to some degree announced or potential decreases in NAV per share. This decrease could be more pronounced as the size of the offering and level of discounts increases. There is no maximum level of discount from NAV at which we may sell shares pursuant to this authority.
The following chart illustrates an assumed sale of 99,850,000 common shares (25% of the outstanding common shares) and the level of dilution and accretion in the offering for a common stockholder that acquires shares equal to (1) 50% of its proportionate share of the offering (i.e., 49,925 common shares, which is 0.05% of the offering rather than its 0.10% proportionate share) and (2) 150% of such percentage (i.e., 149,775 common shares, which is 0.15% of the offering rather than its 0.10% proportionate share). NAV applicable to common holders has not been finally determined for any day after December 31, 2022. The table below is shown based upon the adjusted NAV per common share of $9.94 as described above. The following example assumes a sale of 99,850,000 common shares at a sales price to the public of $7.77 with a 4% underwriting discount and commissions and $350,000 of expenses ($7.46 per common share net).

		50 % Participation		150% Participation
	Prior to Sale Below NAV	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to Public		$7.77		$7.77
Net Proceeds per Share to Issuer		$7.46		$7.46
Decrease to NAV
Total Shares Outstanding	399,400,000	499,250,000	25.00%	499,250,000	25.00%
NAV per Share	$9.94	$9.45	(5.00)%	$9.45	(5.00)%
Dilution to Nonparticipating Stockholder
Shares Held by Stockholder A	399,400	449,325	12.50%	549,175	37.50%
Percentage Held by Stockholder A	0.10%	0.09%	(10.00)%	0.11%	10.00%
Total NAV Held by Stockholder A	$9.94	$4,245,075	6.88%	$5,188,425	30.63%
Total Investment by Stockholder A (Assumed to be $9.94 per Share) on Shares Held Prior to Sale		$4,360,073		$5,136,216
Total Dilution to Stockholder A (Total NAV Less Total Investment)		$(114,998)		$52,206
NAV per Share Held by Stockholder A after offering		$9.45		$9.45
Investment per Share Held by Stockholder A (Assumed to be $9.94 per Share on Shares Held Prior to Sale)		$9.70		$9.35
Dilution per Share Held by Stockholder A (NAV per Share Less Investment per Share)		$(0.26)		$0.10
Percentage Dilution to Stockholder A (Dilution per Share Divided by Investment per Share)			(2.64)%		1.07%
Impact On New Investors
Investors who are not currently stockholders and who participate in an offering below NAV but whose investment per share is greater than the resulting NAV per share due to selling compensation and expenses paid by the issuer will experience an immediate decrease, albeit small, in the NAV of their shares of common stock and their NAV per share compared to the price they pay for their shares of common stock. Investors who are not currently stockholders and who participate in an offering below NAV per share and whose investment per share is also less than the resulting NAV per share due to selling compensation and expenses paid by the issuer being significantly less than the discount per share will experience an immediate increase in the NAV of their shares of common stock and their NAV per share compared to the price they pay for their shares of common stock. These investors will experience a disproportionately greater participation in our earnings and assets and their voting power than our increase in assets, potential earning power and voting interests. These investors will, however, be subject to the risk that we may make additional discounted offerings in which such new stockholder does not participate, in which case such new stockholder will experience dilution as described above in such subsequent offerings. These investors may also experience a decline in the market price of their shares of common stock, which often reflects to some degree announced or potential increases and decreases in NAV per share. This decrease could be more pronounced as the size of the offering and level of discounts increases. There is no maximum level of discount from NAV at which we may sell shares pursuant to this authority.
The following chart illustrates the level of dilution or accretion for new investors that would be experienced by a new investor in the same hypothetical 5%, 10% and 25% discounted offerings as described in the first chart above. The illustration is for a new investor who purchases the same percentage (0.10%) of the shares of common stock in the offering as Stockholder A in the prior examples held immediately prior to the offering. It is not possible to predict the level of market price decline that may occur. Actual sales prices and discounts may differ from the presentation below. There is no maximum level of discount from NAV at which we may sell shares pursuant to the stockholder authority.

		Example 1 5% Offering at 5% Discount		Example 2 10% Offering at 10% Discount		Example 3 25% Offering at 25% Discount
	Prior to Sale Below NAV	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to Public		$9.86		$9.33		$7.77
Net Proceeds per Share to Issuer		$9.45		$8.95		$7.46
Decrease to NAV
Total Shares Outstanding	399,400,000	419,370,000	5.00%	439,340,000	10.00%	499,250,000	25.00%
NAV per Share	$9.94	$9.92	(0.24)%	$9.85	(0.91)%	$9.45	(5.00)%
Dilution to Participating Stockholder
Shares Held by Stockholder A	—	19,970		39,940		99,850
Percentage Held by Stockholder A	—%	—%		0.01%		0.02%
Total NAV Held by Stockholder A	$—	$198,127		$393,589		$943,350
Total investment by Stockholder A		$196,896		$372,740		$776,146
Total Accretion to Stockholder A (Total NAV Less Total Investment)		$1,231		$20,849		$167,204
NAV per Share Held by Stockholder A		$9.92		$9.85		$9.45
Investment per Share Held by Stockholder A		$9.86		$9.33		$7.77
Accretion per Share Held by Stockholder A (NAV per Share Less Investment per Share)		$0.06		$0.52		$1.68
Percentage Accretion to Stockholder A (Dilution per Share Divided by Investment per Share)			0.61%		5.57%		21.62%

DIVIDEND REINVESTMENT AND DIRECT STOCK PURCHASE PLAN
We have adopted a dividend reinvestment and direct stock purchase plan (the “Plan” or the “DRIP”) that provides for reinvestment of our dividends or distributions on behalf of our stockholders, unless a stockholder elects to receive cash as provided below, and the ability to purchase additional shares by making optional cash investments. On April 17, 2020, our Board of Directors approved amendments to our DRIP, effective on May 21, 2020. These amendments principally provide for the number of newly-issued shares of common stock to be credited to a stockholder’s account to be determined by dividing (i) the total dollar amount of the dividend payable to such stockholder by (ii) 95% of the closing market price per share of our common stock on the date fixed by our Board of Directors for such distribution (thereby providing a 5% discount to the market price of our common stock on such date). As a result, when our Board of Directors authorizes, and we declare, a cash dividend or distribution, then our stockholders who have not (or whose broker through which they hold shares have not) “opted out” of our DRIP will have their cash dividends or distributions automatically reinvested in additional shares of our common stock, rather than receiving the cash dividends or distributions.

Stockholders who purchased shares through or hold shares in the name of a broker or financial institution should consult with a representative of their broker or financial institution with respect to their participation in our DRIP. Even if such stockholders have elected to automatically reinvest their shares with their broker, the broker may have “opted out” of our DRIP (which utilizes DTC’s dividend reinvestment service), and such stockholders may therefore not be receiving the 5% pricing discount. Many stockholders have been “opted out” of our DRIP by their brokers who instead implement a “synthetic” dividend reinvestment plan in which such broker purchases shares in the open market with no discount, using the funds from cash dividends. Stockholders interested in participating in our DRIP should contact their brokers to make sure each such DRIP participation election has been made for the benefit of such stockholder. In making such DRIP election, each such stockholder should specify to his or her broker the desire to participate in the “Prospect Capital Corporation DRIP through DTC” that issues shares of our common stock based on 95% of the market price (a 5% discount to the market price) and not the broker's own “synthetic” dividend reinvestment plan (if any) that offers no such discount. Stockholders may need to make such election proactively with their broker.

If you are not a current stockholder and want to enroll or have “opted out” and wish to rejoin, you may also purchase shares directly through the Plan or opt in by enrolling online or submitting to the Plan administrator a completed enrollment form and, if you are not a current stockholder, making an initial investment of at least $250.

No action is required on the part of a directly registered stockholder to have their cash dividend or distribution reinvested in shares of our common stock. A directly registered stockholder may elect to receive an entire dividend or distribution in cash by notifying the Plan administrator and our transfer agent and registrar, in writing so that such notice is received by the Plan administrator no later than the record date for dividends to stockholders. The Plan administrator will set up a dividend reinvestment account for shares acquired pursuant to the Plan for each stockholder who has not so elected to receive dividends and distributions in cash or who has enrolled in the Plan as described herein (each, a “Participant”). The Plan administrator will hold each Participant’s shares, together with the shares of other Participants, in non-certificated form in the Plan administrator’s name or that of its nominee. Upon request by a Participant to terminate their participation in the Plan and liquidate their Plan account, received in writing, via the Internet or the Plan administrator’s toll free number no later than 3 business days prior to a dividend or distribution payment date, such dividend or distribution will be paid out in cash and not be reinvested. If such request is received fewer than 3 business days prior to a dividend or distribution payment date, such dividend or distribution will be reinvested but all subsequent dividends and distributions will be paid to the stockholder in cash on all balances. Upon such termination of the Participant’s participation in the Plan and liquidation of their plain account, all whole shares owned by the Participant will be issued to the Participant in certificated form and a check will be issued to the Participant for the proceeds of fractional shares less a transaction fee of $15. Those stockholders whose shares are held by a broker or other financial intermediary may receive dividends or distributions in cash by notifying their broker or other financial intermediary of their election.

We primarily use newly-issued shares to implement reinvestment of dividends and distributions under the DRIP, whether our shares are trading at a premium or at a discount to net asset value. However, we reserve the right to purchase shares in the open market in connection with the implementation of reinvestment of dividends or distributions under the DRIP. The number of newly-issued shares of common stock to be credited to a stockholder’s account will be determined by dividing the total dollar amount of the dividend or distribution payable to such stockholder by 95% of the market price per share of our common stock at the close of regular trading on the NASDAQ Global Select Market on the date fixed by the Board for Directors for such distribution. Market price per share on that date will be the closing price for such shares on the NASDAQ Global Select Market or, if no sale is reported for such day, at the average of their reported bid and asked prices. The number of shares of our common stock to be outstanding after giving effect to payment of the dividend or distribution cannot be established until the value per share at which additional shares will be issued has been determined and elections of our stockholders have been tabulated. Stockholders who do not elect to receive dividends and distributions in shares of common stock may experience accretion to the net asset value of their shares if our shares are trading at a premium at the time we issue new shares under the Plan and dilution if our shares are trading at a discount. The level of accretion or discount would depend on various factors, including the proportion of our stockholders who participate in the Plan, the level of premium or discount at which our shares are trading and the amount of the dividend or distribution payable to a stockholder.

There are no brokerage charges or other charges to stockholders who participate in reinvestment of dividends or distributions under the Plan. The Plan administrator’s fees under the Plan are paid by us. If a participant elects by written notice to the Plan administrator to have the Plan administrator sell part or all of the shares held by the Plan administrator in the participant’s account and remit the proceeds to the participant, the Plan administrator is authorized to deduct a $15 transaction fee plus a $0.10 per share brokerage commissions from the proceeds.

Stockholders who receive dividends or distributions in the form of stock are subject to the same U.S. federal, state and local tax consequences as are stockholders who elect to receive their dividends or distributions in cash. A stockholder’s basis for determining gain or loss upon the sale of stock received in a dividend or distribution from us will be equal to the total dollar amount of the dividend or distribution payable to the stockholder. Any stock received in a dividend or distribution will have a new holding period for tax purposes commencing on the day following the day on which the shares are credited to the U.S. Stockholder’s account (as defined below).

Participants in the Plan have the option of making additional cash payments to the Plan administrator for investment in the shares at the then current market price. Such payments may be made in any amount from $25 to $10,000 per transaction. Participants in the Plan may also elect to have funds electronically withdrawn from their checking or savings account each month. Direct debit of cash will be performed on the 10th of each month. Participants may elect this option by submitting a written authorization form or by enrolling online at the Plan administrator’s website. The Plan administrator will use all funds received from participants since the prior investment of funds to purchase shares of our common stock in the open market. We will not use newly-issued shares of our common stock to implement such purchases. Purchase orders will be submitted daily. The Plan administrator may, at its discretion, submit purchase orders less frequently but no later than 30 days after receipt. The Plan administrator will charge each stockholder who makes such additional cash payments $2.50, plus a $0.10 per share brokerage commission. Cash dividends and distributions payable on all shares credited to your Plan account will be automatically reinvested in additional shares pursuant to the terms of the Plan. Brokerage charges for some purchases are expected to be less than the usual brokerage charge for such transactions. Instructions sent by a participant to the Plan administrator in connection with such participant’s cash payment may not be rescinded.

Participants may terminate their participation in and liquidate their accounts under the Plan by notifying the Plan administrator in writing prior to a dividend or distribution payment date via its website at www.astfinancial.com or by filling out the transaction request form located at the bottom of their statement and sending it to the Plan administrator at American Stock Transfer & Trust Company, P.O. Box 922, Wall Street Station, New York, NY 10269-0560 or by calling the Plan administrator’s Interactive Voice Response System at (888) 888-0313. Upon termination and liquidation, the stockholder will receive certificates for the full shares credited to your Plan account. If you elect to receive cash, the Plan administrator sells such shares and delivers a check for the proceeds, less the $0.10 per share brokerage commission and the Plan administrator’s transaction fee of $15. In every case of termination, fractional shares credited to a terminating Plan account are paid in cash at the then-current market price, less any commission and transaction fee.

The Plan may be terminated by us upon notice in writing mailed to each participant at least 30 days prior to any payable date for the payment of any dividend by us or distribution pursuant to any additional cash payment made. All correspondence concerning the Plan should be directed to the Plan administrator by mail at American Stock Transfer and Trust Company LLC, 6201 15th Avenue, Brooklyn, New York 11219, or by telephone at 888-888-0313.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion is a general summary of the material U.S. federal income tax considerations generally applicable to us and to an investment in our common shares. This summary does not purport to be a complete description of the income tax considerations applicable to us or our investors on such an investment. For example, we have not described tax consequences that we assume to be generally known by investors or certain considerations that may be relevant to certain types of holders subject to special treatment under U.S. federal income tax laws, including stockholders subject to the alternative minimum tax, tax-exempt organizations, insurance companies, dealers in securities, pension plans and trusts, financial institutions, U.S. Stockholders (as defined below) whose functional currency is not the U.S. dollar, persons who mark-to-market our shares, persons who hold our shares as part of a “straddle,” “hedge” or “conversion” transaction, and persons that own or have owned, actually or constructively, 5% or more of any class or series of our stock. This summary assumes that investors hold our common stock as capital assets (within the meaning of the Code). The discussion is based upon the Code, Treasury regulations, and administrative and judicial interpretations, each as of the date of this prospectus and all of which are subject to change, possibly retroactively, which could affect the continuing validity of this discussion. This summary does not discuss any aspects of U.S. estate or gift tax or foreign, state or local tax. It does not discuss the special treatment under U.S. federal income tax laws that could result if we invested in tax-exempt securities or certain other investment assets. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to the any of the tax aspects set forth below.

This summary does not discuss the consequences of an investment in shares of our preferred stock, debt securities, subscription rights to purchase our securities, warrants representing rights to purchase our securities or separately tradeable units combining two or more of our securities. The tax consequences of such an investment will be discussed in a relevant prospectus supplement.

A “U.S. Stockholder” is a beneficial owner of shares of our common stock that is for U.S. federal income tax purposes:
•A citizen or individual resident of the United States;
•A corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;
•An estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
•A trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.
A “Non-U.S. Stockholder” is a beneficial owner of shares of our common stock that is not a partnership and is not a U.S. Stockholder.
If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A prospective stockholder that is a partner of a partnership holding shares of our common stock should consult its tax advisor with respect to the purchase, ownership and disposition of shares of our common stock.
Tax matters are very complicated and the tax consequences to an investor of an investment in our shares will depend on the facts of his, her or its particular situation. We encourage investors to consult their own tax advisors regarding the specific consequences of such an investment, including tax reporting requirements, the applicability of U.S. federal, state, local and foreign tax laws, eligibility for the benefits of any applicable tax treaty and the effect of any possible changes in the tax laws.
Election to be Taxed as a RIC
As a business development company, we have elected and intend to continue to qualify to be treated as a RIC under Subchapter M of the Code. As a RIC, we generally are not subject to corporate-level U.S. federal income taxes on any ordinary income or capital gains that we distribute to our stockholders as dividends. To qualify as a RIC, we must, among other things, meet certain source-of-income and asset diversification requirements (as described below). In addition, to obtain RIC tax treatment, we must distribute to our stockholders, for each taxable year, at least 90% of our “investment company taxable income,” which is generally our ordinary income plus the excess of realized net short-term capital gains over realized net long-term capital losses (the “Annual Distribution Requirement”).

Taxation as a RIC
In order to qualify as a RIC for U.S. federal income tax purposes, we must, among other things:
1.Qualify to be treated as a business development company or be registered as a management investment company under the 1940 Act at all times during each taxable year;
2.Derive in each taxable year at least 90% of our gross income from dividends, interest, payments with respect to certain securities loans, gains from the sale or other disposition of stock or other securities or currencies or other income derived with respect to our business of investing in such stock, securities or currencies and net income derived from an interest in a “qualified publicly traded partnership” (as defined in the Code) (the “90% Income Test”); and
3.Diversify our holdings so that at the end of each quarter of the taxable year:
a.At least 50% of the value of our assets consists of cash, cash equivalents, U.S. government securities, securities of other RICs, and other securities if such other securities of any one issuer do not represent more than 5% of the value of our assets or more than 10% of the outstanding voting securities of the issuer (which for these purposes includes the equity securities of a “qualified publicly traded partnership”); and
b.No more than 25% of the value of our assets is invested in the securities, other than U.S. government securities or securities of other RICs, (i) of one issuer (ii) of two or more issuers that are controlled, as determined under applicable tax rules, by us and that are engaged in the same or similar or related trades or businesses or (iii) of one or more “qualified publicly traded partnerships,” (the “Diversification Tests”).
To the extent that we invest in entities treated as partnerships for U.S. federal income tax purposes (other than a “qualified publicly traded partnership”), we generally must include the items of gross income derived by the partnerships for purposes of the 90% Income Test, and the income that is derived from a partnership (other than a “qualified publicly traded partnership”) will be treated as qualifying income for purposes of the 90% Income Test only to the extent that such income is attributable to items of income of the partnership which would be qualifying income if realized by us directly. In addition, we expect that we will generally be required to take into account our proportionate share of the assets held by partnerships (other than a “qualified publicly traded partnership”) in which we are a partner for purposes of the Diversification Tests. If the partnership is a “qualified publicly traded partnership,” the net income derived from such partnership will be qualifying income for purposes of the 90% Income Test, and interests in the partnership will be “securities” for purposes of the Diversification Tests. We intend to monitor our investments in equity securities of entities that are treated as partnerships for U.S. federal income tax purposes to prevent our disqualification as a RIC.
In order to meet the 90% Income Test, we may establish one or more special purpose corporations to hold assets from which we do not anticipate earning dividend, interest or other qualifying income under the 90% Income Test. Any such special purpose corporation would generally be subject to U.S. federal income tax, and could result in a reduced after-tax yield on the portion of our assets held by such corporation.
Provided that we qualify as a RIC and satisfy the Annual Distribution Requirement, we will not be subject to U.S. federal income tax on the portion of our investment company taxable income and net capital gain (which we define as net long-term capital gains in excess of net short-term capital losses) we timely distribute to stockholders. We will be subject to U.S. federal income tax at the regular corporate rates on any income or capital gain not distributed (or deemed distributed) to our stockholders.
We will be subject to a 4% non-deductible U.S. federal excise tax on certain undistributed income of RICs unless we distribute in a timely manner an amount at least equal to the sum of (i) 98% of our ordinary income recognized during the calendar year, (ii) 98.2% of our capital gain net income, as defined by the Code, recognized for the one year period ending October 31 in that calendar year and (iii) any income recognized, but not distributed, in preceding years.
We may be required to recognize taxable income in circumstances in which we do not receive cash. For example, if we hold debt obligations that are treated under applicable tax rules as having original issue discount, we must include in income each year a portion of the original issue discount that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. Because any original issue discount accrued will be included in our investment company taxable income for the year of accrual, we may be required to make a distribution to our stockholders in order to satisfy the Annual Distribution Requirement, even though we will not have received any corresponding cash amount.

We may hold a more than 10% interest in certain foreign corporations that are treated as controlled foreign corporations (“CFC”) for U.S. federal income tax purposes. In that event, we would generally be treated as receiving an income inclusion (treated as ordinary income) each year from such foreign corporations in an amount equal to our pro rata share of the corporation’s income for that tax year (including both ordinary earnings and capital gains), regardless of whether or not the CFC makes an actual distribution during such year. If we acquire shares in “passive foreign investment companies” (“PFICs”), we may be subject to federal income tax on a portion of any “excess distribution” or gain from the disposition of such shares even if such income is distributed as a taxable dividend to our stockholders. Certain elections may be available to mitigate or eliminate such tax on excess distributions, but such elections (if available) would generally require us to recognize income or gain in advance of the receipt of cash.
Gain or loss realized by us from warrants acquired by us as well as any loss attributable to the lapse of such warrants generally will be treated as capital gain or loss. Such gain or loss generally will be long-term or short-term, depending on how long we held a particular warrant. As a RIC, we are not allowed to carry forward or carry back a net operating loss for purposes of computing our investment company taxable income in other taxable years.
Guidance from the IRS generally permits publicly offered RICs to pay cash/stock dividends consisting of up to 80% stock if certain requirements are met. Any dividends paid in stock in accordance with such guidance will be taxable to the shareholder as if the dividend had been paid in cash and we will receive a dividend paid deduction for such distribution.
Although we do not presently expect to do so, we are authorized to borrow funds and to sell assets in order to satisfy distribution requirements. However, under the 1940 Act, we are not permitted to make distributions to our stockholders while our debt obligations and other senior securities are outstanding unless certain “asset coverage” tests are met. See the section entitled “Regulation as a Business Development Company – Senior Securities” in our most recent Annual Report on Form 10-K. Moreover, our ability to dispose of assets to meet our distribution requirements may be limited by (1) the illiquid nature of our portfolio and/or (2) other requirements relating to our status as a RIC, including the Diversification Tests. If we dispose of assets in order to meet the Annual Distribution Requirement or to avoid the excise tax, we may make such dispositions at times that, from an investment standpoint, are not advantageous.
If we fail to satisfy the Annual Distribution Requirement or otherwise fail to qualify as a RIC in any taxable year, we would be subject to tax on all of our taxable income at regular corporate rates. We would not be able to deduct distributions to stockholders, nor would we be required to make distributions. Distributions would generally be taxable to our individual and other non-corporate taxable stockholders as ordinary dividend income eligible for the reduced maximum rate applicable to qualified dividend income to the extent of our current and accumulated earnings and profits, provided certain holding period and other requirements are met. Subject to certain limitations under the Code, corporate distributees would be eligible for the dividends-received deduction. To qualify again to be taxed as a RIC in a subsequent year, we would be required to distribute to our stockholders our accumulated earnings and profits attributable to non-RIC years. In addition, if we failed to qualify as a RIC for a period greater than two taxable years, then, in order to qualify as a RIC in a subsequent year, we would be required to elect to recognize and pay tax on any net built-in gain (the excess of aggregate gain, including items of income, over aggregate loss that would have been realized if we had been liquidated) or, alternatively, be subject to taxation on such built-in gain recognized for a period of five years. The remainder of this discussion assumes we will qualify for taxation as a RIC.
Certain of our investment practices may be subject to special and complex U.S. federal income tax provisions that may, among other things, (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (ii) convert lower taxed long-term capital gain and qualified dividend income into higher taxed short-term capital gain or ordinary income, (iii) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited), (iv) cause us to recognize income or gain without a corresponding receipt of cash, (v) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (vi) adversely alter the characterization of certain complex financial transactions, and (vii) produce income that will not be qualifying income for purposes of the 90% Income Test. We will monitor our transactions and may make certain tax elections in order to mitigate the effect of these provisions.
We may invest in preferred securities or other securities the U.S. federal income tax treatment of which may be unclear or may be subject to recharacterization by the IRS. To the extent the tax treatment of such securities or the income from such securities differs from the expected tax treatment, it could affect the timing or character of income recognized, requiring us to purchase or sell securities, or otherwise change our portfolio, in order to comply with the tax rules applicable to RICs under the Code.

Taxation of U.S. Stockholders
Distributions by us generally are taxable to U.S. Stockholders as ordinary income or capital gains. Distributions of our “investment company taxable income” (which is, generally, our ordinary income plus realized net short-term capital gains in excess of realized net long-term capital losses) will be taxable as ordinary income to U.S. Stockholders to the extent of our current or accumulated earnings and profits, whether paid in cash or reinvested in additional common stock. Provided that certain holding period and other requirements are met, such distributions (if properly reported by us) may qualify (i) for the dividends received deduction available to corporations, but only to the extent that our income consists of dividend income from U.S. corporations and (ii) in the case of individual stockholders, as qualified dividend income eligible to be taxed at long-term capital gain rates to the extent that we receive qualified dividend income (generally, dividend income from taxable domestic corporations and certain qualified foreign corporations). There can be no assurance as to what portion, if any, of our distributions will qualify for favorable treatment as qualified dividend income or for the dividends received deduction.
Certain U.S. Stockholders are limited in their ability to deduct interest expense described in Section 163(j) of the Code. If Section 163(j) applies, the business interest expense deduction allowed for the tax year is generally limited to the sum of: (1) business interest income, (2) 30% of the taxpayer’s adjusted taxable income, and (3) the taxpayer’s “floor plan financing interest expense.” Properly reported dividends paid by us that are attributable to our net business interest income may be treated as Section 163(j) interest dividends, provided that certain holding period and other requirements are satisfied and subject to certain limitations. There can be no assurance as to what portion, if any, of our distributions will qualify for such interest income.
Distributions of our net capital gain (which is generally our realized net long-term capital gains in excess of realized net short-term capital losses) properly reported by us as “capital gain dividends” will be taxable to a U.S. Stockholder as long-term capital gains, regardless of the U.S. Stockholder’s holding period for its common stock and regardless of whether paid in cash or reinvested in additional common stock. Distributions in excess of our current and accumulated earnings and profits first will reduce a U.S. Stockholder’s adjusted tax basis in such stockholder’s common stock and, after the adjusted basis is reduced to zero, will constitute capital gains to such U.S. Stockholder. In determining the extent to which a distribution will be treated as being made from our earnings and profits, our earnings and profits will be allocated, on a pro rata basis, first to distributions with respect to our preferred stock, and then to our common stock. In addition, the IRS currently requires a RIC that has two or more classes of shares outstanding to designate to each such class proportionate amounts of each type of its income (e.g., ordinary income, capital gain dividends, qualified dividend income, dividends eligible for the dividends received deduction) for each tax year based upon the percentage of total dividends distributed to each class for such year.
Properly reported dividends paid by us that are attributable to our “qualified REIT dividends” (generally, ordinary income dividends paid by a REIT, not including capital gain dividends or dividends treated as qualified dividend income) may be eligible for the 20% deduction described in Section 199A of the Code in the case of non-corporate U.S. Stockholders, provided that certain holding period and other requirements are met by us and by such stockholder. There can be no assurance as to what portion, if any, of our distributions will qualify for such deduction. Subject to any future regulatory guidance to the contrary, any distribution of income attributable to income from our investment in a master limited partnership (“MLP”) or other publicly traded partnership will not qualify for the 20% deduction for “qualified PTP income” that would generally be available to a non-corporate U.S. Stockholder were the stockholder to own such partnership directly. As a result, it is possible that a non-corporate U.S. Stockholder will be subject to a higher effective tax rate on any such distributions received from us compared to the effective rate applicable to any income the U.S. Stockholder would receive if the stockholder invested directly in an MLP or other publicly traded partnership.
Although we currently intend to distribute any long-term capital gains at least annually, we may in the future decide to retain some or all of our long-term capital gains, and designate the retained amount as a “deemed distribution.” In that case, among other consequences, we will pay tax on the retained amount, and we may elect for each U.S. Stockholder to include his, her or its proportionate share of the deemed distribution in income as if it had been actually distributed to the U.S. Stockholder, in which case the U.S. Stockholder would be entitled to claim a credit equal to its allocable share of the tax paid thereon by us. The amount of the deemed distribution net of such tax will be added to the U.S. Stockholder’s tax basis for his, her or its common stock. The amount of tax that individual stockholders would be treated as having paid and for which they will receive a credit may exceed the tax they owe on the retained net capital gain. Such excess generally may be claimed as a credit against the U.S. Stockholder’s other U.S. federal income tax obligations or may be refunded to the extent it exceeds a stockholder’s liability for U.S. federal income tax. A stockholder that is not subject to U.S. federal income tax or otherwise required to file a U.S. federal income tax return would be required to file a U.S. federal income tax return on the appropriate form in order to claim a refund for the taxes we paid. In order to utilize the deemed distribution approach, we must provide written notice to our stockholders prior to the expiration of 60 days after the close of the relevant taxable year. We cannot treat any of our investment company taxable income as a “deemed distribution.”

For purposes of determining (1) whether the Annual Distribution Requirement is satisfied for any year and (2) the amount of capital gain dividends paid for that year, we may, under certain circumstances, elect to treat a dividend that is paid during the following taxable year as if it had been paid during the taxable year in question. If we make such an election, the U.S. Stockholder will still be treated as receiving the dividend in the taxable year in which the distribution is made. However, any dividend declared by us in October, November or December of any calendar year, payable to stockholders of record on a specified date in any such month and actually paid during January of the following year, will be treated as if it had been received by our U.S. Stockholders on December 31 of the year in which the dividend was declared.
If a U.S. Stockholder purchases shares of our common stock shortly before the record date of a distribution, the price of the shares will include the value of the distribution and the investor will be subject to tax on the distribution even though it represents a return of its investment.
A U.S. Stockholder generally will recognize taxable gain or loss if such U.S. Stockholder sells or otherwise disposes of its shares of our common stock. Any gain or loss arising from such sale or taxable disposition generally will be treated as long-term capital gain or loss if the U.S. Stockholder has held his, her or its shares for more than one year. Otherwise, it would be classified as short-term capital gain or loss. However, any capital loss arising from the sale or taxable disposition of shares of our common stock held for six months or less will be treated as long-term capital loss to the extent of the amount of capital gain dividends received, or undistributed capital gain deemed received, with respect to such shares. In addition, all or a portion of any loss recognized upon a taxable disposition of shares of our common stock may be disallowed if other substantially identical shares are purchased (whether through reinvestment of distributions or otherwise) within 30 days before or after the disposition. Capital losses are deductible only to the extent of capital gains (subject to an exception for individuals under which a limited amount of capital losses may be offset against ordinary income).
In general, individual U.S. Stockholders currently are subject to a preferential rate on their net capital gain, or the excess of realized net long-term capital gain over realized net short-term capital loss for a taxable year, including long-term capital gain derived from an investment in our shares. Such rate is lower than the maximum rate on ordinary income currently payable by individuals. Corporate U.S. Stockholders currently are subject to U.S. federal income tax on net capital gain at ordinary income rates.
Certain U.S. Stockholders who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax on all or a portion of their “net investment income,” which includes dividends received from us and capital gains from the sale or other disposition of our stock.
We will make available to each of our U.S. Stockholders, as promptly as possible after the end of each calendar year, a notice detailing, on a per share basis, the amounts includible in such U.S. Stockholder’s taxable income for such year as ordinary income and as long-term capital gain on form 1099-DIV. In addition, the amount and the U.S. federal tax status of each year’s distributions generally will be reported to the IRS. Distributions may also be subject to additional state, local and foreign taxes depending on a U.S. Stockholder’s particular situation.
Payments of dividends, including deemed payments of constructive dividends, or the proceeds of the sale or other taxable disposition of our common stock generally are subject to information reporting unless the U.S. Stockholder is an exempt recipient. Such payments may also be subject to U.S. federal backup withholding at the applicable rate if the recipient of such payment fails to supply a taxpayer identification number and otherwise comply with the rules for establishing an exemption from backup withholding. Backup withholding is not an additional tax, and any amounts withheld under the backup withholding rules generally will be allowed as a refund or credit against the holder’s U.S. federal income tax liability, provided that certain information is provided timely to the IRS.
Taxation of Non-U.S. Stockholders
Whether an investment in our common stock is appropriate for a Non-U.S. Stockholder will depend upon that person’s particular circumstances. An investment in our common stock by a Non-U.S. Stockholder may have adverse tax consequences. Non-U.S. Stockholders should consult their tax advisers before investing in our common stock.
Distributions of our “investment company taxable income” to Non-U.S. Stockholders that are not “effectively connected” with a U.S. trade or business conducted by the Non-U.S. Stockholder, will generally be subject to withholding of U.S. federal income tax at a rate of 30% (or lower applicable treaty rate) to the extent of our current and accumulated earnings and profits.
Properly reported distributions to Non-U.S. Stockholders are generally exempt from U.S. federal withholding tax where they (i) are paid in respect of our “qualified net interest income” (generally, our U.S.-source interest income, other than certain contingent interest and interest from obligations of a corporation or partnership in which we are at least a 10% stockholder, reduced by expenses that are allocable to such income) or (ii) are paid in respect of our “qualified short-term capital gains” (generally, the excess of our net short-term capital gain over our long-term capital loss for such taxable year). However, depending on our circumstances, we may report all, some or none of our potentially eligible dividends as such qualified net interest income or as qualified short-term capital gains, and/or treat such dividends, in whole or in part, as ineligible for this exemption from withholding. In order to qualify for this exemption from withholding, a Non-U.S. Stockholder needs to comply with applicable certification requirements relating to its non-U.S. status (including, in general, furnishing an IRS Form W-8BEN, W-8BEN-E or substitute form). In the case of shares held through an intermediary, the intermediary may withhold even if we report the payment as qualified net interest income or qualified short-term capital gain. Non-U.S. Stockholders should contact their intermediaries with respect to the application of these rules to their accounts. There can be no assurance as to what portion of our distributions will qualify for favorable treatment as qualified net interest income or qualified short-term capital gains.
Actual or deemed distributions of our net capital gain to a Non-U.S. Stockholder, and gains recognized by a Non-U.S. Stockholder upon the sale of our common stock, that are not effectively connected with a U.S. trade or business conducted by the Non-U.S. Stockholder, will generally not be subject to U.S. federal withholding tax and generally will not be subject to U.S. federal income tax unless (i) the Non-U.S. Stockholder is a nonresident alien individual and is physically present in the United States for 183 or more days during the taxable year and meets certain other requirements, or (ii) subject to certain exceptions, we are or during prescribed testing periods have been a “United States real property holding corporation” or, in the case of certain distributions, a “qualified investment entity,” each within the meaning of the Foreign Investment in Real Property Tax Act of 1980. Although we do not expect to be a “United States real property holding corporation” or “qualified investment entity,” no assurances can be given in that regard.
Distributions of our “investment company taxable income” and net capital gain (including deemed distributions) to Non-U.S. Stockholders, and gains realized by Non-U.S. Stockholders upon the sale of our common stock, that are effectively connected with a U.S. trade or business conducted by the Non-U.S. Stockholder, will be subject to U.S. federal income tax at the graduated rates applicable to U.S. citizens, residents and domestic corporations. In addition, if such Non-U.S. Stockholder is a foreign corporation, it may also be subject to a 30% (or lower applicable treaty rate) branch profits tax on its effectively connected earnings and profits for the taxable year, subject to adjustments, if its investment in our common stock is effectively connected with its conduct of a U.S. trade or business.
If we distribute our net capital gain in the form of deemed rather than actual distributions (which we may do in the future), a Non-U.S. Stockholder may be entitled to a U.S. federal income tax credit or tax refund equal to the stockholder’s allocable share of the tax we pay on the capital gains deemed to have been distributed. In order to obtain the refund, the Non-U.S. Stockholder must obtain a U.S. taxpayer identification number and file a U.S. federal income tax return even if the Non-U.S. Stockholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return.
In addition, withholding at a rate of 30% will be required on dividends in respect of our stock held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Secretary of the Treasury to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution to the extent such interests or accounts are held by certain U.S. persons or by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments. Accordingly, the entity through which our shares are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our shares held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we or the applicable withholding agent will in turn provide to the IRS. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations or other guidance, may modify these requirements. We will not pay any additional amounts to stockholders in respect of any amounts withheld. Non-U.S. Stockholders are encouraged to consult their tax advisors regarding the possible implications of the legislation on their investment in our shares.
A Non-U.S. Stockholder generally will be required to comply with certain certification procedures to establish that such holder is not a U.S. person in order to avoid backup withholding with respect to payments of dividends, including deemed payments of constructive dividends, or the proceeds of a disposition of our common stock. In addition, we are required to annually report to the IRS and each Non-U.S. Stockholder the amount of any dividends or constructive dividends treated as paid to such Non-U.S. Stockholder, regardless of whether any tax was actually withheld. Copies of the information returns reporting such dividend or constructive dividend payments and the amount withheld may also be made available to the tax authorities in the country in which a Non-U.S. Stockholder resides under the provisions of an applicable income tax treaty.

Backup withholding is not an additional tax, and any amounts withheld under the backup withholding rules generally will be allowed as a refund or credit against a Non-U.S. Stockholder’s U.S. federal income tax liability, if any, provided that certain required information is provided timely to the IRS.
Non-U.S. persons should consult their tax advisors with respect to the U.S. federal income tax and withholding tax, and state, local and foreign tax consequences of an investment in our common stock.
The discussion set forth herein does not constitute tax advice, and potential investors should consult their own tax advisors concerning the tax considerations relevant to their particular situation.

DESCRIPTION OF OUR CAPITAL STOCK
The following description is based on relevant portions of the Maryland General Corporation Law and on our charter and bylaws. This summary is not necessarily complete, and we refer you to the Maryland General Corporation Law and our charter (including the articles supplementary designating the terms of a class or series of preferred stock) and bylaws for a more detailed description of the provisions summarized below.
Capital Stock
Our authorized capital stock consists of 2,000,000,000 shares of stock, par value $0.001 per share, consisting of 1,552,100,000 classified as common stock, par value $0.001 per share. Our common stock is traded on the NASDAQ Global Select Market under the symbol “PSEC.” Our Board of Directors has reclassified 447,900,000 authorized but unissued shares of common stock into shares of preferred stock, par value $0.001 per share. The Board has classified and designated the shares of preferred stock as follows:
•72,000,000 shares of a series of preferred stock, designated as “Convertible Preferred Stock, Series A1”, par value $0.001 per share (the “Series A1 Shares”);
•72,000,000 shares of a series of preferred stock, designated as “Convertible Preferred Stock, Series M1”, par value $0.001 per share (the “Series M1 Shares”);
•72,000,000 shares of a series of preferred stock, designated as “Convertible Preferred Stock, Series M2”, par value $0.001 per share (the “Series M2 Shares” and together with the Series M1 Shares, the “M Shares”);
•72,000,000 shares of a series of preferred stock, designated as “Convertible Preferred Stock, Series A3”, par value $0.001 per share (the “Series A3 Shares”);
•72,000,000 shares of a series of preferred stock, designated as “Convertible Preferred Stock, Series M3”, par value $0.001 per share (the “Series M3 Shares”);
•20,000,000 shares of a series of preferred stock, designated as “Convertible Preferred Stock, Series AA1”, par value $0.001 per share (the “Series AA1 Shares”);
•20,000,000 shares of a series of preferred stock, designated as “Convertible Preferred Stock, Series MM1”, par value $0.001 per share (the “Series MM1 Shares”);
•20,000,000 shares of a series of preferred stock, designated as “Convertible Preferred Stock, Series AA2”, par value $0.001 per share (the “Series AA2 Shares”);
•20,000,000 shares of a series of preferred stock, designated as “Convertible Preferred Stock, Series MM2”, par value $0.001 per share (the “Series MM2 Shares”);
•1,000,000 shares of a series of preferred stock, designated as “Convertible Preferred Stock, Series A2”, par value $0.001 per share (the “Series A2 Shares,” and together with the Series A1 Shares, the Series A3 Shares, the Series M1 Shares, the Series M2 Shares, the Series M3 Shares, the Series AA1 Shares, the Series AA2 Shares, the Series MM1 Shares and the Series MM2 Shares, the “Non-Traded Preferred Stock”); and
•6,900,000 shares of a series of preferred stock, designated as “5.35% Series A Fixed Rate Cumulative Perpetual Preferred Stock”, par value $0.001 per share (the “5.35% Series A Preferred Stock”).
Our shares of Non-Traded Preferred Stock are not listed for trading on any national securities exchange but we may apply to have any such shares listed for trading on a national securities exchange in the future. If a series of Non-Traded Preferred Stock is listed for trading on a national securities exchange, we intend to reclassify all series of Non-Traded Preferred Stock with a common dividend rate that are listed on an exchange into a single series. Our shares of 5.35% Series A Preferred Stock are listed on the New York Stock Exchange under the symbol “PSEC PRA.”

There are no outstanding options or warrants to purchase our stock. No stock has been authorized for issuance under any equity compensation plans. Under Maryland law, our stockholders generally are not personally liable for our debts or obligations.

Under our charter, our Board of Directors is authorized to classify and reclassify any unissued shares of stock into other classes or series of stock, and to authorize the issuance of such shares, without obtaining stockholder approval. Our Board of Directors will only take such actions in accordance with Section 18 as modified by Section 61 of the 1940 Act. The 1940 Act limits business development companies to only one class or series of common stock and only one class of preferred stock. As permitted by the Maryland General Corporation Law, our charter provides that the Board of Directors, without any action by our stockholders, may amend the charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue.
The below table sets forth each class of our outstanding securities as of February 8, 2023:

(1) Title of Class	(2) Amount Authorized	(3) Amount Held by the Company or for its Account	(4) Amount Outstanding Exclusive of Amount Shown Under (3)
Common Stock	1,552,100,000	—	399,434,868
Common Stock
All shares of our common stock have equal rights as to earnings, assets, dividends and voting and, when they are issued, will be duly authorized, validly issued, fully paid and nonassessable. Distributions may be paid to the holders of our common stock if, as and when authorized by our Board of Directors and declared by us out of funds legally available therefor. Shares of our common stock have no preemptive, conversion or redemption rights and are freely transferable, except where their transfer is restricted by U.S. federal and state securities laws or by contract. In the event of a liquidation, dissolution or winding up of us, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after we pay all debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time. Each share of our common stock is entitled to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our common stock will possess exclusive voting power. There is no cumulative voting in the election of directors, which means that prior to the issuance of preferred stock holders of a majority of the outstanding shares of common stock will elect all of our directors, and holders of less than a majority of such shares will be unable to elect any director.
Preferred Stock
Our charter authorizes our Board of Directors to classify and reclassify any unissued shares of stock into other classes or series of stock, including preferred stock. Prior to issuance of shares of each class or series, the Board of Directors is required by Maryland law and by our charter to set the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, the Board of Directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest. You should note, however, that any issuance of preferred stock must comply with the requirements of the 1940 Act. The 1940 Act requires, among other things, that (1) immediately after issuance and before any dividend or other distribution (other than in shares of stock) is made with respect to our common stock and before any purchase of common stock is made, such preferred stock together with all other senior securities must not exceed an amount equal to 66 2/3% of our total assets after deducting the amount of such dividend, distribution or purchase price, as the case may be, and (2) the holders of shares of preferred stock, if any are issued, must be entitled as a class to elect two directors at all times and to elect a majority of the directors if dividends on such preferred stock become in arrears by two years or more until all arrears are cured. Certain matters under the 1940 Act require the separate vote of the holders of any issued and outstanding preferred stock. For example, holders of preferred stock would vote separately from the holders of common stock on a proposal to operate other than as an investment company. We believe that the availability for issuance of preferred stock will provide us with increased flexibility in structuring future financings and acquisitions.
Limitation On Liability Of Directors And Officers; Indemnification And Advance Of Expenses

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law, subject to the requirements of the 1940 Act.

Our charter authorizes us, to the maximum extent permitted by Maryland law and subject to the requirements of the 1940 Act, to obligate ourselves to indemnify any present or former director or officer or any individual who, while serving as a director or officer and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her service in any such capacity and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. Our bylaws obligate us, to the maximum extent permitted by Maryland law and subject to the requirements of the 1940 Act, to indemnify any present or former director or officer or any individual who, while serving as a director or officer and at our request, serves or has served another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner, manager, member or trustee and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in any such capacity from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her service in any such capacity and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. The charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of us in any of the capacities described above and any of our employees or agents or any employees or agents of our predecessor. In accordance with the 1940 Act, we will not indemnify any person for any liability to which such person would be subject by reason of such person’s willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received, unless in either case a court orders indemnification, and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

Our insurance policy does not currently provide coverage for claims, liabilities and expenses that may arise out of activities that a present or former director or officer of us has performed for another entity at our request. There is no assurance that such entities will in fact carry such insurance. However, we note that we do not expect to request our present or former directors or officers to serve another entity as a director, officer, partner or trustee unless we can obtain insurance providing coverage for such persons for any claims, liabilities or expenses that may arise out of their activities while serving in such capacities.
Provisions Of The Maryland General Corporation Law And Our Charter And Bylaws
Anti-takeover Effect
The Maryland General Corporation Law and our charter and bylaws contain provisions that could make it more difficult for a potential acquiror to acquire us by means of a tender offer, proxy contest or otherwise. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our Board of Directors. These provisions could have the effect of depriving stockholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging a third party from seeking to obtain control of us. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.
Control Share Acquisitions
The Maryland General Corporation Law under the Maryland Control Share Acquisition Act provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by the affirmative vote of holders of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•one-tenth or more but less than one-third,
•one-third or more but less than a majority, or
•a majority or more of all voting power.
The requisite stockholder approval must be obtained each time an acquiror crosses one of the thresholds of voting power set forth above. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A control share acquisition means the acquisition of control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition may compel the Board of Directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations, including, as provided in our bylaws, compliance with the 1940 Act. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The Maryland Control Share Acquisition Act does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the Maryland Control Share Acquisition Act any and all acquisitions by any person of our shares of stock. There can be no assurance that such provision will not be amended or eliminated at any time in the future.
Business Combinations
Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:
•any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s shares; or
•an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under this statute if the Board of Directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the Board of Directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the Board of Directors.

After the five-year prohibition, any such business combination must be recommended by the Board of Directors of the corporation and approved by the affirmative vote of at least:

•80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and
•two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute provides various exemptions from its provisions, including for business combinations that are exempted by the Board of Directors before the time that the interested stockholder becomes an interested stockholder. Our Board of Directors has adopted a resolution that any business combination between us and any other person is exempted from the provisions of the Maryland Business Combination Act, provided that the business combination is first approved by the Board of Directors, including a majority of the directors who are not interested persons as defined in the 1940 Act. This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed, or the Board of Directors does not otherwise approve a business combination, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.
Conflicts with 1940 Act
Our bylaws provide that, if and to the extent that any provision of the Maryland General Corporation Law, including the Maryland Control Share Acquisition Act (if we amend our bylaws to be subject to such Act) and the Maryland Business Combination Act, or any provision of our charter or bylaws conflicts with any provision of the 1940 Act, the applicable provision of the 1940 Act will control.
Classified Board of Directors
Our Board of Directors is divided into three classes of directors serving classified three-year terms. The current terms of the first, second and third classes will expire at the annual meeting of stockholders held in 2023, 20241 and 2025, respectively, and in each case, until their successors are duly elected and qualify. Each year one class of directors will be elected to the Board of Directors by the stockholders to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until his or her successor is duly elected and qualifies. A classified board may render a change in control of us or removal of our incumbent management more difficult. We believe, however, that the longer time required to elect a majority of a classified Board of Directors will help to ensure the continuity and stability of our management and policies.
Election of Directors
Our charter and bylaws provide that the affirmative vote of the holders of a majority of the outstanding shares of stock entitled to vote in the election of directors will be required to elect a director. Under the charter, our Board of Directors may amend the bylaws to alter the vote required to elect directors.
Number of Directors; Vacancies; Removal
Our charter provides that the number of directors will be set only by the Board of Directors in accordance with our bylaws. Our bylaws provide that a majority of our entire Board of Directors may at any time increase or decrease the number of directors. However, unless our bylaws are amended, the number of directors may never be less than three nor more than eight. Our charter provides that, pursuant to an election to be subject to the provision of Subtitle 8 of Title 3 of the Maryland General Corporation Law regarding the filling of vacancies on the Board of Directors, except as may be provided by the Board of Directors in setting the terms of any class or series of preferred stock, any and all vacancies on the Board of Directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies, subject to any applicable requirements of the 1940 Act.
Our charter provides that a director may be removed only for cause, as defined in our charter, and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors.
Action by Stockholders
The Maryland General Corporation Law provides that stockholder action can be taken only at an annual or special meeting of stockholders or (unless the charter provides for stockholder action by less than unanimous written consent, which our charter does not) by unanimous written consent in lieu of a meeting. These provisions, combined with the requirements of our bylaws regarding the calling of a stockholder-requested special meeting of stockholders discussed below, may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals
Our bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to the Board of Directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of the Board of Directors or (3) by a stockholder who was a stockholder of record both at the time of provision of notice and at the annual meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to the Board of Directors at a special meeting may be made only (1) by or at the direction of the Board of Directors or (2) provided that the Board of Directors has determined that directors will be elected at the meeting, by a stockholder who was a stockholder of record both at the time of provision of notice and at the special meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.
The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our Board of Directors a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our Board of Directors, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although our bylaws do not give our Board of Directors any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.
Calling of Special Meetings of Stockholders
Our bylaws provide that special meetings of stockholders may be called by the chairman of the Board, our Board of Directors and certain of our officers. Additionally, our bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the stockholders requesting the meeting, a special meeting of stockholders will be called by the secretary of the corporation upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.
Approval of Extraordinary Corporate Action; Amendment of Charter and Bylaws
Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, convert, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless advised by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter generally provides for approval of charter amendments and extraordinary transactions if declared advisable by the Board and approved by the stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter.
Our charter also provides that certain charter amendments and any proposal for our conversion, whether by merger or otherwise, from a closed-end company to an open-end company, any proposal for our liquidation or dissolution or certain amendments to Article IV and Article V of our charter requires the approval of the stockholders entitled to cast at least 80 percent of the votes entitled to be cast on such matter. However, if such amendment or proposal is approved by at least two-thirds of our continuing directors (in addition to approval by our Board of Directors), such amendment or proposal may be approved by a majority of the votes entitled to be cast on such a matter. The “continuing directors” are defined in our charter as our current directors as well as those directors whose nomination for election by the stockholders or whose election by the directors to fill vacancies is approved by a majority of the continuing directors then on the Board of Directors.

Our charter and bylaws provide that the Board of Directors will have the exclusive power to make, alter, amend or repeal any provision of our bylaws.
No Appraisal Rights
Except with respect to appraisal rights arising in connection with the Maryland Control Share Acquisition Act discussed above, as permitted by the Maryland General Corporation Law, our charter provides that stockholders will not be entitled to exercise appraisal rights.

DESCRIPTION OF OUR PREFERRED STOCK
In addition to shares of common stock, our charter authorizes the issuance of preferred stock. We currently have the Non-Traded Preferred Stock and the 5.35% Series A Preferred Stock outstanding. A description of these securities is incorporated by reference herein. See “Incorporation by Reference.” If we offer additional preferred stock under this prospectus, we will issue an appropriate prospectus supplement. We may issue preferred stock from time to time in one or more series, without stockholder approval. Our Board of Directors is authorized to fix for any series of preferred stock the number of shares of such series and the designation, relative powers, preferences and rights, and the qualifications, limitations or restrictions of such series; except that, such an issuance must adhere to the requirements of the 1940 Act, Maryland law and any other limitations imposed by law.
The 1940 Act requires, among other things, that (1) immediately after issuance and before any distribution is made with respect to common stock, the liquidation preference of the preferred stock, together with all other senior securities, must not exceed an amount equal to 66 2/3% of our total assets (taking into account such distribution) and (2) the holders of shares of preferred stock, if any are issued, must be entitled as a class to elect two directors at all times and to elect a majority of the directors if dividends on the preferred stock are in arrears by two years or more.
For any series of preferred stock that we may issue, our Board of Directors will determine and the prospectus supplement relating to such series will describe:
•the designation and number of shares of such series;
•the rate and time at which, and the preferences and conditions under which, any dividends will be paid on shares of such series, the cumulative nature of such dividends and whether such dividends have any participating feature;
•any provisions relating to convertibility or exchangeability of the shares of such series;
•the rights and preferences, if any, of holders of shares of such series upon our liquidation, dissolution or winding up of our affairs;
•the voting powers of the holders of shares of such series;
•any provisions relating to the redemption of the shares of such series;
•any limitations on our ability to pay dividends or make distributions on, or acquire or redeem, other securities while shares of such series are outstanding;
•any conditions or restrictions on our ability to issue additional shares of such series or other securities;
•if applicable, a discussion of certain U.S. Federal income tax considerations; and
•any other relative power, preferences and participating, optional or special rights of shares of such series, and the qualifications, limitations or restrictions thereof.
All shares of preferred stock that we may issue will be identical and of equal rank except as to the particular terms thereof that may be fixed by our Board of Directors, and all shares of each series of preferred stock will be identical and of equal rank except as to the dates from which cumulative dividends thereon will be cumulative.

DESCRIPTION OF OUR DEBT SECURITIES
We currently have the Notes outstanding. However, we may issue additional debt securities in one or more series in the future which, if publicly offered, will be under an indenture to be entered into between us and a trustee. The specific terms of each series of debt securities we publicly offer will be described in the particular prospectus supplement relating to that series. The prospectus supplement may or may not modify the general terms found in this prospectus and will be filed with the SEC. For a complete description of the terms of a particular series of debt securities, you should read both this prospectus and the prospectus supplement relating to that particular series. The description below is a summary with respect to future debt securities we may issue and not a summary of the Notes.
As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by a document called an “indenture.” On March 9, 2012, we entered into an Agreement of Resignation, Appointment and Acceptance (the “Agreement”) with American Stock Transfer & Trust Company, LLC (the “Retiring Trustee”) and U.S. Bank National Association (the “trustee”). Under the Agreement, we formally accepted the resignation of the Retiring Trustee and appointed the trustee under the Indenture, dated as of February 16, 2012 (the “indenture”), by and between us and the Retiring Trustee, as supplemented by the First Supplemental Indenture, dated as of March 1, 2012, by and between us and the Retiring Trustee, as further supplemented by the Second Supplemental Indenture, dated as of March 8, 2012, by and between us and the Retiring Trustee, and as further supplemented by the Joinder Supplemental Indenture, dated as of March 8, 2012, by and among us, the Retiring Trustee and the trustee. We accepted the resignation of the Retiring Trustee and appointed the trustee in order to take advantage of a more efficient money market based system of settling issuances of notes issued pursuant to the indenture not available through the Retiring Trustee. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described in the second paragraph under “Events of Default—Remedies if an Event of Default Occurs.” Second, the trustee performs certain administrative duties for us.
Because this section is a summary, it does not describe every aspect of the debt securities and the indenture. We urge you to read the indenture because it, and not this description, defines your rights as a holder of debt securities. For example, in this section, we use capitalized words to signify terms that are specifically defined in the indenture. Some of the definitions are repeated in this prospectus, but for the rest you will need to read the indenture. We have filed the form of the indenture with the SEC. See “Incorporation by Reference” and “Available Information” for information on how to obtain a copy of the indenture.
The prospectus supplement, which will accompany this prospectus, will describe the particular series of debt securities being offered by including:
•the designation or title of the series of debt securities;
•the total principal amount of the series of debt securities;
•the percentage of the principal amount at which the series of debt securities will be offered;
•the date or dates on which principal will be payable;
•the rate or rates (which may be either fixed or variable) and/or the method of determining such rate or rates of interest, if any;
•the date or dates from which any interest will accrue, or the method of determining such date or dates, and the date or dates on which any interest will be payable;
•the terms for redemption, extension or early repayment, if any;
•the currencies in which the series of debt securities are issued and payable;
•whether the amount of payments of principal, premium or interest, if any, on a series of debt securities will be determined with reference to an index, formula or other method (which could be based on one or more currencies, commodities, equity indices or other indices) and how these amounts will be determined;
•the place or places, if any, other than or in addition to The City of New York, of payment, transfer, conversion and/or exchange of the debt securities;
•the denominations in which the offered debt securities will be issued;
•the provision for any sinking fund;
•any restrictive covenants;
•any events of default;
•whether the series of debt securities are issuable in certificated form;
•any provisions for defeasance or covenant defeasance;
•any special federal income tax implications, including, if applicable, federal income tax considerations relating to original issue discount;
•whether and under what circumstances we will pay additional amounts in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option);

•any provisions for convertibility or exchangeability of the debt securities into or for any other securities;
•whether the debt securities are subject to subordination and the terms of such subordination;
•the listing, if any, on a securities exchange; and
•any other terms.

The debt securities may be secured or unsecured obligations. Under the provisions of the 1940 Act, business development companies are generally able to issue senior securities such that their asset coverage, as defined in the 1940 Act, equals at least 200% of gross assets less all liabilities and indebtedness not represented by senior securities, after each issuance of senior securities. In March 2018, the Small Business Credit Availability Act added Section 61(a)(2) to the 1940 Act, a successor provision to Section 61(a)(1) referenced therein, which reduces the asset coverage requirement applicable to business development companies from 200% to 150% so long as the business development company meets certain disclosure requirements and obtains certain approvals. On May 5, 2020, the Company’s stockholders voted to approve the application of the reduced asset coverage requirements in Section 61(a)(2) to the Company effective as of May 6, 2020. As a result of the stockholder approval, effective May 6, 2020, the asset coverage ratio under the 1940 Act applicable to the Company decreased to 150% from 200%. In other words, under the 1940 Act, the Company is now able to borrow $2 for investment purposes for every $1 of investor equity, as opposed to borrowing $1 for investment purposes for every $1 of investor equity. As a result, the Company will be able to incur additional indebtedness in the future and investors in the Company may face increased investment risk. In addition, the Company’s management fee payable to the Investment Adviser is based on the Company’s average adjusted gross assets, which includes leverage and, as a result, if the Company incurs additional leverage, management fees paid to the Investment Adviser would increase. If our asset coverage ratio declines below 150%, we may not be able to incur additional debt and may need to sell a portion of our investments to repay some debt when it is disadvantageous to do so, and we may not be able to make distributions. Unless the prospectus supplement states otherwise, principal (and premium, if any) and interest, if any, will be paid by us in immediately available funds.
General
The indenture provides that any debt securities proposed to be sold under this prospectus and the attached prospectus supplement (“offered debt securities”) and any debt securities issuable upon the exercise of warrants or upon conversion or exchange of other offered securities (“underlying debt securities”), may be issued under the indenture in one or more series.
For purposes of this prospectus, any reference to the payment of principal of or premium or interest, if any, on debt securities will include additional amounts if required by the terms of the debt securities.
The indenture limits the amount of debt securities that may be issued thereunder from time to time. Debt securities issued under the indenture, when a single trustee is acting for all debt securities issued under the indenture, are called the “indenture securities.” The indenture also provides that there may be more than one trustee thereunder, each with respect to one or more different series of indenture securities. See “Resignation of Trustee” below. At a time when two or more trustees are acting under the indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under the indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under the indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.
The indenture does not contain any provisions that give you protection in the event we issue a large amount of debt.
We refer you to the prospectus supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or our covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.
We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.
Conversion and Exchange
If any debt securities are convertible into or exchangeable for other securities, the prospectus supplement will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement.

Issuance of Securities in Registered Form
We may issue the debt securities in registered form, in which case we may issue them either in book-entry form only or in “certificated” form. Debt securities issued in book-entry form will be represented by global securities. We expect that we will usually issue debt securities in book-entry only form represented by global securities.
We also will have the option of issuing debt securities in non-registered form as bearer securities if we issue the securities outside the United States to non-U.S. persons. In that case, the prospectus supplement will set forth the mechanics for holding the bearer securities, including the procedures for receiving payments, for exchanging the bearer securities, including the procedures for receiving payments, for exchanging the bearer securities for registered securities of the same series, and for receiving notices. The prospectus supplement will also describe the requirements with respect to our maintenance of offices or agencies outside the United States and the applicable U.S. federal tax law requirements.
Book-Entry Holders
We will issue registered debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. This means debt securities will be represented by one or more global securities registered in the name of a depositary that will hold them on behalf of financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities held by the depositary or its nominee. These institutions may hold these interests on behalf of themselves or customers.
Under the indenture, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in book-entry form, we will recognize only the depositary as the holder of the debt securities and we will make all payments on the debt securities to the depositary. The depositary will then pass along the payments it receives to its participants, which in turn will pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities.
As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the debt securities are represented by one or more global securities, investors will be indirect holders, and not holders, of the debt securities.
Street Name Holders
In the future, we may issue debt securities in certificated form or terminate a global security. In these cases, investors may choose to hold their debt securities in their own names or in “street name.” Debt securities held in street name are registered in the name of a bank, broker or other financial institution chosen by the investor, and the investor would hold a beneficial interest in those debt securities through the account he or she maintains at that institution.
For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities and we will make all payments on those debt securities to them. These institutions will pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold debt securities in street name will be indirect holders, and not holders, of the debt securities.
Legal Holders
Our obligations, as well as the obligations of the applicable trustee and those of any third parties employed by us or the applicable trustee, run only to the legal holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a debt security or has no choice because we are issuing the debt securities only in book-entry form.
For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend an indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture), we would seek the approval only from the holders, and not the indirect holders, of the debt securities. Whether and how the holders contact the indirect holders is up to the holders.

When we refer to you, we mean those who invest in the debt securities being offered by this prospectus, whether they are the holders or only indirect holders of those debt securities. When we refer to your debt securities, we mean the debt securities in which you hold a direct or indirect interest.
Special Considerations for Indirect Holders
If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, we urge you to check with that institution to find out:
•how it handles securities payments and notices,
•whether it imposes fees or charges,
•how it would handle a request for the holders’ consent, if ever required,
•whether and how you can instruct it to send you debt securities registered in your own name so you can be a holder, if that is permitted in the future for a particular series of debt securities,
•how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests, and
•if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.
Global Securities
As noted above, we usually will issue debt securities as registered securities in book-entry form only. A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms.
Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities issued in book-entry form.
A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “Special Situations when a Global Security Will Be Terminated”. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a holder of the debt security, but only an indirect holder of a beneficial interest in the global security.
Special Considerations for Global Securities
As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. The depositary that holds the global security will be considered the holder of the debt securities represented by the global security.
If debt securities are issued only in the form of a global security, an investor should be aware of the following:
An investor cannot cause the debt securities to be registered in his or her name, and cannot obtain certificates for his or her interest in the debt securities, except in the special situations we describe below.
•An investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under “Issuance of Securities in Registered Form” above.
•An investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form.
•An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.
•The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way.

•If we redeem less than all the debt securities of a particular series being redeemed, DTC’s practice is to determine by lot the amount to be redeemed from each of its participants holding that series.
•An investor is required to give notice of exercise of any option to elect repayment of its debt securities, through its participant, to the applicable trustee and to deliver the related debt securities by causing its participant to transfer its interest in those debt securities, on DTC’s records, to the applicable trustee.
•DTC requires that those who purchase and sell interests in a global security deposited in its book-entry system use immediately available funds. Your broker or bank may also require you to use immediately available funds when purchasing or selling interests in a global security.
•Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.
Special Situations when a Global Security will be Terminated
In a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-book-entry form (certificated securities). After that exchange, the choice of whether to hold the certificated debt securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of legal holders and street name investors under “Issuance of Securities in Registered Form” above.
The special situations for termination of a global security are as follows:
•if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security, and we do not appoint another institution to act as depositary within 60 days,
•if we notify the trustee that we wish to terminate that global security, or
•if an event of default has occurred with regard to the debt securities represented by that global security and has not been cured or waived; we discuss defaults later under “Events of Default.”
The prospectus supplement may list situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. If a global security is terminated, only the depositary, and not we or the applicable trustee, is responsible for deciding the names of the institutions in whose names the debt securities represented by the global security will be registered and, therefore, who will be the holders of those debt securities.
Payment and Paying Agents
We will pay interest to the person listed in the applicable trustee’s records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That day, usually about two weeks in advance of the interest due date, is called the “record date.” Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”
Payments on Global Securities
We will make payments on a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants, as described under “—Special Considerations for Global Securities.”
Payments on Certificated Securities
We will make payments on a certificated debt security as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make all payments of principal and premium, if any, by check at the office of the applicable trustee in New York, NY and/or at other offices that may be specified in the prospectus supplement or in a notice to holders against surrender of the debt security.
Alternatively, if the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request payment by wire, the holder must give the applicable trustee or other paying agent appropriate transfer instructions at least 15 business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person who is the holder on the relevant regular record date. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.
Payment When Offices Are Closed
If any payment is due on a debt security on a day that is not a business day, we will make the payment on the next day that is a business day. Payments made on the next business day in this situation will be treated under the indenture as if they were made on the original due date, except as otherwise indicated in the attached prospectus supplement. Such payment will not result in a default under any debt security or the indenture, and no interest will accrue on the payment amount from the original due date to the next day that is a business day.
Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on their debt securities.
Events of Default
You will have rights if an Event of Default occurs in respect of the debt securities of your series and is not cured, as described later in this subsection.
The term “Event of Default” in respect of the debt securities of your series means any of the following:
•We do not pay the principal of, or any premium on, a debt security of the series on its due date.
•We do not pay interest on a debt security of the series within 30 days of its due date.
•We do not deposit any sinking fund payment in respect of debt securities of the series on its due date.
•We remain in breach of a covenant in respect of debt securities of the series for 90 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the trustee or holders of at least 25% of the principal amount of debt securities of the series.
•We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur.
•Any other Event of Default in respect of debt securities of the series described in the prospectus supplement occurs.
An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal, premium or interest, if it considers the withholding of notice to be in the best interests of the holders.
Remedies if an Event of Default Occurs
If an Event of Default has occurred and has not been cured, the trustee or the holders of at least 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of a majority in principal amount of the debt securities of the affected series under certain circumstances.
Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability (called an “indemnity”). (Section 315 of the Trust Indenture Act of 1939) If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.
Before you are allowed to bypass your trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:
•You must give your trustee written notice that an Event of Default has occurred and remains uncured.
•The holders of at least 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.
•The trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity.
•The holders of a majority in principal amount of the debt securities must not have given the trustee a direction inconsistent with the above notice during that 60-day period.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date.
Holders of a majority in principal amount of the debt securities of the affected series may waive any past defaults other than:
•the payment of principal, any premium or interest or
•in respect of a covenant that cannot be modified or amended without the consent of each holder.
Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of maturity.
Each year, we will furnish to each trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities or else specifying any default.
Merger or Consolidation
Under the terms of the indenture, we are generally permitted to consolidate or merge with another entity. We are also permitted to sell all or substantially all of our assets to another entity. However, we may not take any of these actions unless all the following conditions are met:
•Where we merge out of existence or sell our assets, the resulting entity must agree to be legally responsible for our obligations under the debt securities.
•The merger or sale of assets must not cause a default on the debt securities and we must not already be in default (unless the merger or sale would cure the default). For purposes of this no-default test, a default would include an Event of Default that has occurred and has not been cured, as described under “Events of Default” above. A default for this purpose would also include any event that would be an Event of Default if the requirements for giving us a notice of default or our default having to exist for a specific period of time were disregarded.
•Under the indenture, no merger or sale of assets may be made if as a result any of our property or assets or any property or assets of one of our subsidiaries, if any, would become subject to any mortgage, lien or other encumbrance unless either (i) the mortgage, lien or other encumbrance could be created pursuant to the limitation on liens covenant in the indenture without equally and ratably securing the indenture securities or (ii) the indenture securities are secured equally and ratably with or prior to the debt secured by the mortgage, lien or other encumbrance.
•We must deliver certain certificates and documents to the trustee.
•We must satisfy any other requirements specified in the prospectus supplement relating to a particular series of debt securities.
Modification or Waiver
There are three types of changes we can make to the indenture and the debt securities issued thereunder.
Changes Requiring Your Approval
First, there are changes that we cannot make to your debt securities without your specific approval. The following is a list of those types of changes:
•change the stated maturity of the principal of, or interest on, a debt security;
•reduce any amounts due on a debt security;
•reduce the amount of principal payable upon acceleration of the maturity of a security following a default;
•adversely affect any right of repayment at the holder’s option;
•change the place (except as otherwise described in the prospectus or prospectus supplement) or currency of payment on a debt security;
•impair your right to sue for payment;
•adversely affect any right to convert or exchange a debt security in accordance with its terms;
•modify the subordination provisions in the indenture in a manner that is adverse to holders of the debt securities;
•reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;
•reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults;
•modify any other aspect of the provisions of the indenture dealing with supplemental indentures, modification and waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants; and
•change any obligation we have to pay additional amounts.

Changes Not Requiring Approval
The second type of change does not require any vote by the holders of the debt securities. This type is limited to clarifications and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect. We also do not need any approval to make any change that affects only debt securities to be issued under the indenture after the change takes effect.
Changes Requiring Majority Approval
Any other change to the indenture and the debt securities would require the following approval:
•If the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of that series.
•If the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.
In each case, the required approval must be given by written consent.
The holders of a majority in principal amount of all of the series of debt securities issued under an indenture, voting together as one class for this purpose, may waive our compliance with some of our covenants in that indenture. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “—Changes Requiring Your Approval.”
Further Details Concerning Voting
When taking a vote, we will use the following rules to decide how much principal to attribute to a debt security:
•For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of these debt securities were accelerated to that date because of a default.
•For debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that debt security described in the prospectus supplement.
•For debt securities denominated in one or more foreign currencies, we will use the U.S. dollar equivalent.
Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later under “Defeasance—Full Defeasance.”
We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding indenture securities that are entitled to vote or take other action under the indenture. If we set a record date for a vote or other action to be taken by holders of one or more series, that vote or action may be taken only by persons who are holders of outstanding indenture securities of those series on the record date and must be taken within eleven months following the record date.
Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.
Defeasance
The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement that the provisions of covenant defeasance and full defeasance will not be applicable to that series.
Covenant Defeasance
Under current United States federal tax law, we can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your debt securities. In order to achieve covenant defeasance, we must do the following:
•If the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and United States government or United States government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

•We must deliver to the trustee a legal opinion of our counsel confirming that, under current United States federal income tax law, we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity.
•We must deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the 1940 Act, as amended, and a legal opinion and officers’ certificate stating that all conditions precedent to covenant defeasance have been complied with.
Full Defeasance
If there is a change in United States federal tax law, as described below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called “full defeasance”) if we put in place the following other arrangements for you to be repaid:
•If the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and United States government or United States government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.
•We must deliver to the trustee a legal opinion confirming that there has been a change in current United States federal tax law or an IRS ruling that allows us to make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity. Under current United States federal tax law, the deposit and our legal release from the debt securities would be treated as though we paid you your share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for your debt securities and you would recognize gain or loss on the debt securities at the time of the deposit.
•We must deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the 1940 Act, as amended, and a legal opinion and officers’ certificate stating that all conditions precedent to defeasance have been complied with.
Form, Exchange and Transfer of Certificated Registered Securities
If registered debt securities cease to be issued in book-entry form, they will be issued:
•only in fully registered certificated form,
•without interest coupons, and
•unless we indicate otherwise in the prospectus supplement, in denominations of $1,000 and amounts that are multiples of $1,000.
Holders may exchange their certificated securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.
Holders may exchange or transfer their certificated securities at the office of their trustee. We have appointed the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves.
Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.
If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.
If any certificated securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.
If a registered debt security is issued in book-entry form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection, since it will be the sole holder of the debt security.

Resignation of Trustee
Each trustee may resign or be removed with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to these series. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.
Indenture Provisions—Subordination
Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any) and interest, if any, on any indenture securities denominated as subordinated debt securities is to be subordinated to the extent provided in the indenture in right of payment to the prior payment in full of all Senior Indebtedness (as defined below), but our obligation to you to make payment of the principal of (and premium, if any) and interest, if any, on such subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal (or premium, if any), sinking fund or interest, if any, may be made on such subordinated debt securities at any time unless full payment of all amounts due in respect of the principal (and premium, if any), sinking fund and interest on Senior Indebtedness has been made or duly provided for in money or money’s worth.
In the event that, notwithstanding the foregoing, any payment or distribution of our assets by us is received by the trustee in respect of subordinated debt securities or by the holders of any of such subordinated debt securities before all Senior Indebtedness is paid in full, the payment or distribution must be paid over, upon written notice to the Trustee, to the holders of the Senior Indebtedness or on their behalf for application to the payment of all the Senior Indebtedness remaining unpaid until all the Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of the Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness upon this distribution by us, the holders of such subordinated debt securities will be subrogated to the rights of the holders of the Senior Indebtedness to the extent of payments made to the holders of the Senior Indebtedness out of the distributive share of such subordinated debt securities.
By reason of this subordination, in the event of a distribution of our assets upon our insolvency, certain of our senior creditors may recover more, ratably, than holders of any subordinated debt securities. The indenture provides that these subordination provisions will not apply to money and securities held in trust under the defeasance provisions of the indenture.
Senior Indebtedness is defined in the indenture as the principal of (and premium, if any) and unpaid interest on:
•our indebtedness (including indebtedness of others guaranteed by us), whenever created, incurred, assumed or guaranteed, for money borrowed (other than indenture securities issued under the indenture and denominated as subordinated debt securities), unless in the instrument creating or evidencing the same or under which the same is outstanding it is provided that this indebtedness is not senior or prior in right of payment to the subordinated debt securities, and
•renewals, extensions, modifications and refinancings of any of this indebtedness.
If this prospectus is being delivered in connection with the offering of a series of indenture securities denominated as subordinated debt securities, the accompanying prospectus supplement will set forth the approximate amount of our Senior Indebtedness outstanding as of a recent date.
The Trustee under the Indenture
U.S. Bank National Association will serve as trustee under the indenture.
Certain Considerations Relating to Foreign Currencies
Debt securities denominated or payable in foreign currencies may entail significant risks. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.

DESCRIPTION OF OUR SUBSCRIPTION RIGHTS
General
We may issue subscription rights to the holders of the class of securities to whom the subscription rights are being distributed, or the Holders to purchase our Securities. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with a subscription rights offering to the Holders, we would distribute certificates evidencing the subscription rights and a prospectus supplement to the Holders on the record date that we set for receiving subscription rights in such subscription rights offering.
The applicable prospectus supplement would describe the following terms of subscription rights in respect of which this prospectus is being delivered:
•the period of time the offering would remain open (which shall be open a minimum number of days such that all record holders would be eligible to participate in the offering and shall not be open longer than 120 days);
•the title of such subscription rights;
•the exercise price for such subscription rights (or method of calculation thereof);
•the ratio of the offering;
•the number of such subscription rights issued to each Holder;
•the extent to which such subscription rights are transferable and the market on which they may be traded if they are transferable;
•if applicable, a discussion of certain U.S. federal income tax considerations applicable to the issuance or exercise of such subscription rights;
•the date on which the right to exercise such subscription rights shall commence, and the date on which such right shall expire (subject to any extension);
•the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities and the terms of such over-subscription privilege;
•any termination right we may have in connection with such subscription rights offering; and
•any other terms of such subscription rights, including exercise, settlement and other procedures and limitations relating to the transfer and exercise of such subscription rights.
Exercise of Subscription Rights
Each subscription right would entitle the holder of the subscription right to purchase for cash such amount of our Securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights would become void.
Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement we will forward, as soon as practicable, the Securities purchasable upon such exercise. To the extent permissible under applicable law, we may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, as set forth in the applicable prospectus supplement.

DESCRIPTION OF OUR WARRANTS
The following is a general description of the terms of the warrants we may issue from time to time. Particular terms of any warrants we offer will be described in the prospectus supplement relating to such warrants.
We may issue warrants to purchase shares of our common stock, preferred stock or debt securities from time to time. Such warrants may be issued independently or together with one of our Securities and may be attached or separate from such securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.
A prospectus supplement will describe the particular terms of any series of warrants we may issue, including the following:
•the title of such warrants;
•the aggregate number of such warrants;
•the price or prices at which such warrants will be issued;
•the currency or currencies, including composite currencies, in which the price of such warrants may be payable;
•the number of shares of common stock, preferred stock or debt securities issuable upon exercise of such warrants;
•the price at which and the currency or currencies, including composite currencies, in which the shares of common stock, preferred stock or debt securities purchasable upon exercise of such warrants may be purchased;
•the date on which the right to exercise such warrants will commence and the date on which such right will expire;
•whether such warrants will be issued in registered form or bearer form;
•if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•if applicable, the number of such warrants issued with each share of common stock, preferred stock or debt securities;
•if applicable, the date on and after which such warrants and the related shares of common stock, preferred stock or debt securities will be separately transferable;
•information with respect to book-entry procedures, if any;
•if applicable, a discussion of certain U.S. federal income tax considerations; and
•any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.
We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.
Under the 1940 Act, we may generally only offer warrants provided that (1) the warrants expire by their terms within ten years; (2) the exercise or conversion price is not less than the current market value at the date of issuance; (3) our stockholders authorize the proposal to issue such warrants, and our Board of Directors approves such issuance on the basis that the issuance is in our best interests and the best interest of our stockholders; and (4) if the warrants are accompanied by other securities, the warrants are not separately transferable unless no class of such warrants and the securities accompanying them has been publicly distributed. The 1940 Act also provides that the amount of our voting securities that would result from the exercise of all outstanding warrants at the time of issuance may not exceed 25% of our outstanding voting securities.

DESCRIPTION OF OUR UNITS
A unit is a separate security consisting of two or more other securities that either may or must be traded or transferred together as a single security. The following is a general description of the terms of the units we may issue from time to time. Particular terms of any units we offer will be described in the prospectus supplement relating to such units. For a complete description of the terms of particular units, you should read both this prospectus and the prospectus supplement relating to those particular units.
We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include contracts for purchase of any such security or debt obligations of third parties, such as U.S. Treasury securities, such that the holder holds each component. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.
A prospectus supplement will describe the particular terms of any series of units we may issue, including the following:
•the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;
•a description of the terms of any unit agreement governing the units;
•a description of the provisions for the payment, settlement, transfer or exchange of the units; and
•whether the units will be issued in fully registered or global form.

CUSTODIAN, TRANSFER AND DIVIDEND PAYING AGENT AND REGISTRAR
Our securities are held under custody agreements by (1) U.S. Bank National Association, (2) Israeli Discount Bank of New York Ltd., (3) Fifth Third Bank, (4) Peapack-Gladstone Bank, (5) Customers Bank, (6) Key Bank National Association, and (7) BankUnited, N.A. The addresses of the custodians are: (1) U.S. Bank National Association, Corporate Trust Services, One Federal Street, 3rd Floor, Boston, MA 02110, Attention: Prospect Capital Corporation Custody Account Administrator; (2) Israeli Discount Bank of New York Ltd., 511 Fifth Avenue, New York, NY 10017, Attention: Prospect Capital Corporation, Account Administrator; (3) Fifth Third Bank, 38 Fountain Square Plaza, MD1090CD, Cincinnati, OH, 45263, Attention: Prospect Capital Corporation Custody Account Administrator; (4) Peapack-Gladstone Bank, 500 Hills Drive, Bedminster, New Jersey 07921, Attention: Prospect Capital Corporation, Account Administrator; (5) Customers Bank, 99 Park Avenue, New York, New York 10016, Attention: Prospect Capital Corporation, Account Administrator; (6) Key Bank National Association, 127 Public Square, Cleveland, Ohio 44114, Attention: Prospect Capital Corporation, Account Administrator; and (7) BankUnited, N.A., 445 Broadhollow Road, Suite 130, Melville, New York 11747, Ref: Prospect Capital Corporation. American Stock Transfer & Trust Company acts as our transfer agent, dividend paying agent and registrar for our common stock. The principal business address of American Stock Transfer & Trust Company is 6201 15th Avenue, Brooklyn, NY 11219, telephone number: (718) 921-8200. Computershare Trust Company, N.A acts as our transfer agent, dividend paying agent and registrar for our preferred stock. The principal business address of Computershare Trust Company, N.A is P.O. Box 505013, Louisville, KY 40233-5013, telephone number: 1-877-373-6374.

BROKERAGE ALLOCATION AND OTHER PRACTICES
Since we generally acquire and dispose of our investments in privately negotiated transactions, we infrequently use brokers in the normal course of our business. We have not paid any brokerage commissions during the three most recent fiscal years. Subject to policies established by our Board of Directors, Prospect Capital Management is primarily responsible for the execution of the publicly-traded securities portion of our portfolio transactions and the allocation of brokerage commissions.
Prospect Capital Management does not expect to execute transactions through any particular broker or dealer, but seeks to obtain the best net results for the Company, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities. While Prospect Capital Management generally seeks reasonably competitive trade execution costs, the Company will not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements, Prospect Capital Management may select a broker based partly upon brokerage or research services provided to it and the Company and any other clients. In return for such services, we may pay a higher commission than other brokers would charge if Prospect Capital Management determines in good faith that such commission is reasonable in relation to the services provided.

LEGAL MATTERS
Certain legal matters regarding the securities offered by this prospectus will be passed upon for the Company by Skadden, Arps, Slate, Meagher & Flom LLP, New York, NY, and Venable LLP as special Maryland counsel.
INDEPENDENT ACCOUNTING FIRMS
BDO USA, LLP is the independent registered public accounting firm of the Company.
AVAILABLE INFORMATION
We have filed a registration statement with the SEC on Form N-2, including amendments, relating to the shares we are offering. This prospectus does not contain all of the information set forth in the registration statement, including any exhibits and schedules it may contain. For further information concerning us or the shares we are offering, please refer to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to describe the material terms thereof but are not necessarily complete and in each instance reference is made to the copy of any contract or other document filed as an exhibit to the registration statement. Each statement is qualified in all respects by this reference.
We file with or submit to the SEC annual, quarterly and current periodic reports, proxy statements and other information meeting the informational requirements of the Exchange Act. The SEC maintains an Internet website that contains reports, proxy and information statements and other information filed electronically by us with the SEC at http://www.sec.gov.
We maintain a website at http://www.prospectstreet.com and we make all of our annual, quarterly and current reports, proxy statements and other publicly filed information available, free of charge, on or through this website. Information contained on our website is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus or any prospectus supplement.
No person is authorized to give any information or represent anything not contained in this prospectus, any accompanying prospectus supplement and any applicable pricing supplement. We are only offering the securities in places where sales of those securities are permitted. The information contained in this prospectus, any accompanying prospectus supplement and any applicable pricing supplement, as well as information incorporated by reference, is current only as of the date of that information. Our business, financial condition, results of operations and prospects may have changed since that date

PROSPECTUS SUPPLEMENT

February 10, 2023

Preferred Capital Securities